UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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THE J. M. SMUCKER COMPANY
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PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2020

THE J. M. SMUCKER COMPANY

July 1, 2020

Dear Fellow Shareholders,

As a shareholder in our Company, you are an important partner in our continued success. We are pleased to invite you to attend our Annual Meeting of Shareholders on Wednesday, August 19, 2020. The meeting will be held virtually at 10:00 a.m. Eastern Time.

Our fiscal year 2020 was a year marked by unprecedented change in the world around us. The COVID-19 crisis continues to have a profound effect, and at The J. M. Smucker Company we are united in our commitment to support those most impacted. We are partnering closely with our suppliers and retail partners to ensure we can deliver necessary food for consumers and their pets, while maintaining our high manufacturing quality standards and supporting employee wellness and our communities.

These actions and commitments are nothing new for Smucker — and all root back to living out our corporate purpose and values, as well as our passion for doing what is right. As a result of the new realities that we are all facing, the connections we help foster have never been more important.

During fiscal year 2020, we continued to make significant progress in the ongoing and necessary transformation of Smucker — one that positions us to succeed now and well into the future. Over the last several years, we have successfully reshaped our portfolio to align with growing categories, delivered innovation consumers truly want, expanded into new distribution channels, and invested in sophisticated data and analytical capabilities to provide enhanced consumer insights. We are also taking additional steps to optimize the Company for sustainable long-term growth. These actions include:

•	Focusing on our three growth imperatives:

—	Lead in the Best Categories: Lead growing categories by enhancing the quality, selection, and availability of products for consumers;

—	Build Brands Consumers Love: Introduce meaningful innovations that deliver on the needs of consumers and their pets and engage them with bold, breakthrough marketing creative; and

—	Be Everywhere: Deliver a consistent experience wherever consumers are looking to engage with our brands and convenience to ensure our products are readily available wherever consumers shop;

•

Evolving our leadership structure to sharpen our focus on strategic initiatives, enhance accountability for business delivery, streamline decision making, and enable greater agility to ensure delivery of strategic and financial priorities; and

•

Operating with a disciplined and focused mindset in support of generating consistent sales and earnings growth, increasing free cash flow, ensuring balanced capital deployment, and improving return on invested capital.

These actions allowed us to deliver financial and operational results in fiscal year 2020 that exceeded our expectations, including:

•	Net sales of $7.8 billion, representing organic growth of 1%

•	Free cash flow of $985.5 million, an increase of 26%

•	Adjusted earnings per share of $8.76, an increase of 6%

We have executed our transformation and delivered these results all while ensuring we have a positive impact on our more than 7,000 employees, our communities, and the planet. This includes a focus on sustainable and ethical sourcing, supporting our employees’ total well-being, strengthening the communities we serve, and ensuring a positive impact on our planet.

Sincerely,

Mark T. Smucker | President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 19, 2020

This proxy statement and the 2020 Annual Report are available at www.proxyvote.com

July 1, 2020

Dear Fellow Shareholders,

I am pleased to share with you the highlights of our work in fiscal year 2020 to ensure oversight and strong governance practices.

As a Board, we collectively place a strong focus on our governance practices and continuously work to evaluate our policies to ensure they reflect the stakeholder-focused mindset we employ across the Company. It is with that lens that we have worked closely with the leadership team to execute the transformation of our Company over the last several years, better positioning us to win in an ever changing and dynamic operating environment.

That transformation has helped produce another year of strong financial results in fiscal year 2020. During the year, we also continued our long history of increasing dividends paid with a 4% increase in the annual dividend rate.

We have also been working to support the management team in helping our Company weather the current COVID-19 crisis. The Board is extremely proud of how we have responded as a Company to support our employees, consumers, customers, partners, and communities. It is the enduring values that Smucker embodies as a company that have ensured strong execution in times of heightened need and earned the trust of our constituents.

During fiscal year 2020, we made a number of changes to our Board that reflect our commitment to ensure we have the right individuals and skills to fulfill the Board’s responsibilities of strategic oversight, succession planning, compliance oversight, and risk management. A broad variety of perspectives and experiences on the Board is critical and contributes to a more effective decision-making process.

In May, we announced the nominations of Susan E. Chapman-Hughes, Executive Vice President and General Manager, Global Head of Digital Capabilities, Transformation and Operations, Global Commercial Services at American Express Company, and Jodi L. Taylor, Chief Financial Officer, Chief Administrative Officer, and Secretary for The Container Store Group, Inc., to our Board. Both bring extensive expertise in critical areas that complement the experience of our current Board members well. Together with Kirk Perry and Dawn Willoughby, we have now added four new independent directors since 2017. Current directors, Gary Oatey and Kathryn Dindo, have decided to retire from our Board at this year’s annual meeting. We thank them both for their years of dedicated service and the critical oversight they provided during a period of tremendous growth for the Company. Both have made invaluable strategic contributions in addition to the leadership they provided as part of our Committees of the Board.

As we head into fiscal year 2021, one of the Board’s key areas of focus is an increased level of direct engagement with our shareholders. We understand that an ongoing and open line of communication on all matters is critical to your investment in the Company, including our operational and financial strategy, risk management, corporate responsibility, and ESG programs.

Our philosophy of corporate responsibility builds upon the wisdom of our founder, Jerome Monroe Smucker. We believe that being responsible means doing the right things and doing things right for our consumers, customers, employees, suppliers, communities, and shareholders – especially in times of crisis. We take our responsibility as global citizens seriously and, with our Basic Beliefs as guideposts and a continuous improvement mindset, we strive to have a positive impact on the lives and livelihoods of those we serve.

We consider environmental, economic, and social sustainability and responsibility to be a core part of good corporate citizenship. This year, we will issue our tenth public report updating constituents on the positive impact we are having on the environment, animals, consumers, employees, and our communities. We continue to make progress in such areas as responsible sourcing, sustainable agriculture, environmental responsibility, animal welfare, and community impact. To learn more, we invite you to read about our corporate responsibility efforts on our website at www.jmsmucker.com.

Thank you for your continued investment and support of The J. M. Smucker Company.

Sincerely,

Richard K. Smucker | Executive Chairman

NOTICE OF

2020 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME

Wednesday, August 19, 2020 | 10:00 a.m. Eastern Time

LIVE WEBCAST

www.virtualshareholdermeeting.com/SJM2020

The Annual Meeting of Shareholders of The J. M. Smucker Company (the “Company,” “we,” “us,” or “our”) will be held for the following purposes:

1	To elect as Directors the twelve nominees named in the proxy statement and recommended by the Board of Directors (the “Board”) whose term of office will expire in 2021;

2	To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm (the “Independent Auditors”) for the 2021 fiscal year;

3	To approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials;

4	To approve The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan; and

5	To consider and act upon any other matter that may properly come before the annual meeting.

Shareholders of record at the close of business on June 22, 2020 are entitled to vote at the annual meeting. All shareholders are invited to attend the virtual annual meeting.

Jeannette L. Knudsen | Chief Legal and Compliance Officer and Secretary

Voting Methods:

VIA THE INTERNET	BY MAIL
Visit www.proxyvote.com	Complete, sign, date, and return
and follow instructions	the enclosed proxy card

BY TELEPHONE	LIVE
Call toll-free (U.S. or Canada)	By attending the virtual annual meeting
1-800-690-6903	and voting

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

2020 Annual Meeting of Shareholders

DATE AND TIME

Wednesday, August 19, 2020 | 10:00 a.m. Eastern Time

LIVE WEBCAST

www.virtualshareholdermeeting.com/SJM2020

WHO CAN VOTE

Shareholders of record at the close of business on June 22, 2020 are entitled to vote at the virtual annual meeting.

Voting Recommendations of the Board

Performance Highlights in FY20

*

For a reconciliation of adjusted earnings per share and free cash flow, see Appendix A. For a description of how we calculate adjusted earnings per share and free cash flow, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2020 Annual Report on Form 10-K, which can be found on our website at investors.jmsmucker.com.

The J. M. Smucker Company 2020 Proxy Statement	1

PROXY SUMMARY

Director Nominees

The following table provides summary information about each of our Director nominees.

		Director Since	Professional Background	Board Committees			Other Public Company Boards
Name	Age			AC*	ECC†	NGCR‡
Susan E. Chapman-Hughes	51	—	Executive Vice President and General Manager, Global Head of Digital Capabilities, Transformation and Operations, Global Commercial Services, American Express Company	—		—	—

Paul J. Dolan	61	2006	Chairman and CEO, Cleveland Indians	—		—	• MSG Networks Inc. • Madison Square Garden Sports Corporation • Madison Square Garden Entertainment Corporation

Jay L. Henderson	64	2016	Retired Vice Chairman, Client Service, PricewaterhouseCoopers LLP		—	—	• Illinois Tools Works Inc. • Northern Trust Corporation

Kirk L. Perry	53	2017	President, Brand Solutions, Google Inc.	—		—	• e.l.f. Beauty, Inc.

Sandra Pianalto	65	2014	Retired President and CEO, Federal Reserve Bank of Cleveland		—	—	• Eaton Corporation plc • Prudential Financial Inc. • FirstEnergy Corporation

Nancy Lopez Russell	63	2006	Founder, Nancy Lopez Golf Company	—	—		—

Alex Shumate	70	2009	Managing Partner, North America, Squire Patton Boggs (US) LLP	—	—		• CyrusOne Inc.

Mark T. Smucker	50	2009	President and CEO, The J. M. Smucker Company	—	—	—	• Kimberly-Clark Corporation

Richard K. Smucker	72	1975	Executive Chairman, The J.M. Smucker Company	—	—	—	—

Timothy P. Smucker	76	1973	Chairman Emeritus, The J. M. Smucker Company	—	—	—	—

Jodi L. Taylor	57	—	Chief Financial Officer, Chief Administrative Officer, and Secretary, The Container Store Group, Inc.		—	—	—

Dawn C. Willoughby	51	2017	Former Executive Vice President and Chief Operating Officer, The Clorox Company	—	—		• TE Connectivity Ltd.

* Audit Committee         † Executive Compensation Committee         ‡ Nominating, Governance, and Corporate Responsibility Committee

Chair    Financial Expert    Independent Director    Lead Independent Director    Member

2	The J. M. Smucker Company 2020 Proxy Statement

             PROXY SUMMARY

Following the annual meeting:

BOARD SIZE
12 Directors Since 2019

BOARD REFRESHMENT
4 new Directors Since 2017

BOARD DIVERSITY
5 of 12 are women 3 of 12 are ethnically diverse

BOARD INDEPENDENCE
9 of 12 are independent

Governance and Sustainability Highlights

Our Governance Philosophy

We place a strong focus on our governance practices and continually evaluate them, taking into consideration evolving expectations and the perspectives of our shareholders. We would like to share with you, our shareholders, our governance activities over this past year, along with some of our key governance practices and perspectives.

The Makeup of Our Board

We consider the skills and expertise of our Directors, along with our Board makeup, to ensure we have the right individuals to fulfill the Board’s responsibilities of strategic oversight, succession planning, compliance oversight, and risk management. We regularly consider new Director candidates, and we utilize the assistance of an external search firm to identify new potential candidates. In developing our Director criteria, we considered feedback from our Board and management, input from key external advisors, and interviews with our investors conducted by an external third party. In fiscal year 2020, we decided to nominate two new Directors who will bring strong expertise and insights in the areas of finance, sales, strategy, digital technology, human resources, operations, and environmental, social, and governance (“ESG”) matters. We believe that it is important to maintain the continuity of our Board by retaining long-tenured Directors, while also adding new Directors who provide new insights and bring different expertise and experiences to the Board. Mark T. Smucker and his leadership team are highly qualified to execute our strategy and to continue our Company’s long history of generating attractive returns for our shareholders, and our Directors will help to support these efforts and provide guidance based on their deep knowledge of our Company and its strategic vision, product categories, innovation platforms, risks, and opportunities.

We also believe that periodic rotations of our Directors are important. Since 2017, we have added four new Directors to our Board. We will continue to consider the appropriate timing for Director rotations to ensure we have the appropriate mix of skills based on our strategic goals and challenges, and to ensure we maintain a diverse Board in regard to expertise, gender, ethnicity, race, age, and cultural and other backgrounds, because a strong, diverse Board provides differing perspectives that yield better decisions.

To facilitate our Director succession planning, in August 2017, we rotated and appointed new Committee members and chairs for the Audit Committee, Executive Compensation Committee (the “Compensation Committee”), and Nominating, Governance, and Corporate Responsibility Committee (the “Nominating Committee” and, collectively with the Audit Committee and the Compensation Committee, the “Committees”). Each independent Director sits on only one Committee. We are focused on orienting new Committee members appropriately for their roles, and we will continue to provide ongoing education sessions for all our Directors. We also encourage our Directors to attend at least one external director educational session each year, and the Company provides reimbursement of expenses for such sessions.

The J. M. Smucker Company 2020 Proxy Statement	3

PROXY SUMMARY

We consider the ratio between independent and non-independent Directors and will have nine independent Directors and three non-independent Directors if our current Director nominees are elected. Since 2015, we have reduced the number of non-independent Directors from five members to three members.

The three non-independent Directors are all Smucker family members, and we believe that including Smucker family members strengthens our Board because of their deep knowledge of the Company, their commitment to the Company and our Basic Beliefs of Quality, People, Ethics, Growth, and Independence (our “Basic Beliefs”), their passion for ensuring continued growth for the Company bearing their name, and their vested interest.

How We View Risk Management

Our Company has always understood the importance of having strong compliance and enterprise risk management practices to protect our business and employees. In fact, Ethics is one of our Basic Beliefs and is core to our culture. Over the past several years, we have taken a more formal approach to managing these two important areas and have expanded the Compliance and Enterprise Risk functions to bring additional focus and visibility to our management and the Board. The functions report to the Chief Legal and Compliance Officer and Secretary, and the Chief Financial Officer provides additional leadership and guidance for the Enterprise Risk function. We believe that these leaders have the appropriate expertise and visibility within the organization to best develop and execute these programs, and such individuals have strong relationships and trust with, as well as direct access to, our Board. Our Enterprise Risk Committee, which is comprised of our executive leadership team, has completed its annual assessment of our enterprise risks, led by our Enterprise Risk team with input from leadership and numerous cross-functional teams. Leaders within our organization have been assigned responsibility for each key risk identified, and we have developed a system for monitoring and reporting these risks to the Board and its Committees. Each Committee is assigned responsibility for specific risks, which we have outlined in our Committee charters and which are further described in this proxy statement.

Our Company has always understood the importance of having strong compliance and enterprise risk management practices to protect our business and employees.

OUR KEY GOVERNANCE PRACTICES

 Adopted proxy access in January 2020

 No poison pill

 Annual election of all Directors

 Majority voting standard for all Directors

 No cumulative voting for election of Directors

 Separation of the Chairman and Chief Executive Officer roles

 Appointment of Lead Independent Director

 Annual Board and Committee self-assessment evaluations

 Executive sessions of independent Directors are scheduled at the end of each regular Board and Committee meeting

 Directors have complete access to management

 Strategic, business, financial, and compliance reviews provided at every Board meeting and enterprise risks reviewed at least two times per year

 Annual advisory vote on executive compensation

 Independent compensation consultant

 Annual peer group compensation market assessment

 Annual compensation risk assessment

 Clawback policy

 Director and executive officer stock ownership guidelines

 No hedging and no pledging stock policies

4	The J. M. Smucker Company 2020 Proxy Statement

             PROXY SUMMARY

For our Company, being responsible means doing the right things and doing things right for our consumers, customers, employees, suppliers, communities, and shareholders.

Our Corporate Responsibility Philosophy

Our philosophy of corporate responsibility builds upon the wisdom of our founder, Jerome Monroe Smucker, a deeply principled man also known for his forward thinking. For our Company, being responsible means doing the right things and doing things right for our consumers, customers, employees, suppliers, communities, and shareholders. We take our responsibility as global citizens seriously and, with our Basic   Beliefs   as  guideposts  and  a  continuous  improvement

Jerome Monroe Smucker

mindset, we strive to have a positive impact on the lives and livelihoods of those we serve. We consider environmental, economic, and social sustainability and responsibility to be among our many roles as a good corporate citizen. This year, we will issue our tenth public report updating constituents on the positive impact we are having on the environment, animals, consumers, employees, and our communities. The Nominating Committee assists the full Board and oversees our program relating to corporate responsibility and sustainability, including ESG matters. In addition, and as noted below, the Compensation Committee holds our Chief Executive Officer responsible for achieving our sustainability goals. We are proud to advance our business goals while respecting the environment, people, and animals and supporting the communities we serve. We continue to make progress in such areas as responsible sourcing, sustainable agriculture, environmental responsibility, animal welfare, and community impact.

To learn more, we invite you to read about our corporate responsibility efforts on our website at www.jmsmucker.com

The J. M. Smucker Company 2020 Proxy Statement	5

PROXY SUMMARY

Our People and Culture

We believe our more than 7,000 employees are our most important asset.

Our founder, Jerome Monroe Smucker, established a culture that puts people at the core of everything we do. Preserving the essence of that culture and ensuring the well-being of our employees remains a critical business priority and responsibility of the Board. Our Basic Beliefs include fair treatment of employees, personal responsibility within the organization, and an inclusive environment and diverse organization that strengthens our Company and enables all employees to reach their full potential. The Board’s role includes ensuring that we continue to implement these beliefs, which support the growth, safety, and well-being of our employees and are essential to driving a successful and sustainable business.

We Value Your Feedback

As we head further into fiscal year 2021, one of the Board’s key areas of focus is an increased level of direct engagement with our shareholders. We understand that an ongoing and open line of communication on all matters is critical to your investment in the Company, including our operational and financial strategy, risk management, corporate responsibility, and ESG programs. We encourage you to share your views with us.

If you would like to write to us, you may do so by addressing your correspondence to:

Corporate Secretary The J. M. Smucker Company One Strawberry Lane Orrville, Ohio 44667	You can also call our Shareholder Services number at 330-684-3838.

Our Basic Beliefs include fair treatment of employees, personal responsibility within the organization, and an inclusive environment and diverse organization that strengthens our Company and enables all employees to reach their full potential.

6	The J. M. Smucker Company 2020 Proxy Statement

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 19, 2020

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the “Guidelines”) are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The Guidelines provide in pertinent part that:

a majority of Directors will be independent, as set forth under the rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”), and as further set forth in the Guidelines;

all members of the Committees will be independent, and there will be at least three members on each of the Committees;

the independent Directors will meet in executive session on a regular basis in conjunction with regularly scheduled meetings of the Board and the Committees, and such meetings will be chaired by the Chair of each of the Committees for each Committee executive session and by the Chair of each of the Committees on a rotating term of two years for each Board executive session (in such role, the “Lead Independent Director”);

the Lead Independent Director will coordinate the activities of the other independent Directors and perform such other duties and responsibilities as the Board may determine, including those set forth below under the heading “Executive Sessions and Lead Independent Director”;

the Board and each of the Committees will conduct an annual self-evaluation;

all non-employee Directors will own a minimum amount of the Company’s common shares as established in our Stock Ownership Guidelines for Directors and Officers, which currently require that non-employee Directors own common shares with a value of no less than five times the annual cash retainer paid to each non-employee Director and that each non-employee Director should strive to attain this ownership threshold within five years of joining the Board;

each Director will attend at least 75% of all regular and special meetings of the Board;

absent specific action by the Board, non-employee Directors will not be eligible for nomination after reaching 72 years of age;

each Director will advise the Executive Chairman in advance of accepting an invitation to serve on the board of another public company;

each Director will advise the Nominating Committee, and offer to resign, if his or her primary professional position or responsibility materially changes to provide the Board an opportunity to review the qualifications of the Director;

no Director will serve concurrently on more than three public company boards, including that of the Company, without prior, unanimous consent of the Board;

the Nominating Committee and the Board will consider a Director’s length of tenure when reviewing Board composition and will seek to maintain an overall balance of experience and continuity, along with fresh perspectives. The Board does not have a Director tenure limit but will consider the impact of a Director’s tenure after he or she has served on the Board for more than 15 years; and

the Corporate Secretary will provide all newly-elected Directors with materials and training in our Director orientation program and will also provide such additional Director training and orientation as appropriate.

The J. M. Smucker Company 2020 Proxy Statement	7

CORPORATE GOVERNANCE

The Guidelines are posted on our website at www.jmsmucker.com. A copy of the Guidelines is available free of charge to any shareholder who submits a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Shareholder Recommendations for Director Nominees

The Nominating Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board for nomination. During fiscal year 2020, the Nominating Committee retained a third-party search firm to locate and identify potential candidates who may meet the needs of the Board and who, with the Chair of the Nominating Committee, recommended Susan E. Chapman-Hughes and Jodi L. Taylor to the Nominating Committee and worked with the Board in reviewing and advancing their candidacies. The Nominating Committee considers all suggestions for membership on the Board, including nominations made by our shareholders. Shareholders’ nominations for Directors must be made in writing and include the nominee’s written consent to the nomination and detailed background information sufficient for the Nominating Committee to evaluate the nominee’s qualifications. Nominations should be submitted to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Corporate Secretary will then forward nominations to the Chair of the Nominating Committee. All recommendations must include qualifications that meet, at a minimum, the following criteria:

Director candidates must be committed to our culture and our Basic Beliefs and will be individuals of integrity, intelligence, and strength of character having a balance of skills, knowledge, diversity, background, and experience beneficial to the Company;

Non-employee Director candidates must meet the independence requirements set forth below under the heading “Director Independence;”

Non-employee Director candidates must be able to effectively carry out responsibilities of oversight of our strategy;

Director candidates should have either significant experience in a senior executive role with a major business organization or relevant experience from other professional backgrounds;

Director candidates should have a working knowledge of corporate governance and corporate responsibility issues and the changing role of boards;

Director candidates should have a firm commitment to attend and participate in Board meetings and related Board activities;

Director candidates should not have any affiliations or relationships with competitive businesses, organizations, or other activities, which could lead to a real or perceived conflict of interest; and

Director candidates should not serve on more than three public company boards, including that of the Company, at any one time without prior, unanimous consent of the Board.

8	The J. M. Smucker Company 2020 Proxy Statement

CORPORATE GOVERNANCE

Board Diversity

We greatly value diversity and the varying perspectives and experiences that emerge from a diverse group of people. Therefore, the Nominating Committee and the Board consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, age, and cultural and other backgrounds, in determining whether an individual is qualified to serve as a Director of the Company. While the Board does not maintain a formal policy regarding diversity, it does consider the diversity of the Board when evaluating Director nominees. Diversity is important because a variety of viewpoints contribute to a more effective decision-making process. The Nominating Committee and the Board also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members who, collectively, possess a range of relevant skills, experience, and expertise.

The J. M. Smucker Company 2020 Proxy Statement	9

CORPORATE GOVERNANCE

Experience, Qualifications, Attributes, Skills, and Diversity of Director Nominees

As mentioned above, in considering each Director nominee and the composition of the Board as a whole, the Nominating Committee looks for a diverse group of experiences, characteristics, attributes, and skills that relate directly to our management and operations. Success in specific categories is a key factor in our overall operational success and creating shareholder value. The Nominating Committee believes that Directors who possess some or all of the following experiences, characteristics, attributes, and skills are better able to provide oversight of our management and long-term and strategic objectives.

Adherence to the Company’s Basic Beliefs

We seek Directors who have an understanding of, and are committed to, our Basic Beliefs. These Basic Beliefs are our values and principles that serve as guideposts for decisions at every level of the Company and cultivate a culture of commitment to each other and to our constituents. Further information regarding our Basic Beliefs can be found on our website at www.jmsmucker.com.

Leadership and Operating Experience

We seek Directors who have significant leadership and operating experience. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They also demonstrate a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. People with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

Independence	We require that a majority of our Directors satisfy the independence requirements of the NYSE and the SEC.
Finance Experience

We believe that it is important for Directors to have an understanding of finance and financial reporting processes. Accurate financial reporting is critical to our success and reputation. We seek to have at least two independent Directors who qualify as “audit committee financial experts,” within the meaning of Regulation S-K promulgated by the SEC (“Regulation S-K”), particularly for service on the Audit Committee. We expect all of our Directors to be financially knowledgeable.

Public Company Board and Corporate Governance Experience

We seek Directors who have experience serving on the boards of other large, publicly traded companies and who have knowledge with respect to public company board governance issues. This experience prepares the Directors to fulfill the Board’s responsibilities of overseeing our business and providing insight and guidance to management.

Corporate Responsibility and Sustainability Experience

We seek Directors who have knowledge of and experience with corporate responsibility and sustainability initiatives to help inform us on best practices and assist us in establishing goals and delivering against those goals.

Operations Experience

We seek Directors with relevant general management or operations experience in the consumer goods industry. In particular, we believe that it is important for Directors to have experience in new and expanding businesses, customer segments, and geographies.

Knowledge of the Company	We deem it important to have Directors who have in-depth knowledge of the Company and our industry, operations, business segments, products, compliance requirements, risks, strategy, and culture.
Diversity

We greatly value diversity and the varying perspectives and experiences that emerge from a diverse group of people. Because of this, we believe diversity in our Board is important, including, for example, with respect to their gender, ethnicity, race, age, and cultural and other backgrounds.

Marketing or Public Relations Experience	As a manufacturer and marketer of branded food products, we seek Directors who have a diverse range of marketing or public relations experience.
Mergers and Acquisitions Experience	We have been, and believe we will continue to be, active in acquiring other companies that fit our strategy and, therefore, seek Directors with relevant mergers and acquisitions experience.

10	The J. M. Smucker Company 2020 Proxy Statement

CORPORATE GOVERNANCE

The Board believes that all of the Directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications, and skills that the Board considered in determining that each such person should serve as a Director are included in their individual biographies and also summarized further in the following table:

Director Qualifications and Experience

Adherence to the Company’s Basic Beliefs Understand and adhere to the Company’s Basic Beliefs	●	●	●	●	●	●	●	●	●	●	●	●

Leadership and Operating Experience Significant leadership and operating experience	●	●	●	●	●		●	●	●	●	●	●

Independence Satisfy the independence requirements of the NYSE and the SEC	●	●	●	●	●	●	●				●	●

Finance Experience Possess the background, knowledge, and experience to provide the Company with valuable insight in overseeing the Company’s finances	●	●	●	●	●			●	●	●	●	●

Public Company Board and Corporate Governance Experience Experience serving on the boards of other large, publicly traded companies	●	●	●	●	●		●	●	●	●		●

Corporate Responsibility and Sustainability Experience Knowledge of and experience with corporate responsibility and sustainability initiatives	●							●	●	●	●	●

Operations Experience General management or distribution operations experience in the consumer goods industry				●		●		●	●	●	●	●

Knowledge of the Company Experience with the Company for a period in excess of ten years		●				●	●	●	●	●

Diversity Contribute to the Board in a way that enhances perspectives through diversity in gender, ethnicity, race, age, and cultural and other backgrounds	●				●	●	●				●	●

Marketing or Public Relations Experience Possess unique experience or insight into marketing or public relations matters	●	●	●	●		●		●	●	●	●	●

Mergers and Acquisition Experience Possess experience or insight related to the mergers and acquisitions area	●		●	●			●	●	●	●	●	●

The J. M. Smucker Company 2020 Proxy Statement	11

CORPORATE GOVERNANCE

Director Resignation Policy

In connection with the adoption of a majority voting standard for uncontested elections of Directors, the Board adopted a Director resignation policy to address the situation in which one or more incumbent Directors fail to receive the required majority vote for re-election in an uncontested election. Under Ohio law, an incumbent Director who is not re-elected would remain in office as a “holdover” Director until his or her successor is elected. This Director resignation policy provides that an incumbent Director who is not re-elected with more “for” votes than “against” votes in an uncontested election will be expected to tender to the Board his or her resignation as a Director promptly following the certification of the election results. The Nominating Committee would then consider each tendered resignation and recommend to the Board whether to accept or reject each such tendered resignation. The Board would act on each tendered resignation, taking into account its fiduciary duties to the Company and our shareholders and the Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Nominating Committee, in making its recommendation, and the Board in making its decision, may consider any factors or other information with respect to any tendered resignation that they consider appropriate, including, without limitation:

the stated reason for such Director’s failure to receive the approval of a majority of votes cast;

the percentage of votes cast against such Director; and

the performance of such Director.

Following the Nominating Committee’s recommendation and the Board’s decision, the Board will promptly and publicly disclose its decision whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. If a Director’s tendered resignation is rejected, he or she would continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If a Director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of Directors, in each case pursuant to the provisions of and to the extent permitted by the Company’s Amended Regulations (the “Regulations”). Any Director who tenders his or her resignation pursuant to this policy would abstain from providing input or voting on the Nominating Committee’s recommendation or the Board’s action regarding whether to accept or reject the tendered resignation. While this description reflects the terms of the Board’s current Director resignation policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director resignation policy is posted on our website at www.jmsmucker.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Director Independence

We require that a majority of our Directors be “independent” as defined by the rules of the NYSE and the SEC. We may, in the future, amend the Guidelines to establish such additional criteria as the Board determines to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that the following nine non-employee Directors are independent Directors: Kathryn W. Dindo, Paul J. Dolan, Jay L. Henderson, Gary A. Oatey, Kirk L. Perry, Sandra Pianalto, Nancy Lopez Russell, Alex Shumate, and Dawn C. Willoughby. Kathryn W. Dindo and Gary A. Oatey will be retiring from the Board when their current terms expire on August 19, 2020. The Board has also determined that Susan E. Chapman-Hughes and Jodi L. Taylor, who have been nominated by the Board to stand for election at the 2020 annual meeting of shareholders, will be independent Directors.

In general, “independent” means that a Director has no material relationship with us or any of our subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and, generally, is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from our management.

The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.

12	The J. M. Smucker Company 2020 Proxy Statement

CORPORATE GOVERNANCE

The following standards will be applied by the Board in determining whether individual Directors qualify as “independent” under the rules of the NYSE and the SEC. To the extent that these standards are more stringent than the rules of the NYSE or the SEC, such standards will apply. References to the Company include our consolidated subsidiaries.

No Director will be qualified as independent unless the Board affirmatively determines that the Director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. We will disclose these affirmative determinations on an annual basis.

No Director who is a former employee of ours can be deemed independent until three years after the end of his or her employment relationship with us.

No Director whose immediate family member is a former executive officer of the Company can be deemed independent until three years after the end of such executive officer’s relationship with us.

No Director who receives, or whose immediate family member receives, more than $120,000 in direct compensation from the Company in any twelve-month period within the past three years, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be ‘independent’ until three years after he or she ceases to receive more than $120,000 in any twelve-month period in such compensation during such time period.

No Director can be deemed independent if the Director (i) is a current partner or employee of a firm that is our internal or external auditor; (ii) has an immediate family member who is a current partner of such a firm; (iii) has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) was, or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time.

No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

No Director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues can be deemed independent until three years after falling below such threshold.

No Director can be independent if we have made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by us to such charitable organization in any single fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

In its review and application of the criteria used to determine independence, the Board considered the fact that we do business with organizations directly or indirectly affiliated with Paul J. Dolan and Kirk L. Perry, and affirmatively determined that the amounts paid to the entities affiliated with these individuals do not meet the threshold which would create an issue under the standards for determining independence.

The value of advertising and promotional activities sponsored with the Cleveland Indians organization, of which Mr. Dolan is the Chairman and Chief Executive Officer, in fiscal year 2020 was approximately $295,515 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the Cleveland Indians.

The value of advertising services provided to us by Google Inc., of which Kirk L. Perry is the President, Brand Solutions, in fiscal year 2020 was approximately $15,776,300 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of Google Inc.

The J. M. Smucker Company 2020 Proxy Statement	13

CORPORATE GOVERNANCE

Structure of the Board of Directors

Executive Chairman and Chief Executive Officer as Directors

The Regulations provide that one person may hold the positions of Executive Chairman and Chief Executive Officer. However, our Executive Chairman and Chief Executive Officer roles are currently held by different individuals. In addition, a majority of our Directors are independent, and the Board has a Lead Independent Director. Richard K. Smucker, our former Chief Executive Officer, currently serves as Executive Chairman. The Board believes that a current or former Chief Executive Officer is best situated to serve as Executive Chairman because he is one of the Directors most familiar with our business and industry. The Board also believes that having a current or former Chief Executive Officer serve as Executive Chairman provides an efficient and effective leadership model for us by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight, and expertise from outside the Company and industry, while the Executive Chairman and the Chief Executive Officer bring Company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of its strategy once it is developed. The Board believes that its current management structure, together with independent Directors having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for us; with a current or former Chief Executive Officer serving as Executive Chairman, there is unified leadership and a focus on strategic development and execution, while the independent Directors help assure independent oversight of management.

Board’s Role in Risk Oversight

Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face. The Board, on the other hand, has responsibility for the oversight of risk management. In that role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board meets regularly with senior management, including executive officers, to discuss strategy and risks facing the Company, including new and potentially disruptive risks such as those posed by the COVID-19 pandemic. Senior management attends the Board’s quarterly meetings, as well as certain Committee meetings, to address any questions or concerns raised by the Board on risk management and any other matters. The Company’s Chief Legal and Compliance Officer and Secretary manages the Company’s compliance function and, along with the Vice Chair and Chief Financial Officer, the enterprise risk function, attends all Board meetings and Committee meetings that do not overlap, and provides periodic updates on risks and compliance issues facing the Company and the industry. Each quarter, the Board receives presentations from senior management on business operations, financial results, and strategic, risk, and compliance issues. In addition, senior management holds regular strategic planning sessions to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board.

The Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to management of major financial risk exposures, including in the areas of financial reporting, internal controls, hedging strategies, cybersecurity, and reviewing potential conflicts of interest. Risk assessment reports are regularly provided by management and our internal auditors to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further below in this proxy statement and developing stock ownership and clawback guidelines for our executive officers. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership, and structure, succession planning for Directors and executive officers, and corporate governance, including monitoring corporate governance issues, overseeing the Company’s corporate responsibility and sustainability programs (including ESG matters), and developing Director self-evaluations.

14	The J. M. Smucker Company 2020 Proxy Statement

CORPORATE GOVERNANCE

All Committees report back to the full Board at Board meetings as to the Committee’s activities and matters discussed and reviewed at the Committee’s meeting. In addition, the Board is encouraged to participate in internal and external Director education courses to keep apprised of current issues, including areas of risk.

Communications with the Board

Shareholders and others who wish to communicate with members of the Board as a group, with non-employee Directors as a group, or with individual Directors, may do so by writing to the following address:

The J. M. Smucker Company

c/o Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

The Directors have requested that the Corporate Secretary act as their agent in processing any communications received. All communications that relate to matters within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate executive officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

Code of Business Conduct and Ethics

Ethics is one of our Basic Beliefs and is fundamental to our business. We emphasize that ethical conduct is vital to ensure successful, sustained business and business relationships. Our Code of Business Conduct and Ethics (the “Code of Conduct”) is an extension of our long-standing principles and values. It applies to our employees, officers, and Directors. The Code of Conduct is a resource which guides daily conduct in the workplace, and employees are expected to reference it frequently. The Code of Conduct outlines our expectations across numerous areas and situations in which ethical choices might be necessary, such as creating a positive work environment; engaging with customers, suppliers, and competitors; handling confidential information and conflicts of interest; the exchange of gifts, meals, and entertainment; avoiding bribery and corruption and insider trading; and rules regarding advertising and product labeling. Employees and Directors are required to review and acknowledge the Code of Conduct on an annual basis and receive training at least every three years. Additionally, employees receive annual compliance training on key topics throughout the year.

Any amendments of the Code of Conduct and any waivers of the Code of Conduct for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board or by a Committee of the Board to which authority to issue such waivers has been delegated by the Board. Any amendments or waivers of the Code of Conduct will be promptly disclosed to the public, as required by applicable law, and will be disclosed on our website at www.jmsmucker.com. Waivers of the Code of Conduct for any other employee may be made only by an authorized officer of the Company.

The Code of Conduct is posted on our website at www.jmsmucker.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Procedures for Reporting Ethical, Accounting, Auditing, and Financial Related Issues

The Board has established procedures for employees to report violations of the Code of Conduct or complaints regarding accounting, auditing, and financial-related matters to their manager or supervisor, to the Chief Legal and Compliance Officer and Secretary, or directly to the Audit Committee. Reports to the Chief Legal and Compliance Officer and Secretary may be made in writing, by telephone, in person, or may be submitted anonymously through the Smucker Voice Line, which is managed by an independent third-party service provider and is available 24 hours a day, 7 days a week, in multiple languages, and can be accessed via phone or through the Internet at www.jmsmucker.com/contact. Specifically, via phone in the U.S. and Canada, employees or concerned individuals can call toll-free 1-844-319-9352; in other countries, employees or concerned individuals can access the applicable country number at www.jmsmucker.com/contact. We forbid retaliation, or threats of retaliation, against our employees who, in good faith, report violations of the Code of Conduct.

The J. M. Smucker Company 2020 Proxy Statement	15

ELECTION OF DIRECTORS

(Proposal 1 on the proxy card)

The Board currently has 12 Directors, and the Regulations fix the number of Directors at 12. After many years of distinguished service, Kathryn W. Dindo and Gary A. Oatey will be retiring from the Board when their current terms expire on August 19, 2020. We appreciate Ms. Dindo and Mr. Oatey for their years of service and thank them for their valuable guidance during their tenures with the Company. All remaining Directors will be up for election at the annual meeting of shareholders to hold office for a term of one year. In addition, Susan E. Chapman-Hughes and Jodi L. Taylor have been nominated by the Board to stand for election at the annual meeting. Unless instructed otherwise, the proxies intend to vote FOR the election of these nominees.

Each nominee has agreed to serve if elected. If any nominee declines, is unable to accept such nomination, or is unable to serve (an event which is not expected), the Board reserves the right in its discretion to substitute another person or nominee or to reduce the number of nominees. In this event, the proxy, with respect to such nominee or nominees, will be voted for such other person or persons as the Board may recommend.

The members of the Board, including those who are listed in this proxy statement as nominees for election, with information about each of them based on data furnished to us by these persons as of July 1, 2020, are as follows:

Nominees for Election as Directors Whose Proposed Terms Would Expire at the 2021 Annual Meeting

SUSAN E. CHAPMAN- HUGHES Age: 51

Professional Experience

Ms. Chapman-Hughes has been the Executive Vice President and General Manager, Global Head of Digital Capabilities, Transformation and Operations, Global Commercial Services of American Express Company, a financial services corporation, since February 2018. Prior to this role, Ms. Chapman-Hughes served in several Senior Vice President level positions since joining American Express Company in 2010, including Senior Vice President, US Large Market, Global Corporate Payments from December 2014 through February 2018; Senior Vice President, US Account Development, Global Corporate Payments from November 2013 through December 2014; and Senior Vice President, Global Real Estate and Workplace Enablement from July 2010 through November 2013. Ms. Chapman-Hughes also served as the Global Chief Administrative Officer and Head of Operations and Strategy, Citi Realty Services for Citigroup, Inc. from 2004 through 2010. In addition, Ms. Chapman-Hughes served as a director, the chair of the compensation committee, and a member of the nominating and governance committee of Potbelly Corporation, a publicly traded restaurant company, from May 2014 through June 2020.

Skills and Qualifications

The Board concluded that Ms. Chapman-Hughes should serve as a Director primarily due to her significant experience in managing and overseeing businesses, as well as her strong corporate governance experience as a member of a public company board. Specifically, Ms. Chapman-Hughes brings leadership and operating skills through her current and former roles with American Express Company and Citigroup, Inc. Ms. Chapman-Hughes’s background enables her to provide valuable insights to the Board, particularly in sales, strategy, digital capabilities and technology, innovation, change management, and overseeing our executive compensation and environmental, social, and governance practices.

16	The J. M. Smucker Company 2020 Proxy Statement

ELECTION OF DIRECTORS

PAUL J. DOLAN Age: 61 Director Since: 2006 Committee: Executive Compensation (Chair)

Professional Experience

Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since November 2010, after having served as President since January 2004 and as Vice President and General Counsel since February 2000. He is also a director of MSG Networks Inc., a publicly traded sports and entertainment media company; Madison Square Garden Sports Corp., a publicly traded sports company; Madison Square Garden Entertainment Corp., a publicly traded entertainment company; and Dix & Eaton, a privately-owned communications and public relations firm. Mr. Dolan served as a director of Cablevision Systems Corporation, a publicly traded telecommunications and media company, from May 2015 until its acquisition in September 2015. Mr. Dolan also served as Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from January 2006 through December 2012. The Board unanimously approved Mr. Dolan serving on four public company boards, as required under the Guidelines.

Skills and Qualifications

The Board concluded that Mr. Dolan should serve as a Director primarily due to his long experience in managing businesses, his experience serving on the boards of other companies and numerous non-profit organizations, and his significant knowledge of the evolving needs and preferences of consumers. Specifically, Mr. Dolan has gained significant leadership, operating, and marketing experience in his positions with the Cleveland Indians and Fast Ball Sports Productions. This background enables Mr. Dolan to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing executive compensation practices.

JAY L. HENDERSON Age: 64 Director Since: 2016 Committee: Audit (Chair)

Professional Experience

Mr. Henderson retired as Vice Chairman, Client Service at PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in June 2016, a position he held since 2007. He also served as PricewaterhouseCoopers’ Managing Partner of the Greater Chicago Market from 2003 through 2013 and Managing Partner of the Cleveland Office from 1993 through 2002. During his career at PricewaterhouseCoopers, Mr. Henderson gained significant experience working with the boards and audit committees of Fortune 500 companies and has managed major client relationships across multiple markets and industry sectors. He is the lead director and a member of the corporate governance, audit, executive, and capital governance committees of Northern Trust Corporation, a publicly traded financial holding company, and a director and member of the audit and finance committees of Illinois Tool Works Inc., a publicly traded global multi-industrial manufacturer of specialized industrial equipment, consumables, and related service businesses. Mr. Henderson is also a member of the boards of several non-profit organizations.

Skills and Qualifications

The Board concluded that Mr. Henderson should serve as a Director primarily due to his extensive experience in managing and overseeing businesses, his experience working with the boards and audit committees of large public companies, and his experience serving as a director of public companies and non-profit organizations. Specifically, Mr. Henderson brings leadership and operating skills through his former roles with PricewaterhouseCoopers. He has also been a Certified Public Accountant since 1977. Mr. Henderson’s background enables him to provide valuable insights to the Board, particularly in overseeing the Company’s finances.

The J. M. Smucker Company 2020 Proxy Statement	17

ELECTION OF DIRECTORS

KIRK L. PERRY Age: 53 Director Since: 2017 Committee: Executive Compensation

Professional Experience

Mr. Perry has been the President, Brand Solutions of Google Inc., a multinational technology company, since December 2013. Prior to his career at Google Inc., Mr. Perry spent twenty-three years with The Procter & Gamble Company, where he held several positions of increasing responsibility in marketing and general management roles, including President, Global Family Care from May 2011 to December 2013. Mr. Perry has served as a director of e.l.f. Beauty, Inc., a publicly traded cosmetics company, since September 2016, and he previously served as a director of the Hillerich & Bradsby Co. (Louisville Slugger), a privately-owned sporting goods manufacturer, from September 2013 to August 2016. He is also a member of the boards of several non-profit organizations.

Skills and Qualifications

The Board concluded that Mr. Perry should serve as a Director primarily due to his extensive operational experience in marketing and brand management and his experience serving as a director of other organizations. Specifically, Mr. Perry brings leadership and operating skills through his current and former roles with Google Inc. and The Procter & Gamble Company. Mr. Perry’s background enables him to provide valuable insights to the Board, particularly in marketing, operations, general management, consumer products, technology, and digital media.

SANDRA PIANALTO Age: 65 Director Since: 2014 Committee: Audit

Professional Experience

Ms. Pianalto retired in May 2014 as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to that time, she served as First Vice President and Chief Operating Officer, since 1993, Vice President and Secretary to the Board of Directors, since 1988, and Assistant Vice President of Public Affairs, since 1984. Prior to retiring, Ms. Pianalto also chaired the Federal Reserve’s Financial Services Policy Committee, which is a committee of senior Federal Reserve Bank officials responsible for overall direction of financial services and related support functions for the Federal Reserve Banks and for leadership in the evolving U.S. payment system. She is a director, the chair of the finance committee, and a member of the audit committee of Eaton Corporation plc, a publicly traded power management company. She is also a director and member of the audit and compensation committees of FirstEnergy Corp., a publicly traded utility holding company, and a director and member of the finance, corporate governance and business ethics, and corporate social responsibility oversight committees of Prudential Financial, Inc., a publicly traded financial services institution. Ms. Pianalto is also a member of the boards of several non-profit organizations. The Board unanimously approved Ms. Pianalto serving on four public company boards, as required under the Guidelines.

Skills and Qualifications

The Board concluded that Ms. Pianalto should serve as a Director primarily due to her vast experience in monetary policy and financial services and her experience serving as a director of other public companies. Specifically, Ms. Pianalto brings leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As the President and Chief Executive Officer of the Federal Reserve Bank of Cleveland, she oversaw 950 employees in Cleveland, Cincinnati, and Pittsburgh who conducted economic research and supervised financial institutions. Ms. Pianalto’s background enables her to provide valuable insights to the Board, particularly in overseeing the Company’s finances.

18	The J. M. Smucker Company 2020 Proxy Statement

ELECTION OF DIRECTORS

NANCY LOPEZ RUSSELL Age: 63 Director Since: 2006 Committee: Nominating

Professional Experience

In 2000, Ms. Lopez Russell founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment and clothing for women. In 2015, she founded Nancy Lopez Golf Adventures, which provides golf instruction and golf travel adventures domestically and internationally. Ms. Lopez Russell is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (“LPGA”) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. She also serves as a member of the Commissioner Advisory Board and the Foundation Board of the LPGA. In 2003, Ms. Lopez Russell was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women.

Skills and Qualifications

The Board concluded that Ms. Lopez Russell should serve as a Director primarily due to her leadership experience and her extensive knowledge regarding the evolving needs and preferences of consumers. As the founder of her own business, Ms. Lopez Russell has gained significant leadership, operating, and marketing experience. She is also active in several charitable causes. Ms. Lopez Russell’s blend of business expertise and philanthropic interests, together with her experience in dealing with the public and media as a renowned professional athlete, enables her to provide the Board with valuable perspectives on our management, strategy, and risks.

ALEX SHUMATE Lead Independent Director Age: 70 Director Since: 2009 Committee: Nominating (Chair)

Professional Experience

Mr. Shumate is the Managing Partner, North America of Squire Patton Boggs (US) LLP, where he has practiced law since February 1988. Mr. Shumate is also the chairman of the board, lead director, and a member of the governance and nominating committee of CyrusOne Inc., a publicly traded provider of data center consulting services, and a trustee on The Ohio State University Board of Trustees. From July 2005 to January 2013, he served as a director of Cincinnati Bell, Inc., a publicly traded provider of voice and data telecommunications products and services. He also served as a director of the Wm. Wrigley Jr. Company from 1998 until its acquisition in 2008, as well as Nationwide Financial Services, Inc. from 2002 until its acquisition in 2009.

Skills and Qualifications

The Board concluded that Mr. Shumate should serve as a Director primarily due to his significant legal background and his experience in managing a business and serving as a director of other public companies and as a trustee of several non-profit organizations. Mr. Shumate has practiced law for nearly 40 years and was named a Lawyer of the Year by Best Lawyers in 2018 and an Ohio Super Lawyer by Law and Politics magazine. In 2019, he was honored by Columbus Business First as one of the region’s Most-Admired Executives, and in 2020 he was named to the Power 100 list of 2020’s most influential leaders. Together with his service as a director of other public companies, Mr. Shumate’s background allows him to provide valuable insights to the Board, particularly in regard to corporate governance and risk issues that we confront.

The J. M. Smucker Company 2020 Proxy Statement	19

ELECTION OF DIRECTORS

MARK T. SMUCKER Age: 50 Director Since: 2009 Committee: None

Professional Experience

Mr. Smucker has been our President and Chief Executive Officer since May 2016. Prior to that time, he served as President and President, Consumer and Natural Foods, from April 2015 through April 2016, President, U.S. Retail Coffee, from May 2011 through March 2015, President, Special Markets, from August 2008 through April 2011, Vice President, International, from July 2007 through July 2008, and Vice President, International and Managing Director, Canada, from May 2006 through June 2007. He is a director and member of the audit committee of Kimberly-Clark Corporation, a publicly traded global company that manufactures and sells consumer products. Mr. Smucker is the son of Timothy P. Smucker, who serves as a Director of the Company, and the nephew of Richard K. Smucker, who serves as a Director and executive officer of the Company.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our President and Chief Executive Officer, his significant knowledge of the Company gained from more than 20 years of experience in various positions within the Company, and his experience serving as a director of the Consumer Brands Association and FMI - The Food Industry Association and a former director and member of the compensation committee of GS1 U.S. The Board believes that the perspectives that Mr. Smucker brings to the Board are particularly valuable in light of the significance of the coffee and consumer foods businesses to the Company. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

RICHARD K. SMUCKER Age: 72 Director Since: 1975 Committee: None

Professional Experience

Mr. Smucker has been our Executive Chairman since May 2016. He served as Chief Executive Officer from August 2011 through April 2016, Co-Chief Executive Officer from February 2001 through August 2011, Executive Chairman from August 2008 through August 2011, and President from August 1987 through April 2011. He was a director of The Sherwin-Williams Company, a publicly traded manufacturer of coatings and related products, from September 1991 through April 2016. Mr. Smucker also served as a director of the Cleveland Federal Reserve Bank from January 2010 through December 2015. Mr. Smucker is the brother of Timothy P. Smucker, who serves as a Director of the Company, and the uncle of Mark T. Smucker, who serves as a Director and executive officer of the Company.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our Executive Chairman and former Chief Executive Officer, his intimate knowledge of the Company, his experience serving as a director of other private and public companies, and his financial knowledge and experience. The Board believes that Mr. Smucker’s extensive experience in and knowledge of our business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and our business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

20	The J. M. Smucker Company 2020 Proxy Statement

ELECTION OF DIRECTORS

TIMOTHY P. SMUCKER Age: 76 Director Since: 1973 Committee: None

Professional Experience

Mr. Smucker has been our Chairman Emeritus since May 2016. He served as Chairman of the Board from August 1987 through April 2016 and as Co-Chief Executive Officer from February 2001 through August 2011. Mr. Smucker is the Chairman Emeritus of the GS1 Management Board, a leading global organization dedicated to the design and implementation of global standards and solutions to improve the efficiency and visibility of the supply and demand chains globally and across sectors. In addition, Mr. Smucker serves as a trustee on The Ohio State University Board of Trustees. Mr. Smucker is the brother of Richard K. Smucker and the father of Mark T. Smucker, both of whom serve as Directors and executive officers of the Company. The Board unanimously approved Mr. Smucker’s nomination as a Director although he has attained age 72, as required under the Guidelines.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our Chairman Emeritus, his intimate knowledge of the Company, and his experience serving as a director of other private and public companies. The Board believes that Mr. Smucker’s extensive experience in and knowledge of our business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and our business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

JODI L. TAYLOR Age: 57

Professional Experience

Ms. Taylor has served as the Chief Financial Officer of The Container Store Group, Inc., a publicly traded specialty retailer of storage and organization products, since December 2007. She added the responsibilities of Secretary in October 2013 and Chief Administrative Officer in July 2016. Prior to joining The Container Store Group, Inc., Ms. Taylor spent nine years as the Chief Financial Officer and Secretary of Harold’s Stores, Inc., a regional specialty retailer of high-end apparel. Prior to that role, she served as Chief Financial Officer, Secretary and Treasurer of Baby Superstore, Inc., which merged with Toys “R” Us, Inc. under her leadership. Ms. Taylor also served as a director of Baby Superstore, Inc. from 1994 through 1997. Ms. Taylor has been a certified public accountant since 1984, starting with an accounting role at Deloitte.

Skills and Qualifications

The Board concluded that Ms. Taylor should serve as a Director primarily due to her extensive experience in managing and overseeing the businesses of both public and private companies, and her long career in the consumer retail and packaged goods industries. Specifically, Ms. Taylor brings significant leadership, finance, operating, and governance skills through her positions with The Container Store, Inc., Harold’s Stores, Inc., and Baby Superstore, Inc. Ms. Taylor’s background enables her to provide valuable insights to the Board, particularly in strategy, compliance, risk management, and human resources, and in overseeing the Company’s finances and environmental, social, and governance areas.

The J. M. Smucker Company 2020 Proxy Statement	21

ELECTION OF DIRECTORS

DAWN C. WILLOUGHBY Age: 51 Director Since: 2017 Committee: Nominating

Professional Experience

Ms. Willoughby was the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from September 2014 through January 2019. She also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she was initially hired in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management. In May 2013, she was named one of the most influential women in the Bay Area by the San Francisco Business Times. Ms. Willoughby is a director and member of the management development and compensation committee of TE Connectivity Ltd., a publicly traded global company that provides connectivity and sensor solutions.

Skills and Qualifications

The Board concluded that Ms. Willoughby should serve as a Director primarily due to her extensive leadership experience at consumer goods companies and her experience serving as a director of other organizations. Specifically, Ms. Willoughby brings leadership and operating skills through her former roles with The Clorox Company and The Procter & Gamble Company, and insights regarding sustainability through her former role with The Clorox Company. Ms. Willoughby’s background enables her to provide valuable insights to the Board, particularly in management, strategy, sales, marketing, and sustainability.

The Board unanimously recommends a vote FOR each of the nominees named in this proxy statement for election to the Board.

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BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2020, there were seven meetings of the Board. All Directors are required to attend at least 75% of the total number of Board and Committee meetings for which they were eligible. During fiscal year 2020, all Directors attended at least 75% of the total number of Board and Committee meetings for which they were eligible. We have not adopted a formal policy requiring Directors to attend the annual meeting of shareholders. However, all Directors attended the 2019 annual meeting of shareholders.

The Board has a Nominating Committee, a Compensation Committee, and an Audit Committee. All Committees are comprised entirely of independent Directors in accordance with the NYSE listing standards. Each Committee operates under a written charter, which is posted on our website at www.jmsmucker.com. A copy of each charter will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. Each Committee believes that its charter is an accurate and adequate statement of such Committee’s responsibilities, and each Committee reviews its charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

The table below shows current members of each of the Committees and the number of meetings held by each Committee in fiscal year 2020. If Susan E. Chapman-Hughes and Jodi L. Taylor are elected to the Board, the Board intends to appoint Ms. Chapman-Hughes to the Compensation Committee and Ms. Taylor to the Audit Committee, in each case immediately upon their election to the Board.

Name	Audit Committee	Compensation Committee	Nominating Committee

Kathryn W. Dindo	F

Paul J. Dolan

Jay L. Henderson	F

Gary A. Oatey

Kirk L. Perry

Sandra Pianalto	F

Nancy Lopez Russell

Alex Shumate

Dawn C. Willoughby

Number of Meetings	10	6	3
Chair Member F Financial Expert

Director Compensation

We use a combination of cash and stock-based compensation to attract, compensate, and retain non-employee Directors who serve on the Board. The Compensation Committee engages its outside compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), to perform an annual review of Director compensation in order to remain aware of current trends in Director compensation. At the Compensation Committee’s January 2020 meeting, Semler Brossy presented a competitive review of Director compensation (which is evaluated against the peer group set forth on page 45 of this proxy statement) and Director compensation trends. Based on this review, the Compensation Committee and the Board did not recommend any Director compensation changes for fiscal year 2021. Employee Directors do not receive compensation for their services as Directors.

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BOARD AND COMMITTEE MEETINGS

For fiscal year 2021, non-employee Directors will be eligible to receive the following compensation:

Type of Compensation	Amount
Annual Retainer	$100,000 per year
Additional Annual Retainer for Lead Independent Director	$ 20,000 per year
Additional Annual Retainer for Audit Committee Members	$ 5,000 per year
Additional Annual Retainer for Audit Committee Chair	$ 15,000 per year
Additional Annual Retainer for Compensation Committee Chair	$ 15,000 per year
Additional Annual Retainer for Nominating Committee Chair	$ 15,000 per year
Annual Grant of Deferred Stock Units	$150,000 in deferred stock units

The annual grant of deferred stock units having a value of $150,000 is made in October of each year. The deferred stock units are awarded under The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan (the “2010 Plan”), which was approved by our shareholders at our 2010 and 2015 annual meetings. If The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan is approved by our shareholders at the 2020 annual meeting of shareholders, future annual grants of deferred stock units for non-employee Directors will be made under such plan. The deferred stock units vest immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2021, non-employee Directors may elect to receive a portion of their annual retainer in the form of deferred stock units. Such amounts are deferred under the Nonemployee Director Deferred Compensation Plan, which was initially adopted by the Board on January 1, 2007 and amended and restated on January 1, 2014 (the “Nonemployee Director Deferred Compensation Plan”). All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director (subject to a waiting period for deferred stock units granted in certain years).

For fiscal year 2020, non-employee Directors were eligible to receive the following compensation:

Type of Compensation	Amount
Annual Retainer	$100,000 per year
Additional Annual Retainer for Lead Independent Director	$ 20,000 per year
Additional Annual Retainer for Audit Committee Members	$ 5,000 per year
Additional Annual Retainer for Audit Committee Chair	$ 15,000 per year
Additional Annual Retainer for Compensation Committee Chair	$ 15,000 per year
Additional Annual Retainer for Nominating Committee Chair	$ 15,000 per year
Annual Grant of Deferred Stock Units	$150,000 in deferred stock units

The annual grant of deferred stock units having a value of $150,000 was issued out of the 2010 Plan. The deferred stock units vested immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2020, non-employee Directors could have elected to receive a portion of their annual retainer in the form of deferred stock units. Such amounts were deferred under the Nonemployee Director Deferred Compensation Plan. All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director (subject to a waiting period for deferred stock units granted in certain years).

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BOARD AND COMMITTEE MEETINGS

The following table reflects compensation earned by the non-employee Directors for fiscal year 2020:

2020 Director Compensation

Name (1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($) (5) (6)	Total ($)
Kathryn W. Dindo (7)	$105,000	$150,000	—	$5,000	$260,000
Paul J. Dolan	$115,000	$150,000	—	—	$265,000
Jay L. Henderson	$120,000	$150,000	—	—	$270,000
Gary A. Oatey (7)	$100,000	$150,000	—	—	$250,000
Kirk L. Perry	$100,000	$150,000	—	—	$250,000
Sandra Pianalto	$105,000	$150,000	—	$2,500	$257,500
Nancy Lopez Russell	$100,000	$150,000	—	—	$250,000
Alex Shumate	$135,000	$150,000	—	—	$285,000
Timothy P. Smucker	$100,000	$150,000	—	$81,913	$331,913
Dawn C. Willoughby	$100,000	$150,000	—	$5,000	$255,000

(1)

Mark T. Smucker and Richard K. Smucker are not included in this table as they are employees of the Company and receive no compensation for their services as Directors. The compensation received by Mark T. Smucker and Richard K. Smucker as employees of the Company is shown in the “Summary Compensation Table” on page 59 of this proxy statement.

(2)

As of April 30, 2020, each non-employee Director had the aggregate number of deferred stock units shown in the following table. Deferred stock units include deferred meeting and retainer compensation and annual stock unit awards valued at a predetermined dollar amount, along with additional stock units credited as a result of the reinvestment of dividends. None of the non-employee Directors have any stock options.

Name	Deferred Stock Units
Kathryn W. Dindo	43,555
Paul J. Dolan	39,241
Jay L. Henderson	5,207
Gary A. Oatey	42,725
Kirk L. Perry	6,803
Sandra Pianalto	7,810
Nancy Lopez Russell	22,409
Alex Shumate	16,506
Timothy P. Smucker	6,084
Dawn C. Willoughby	5,143

(3)

The amounts set forth in this column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for stock awards granted to the non-employee Directors in the fiscal year ended April 30, 2020.

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BOARD AND COMMITTEE MEETINGS

(4)	No stock options were awarded to non-employee Directors in fiscal year 2020.

(5)

The amounts set forth in this column for Kathryn W. Dindo, Sandra Pianalto, and Dawn C. Willoughby reflect charitable matching gifts under our matching gift program, which is available to all our full-time employees, Directors, and retirees. We match gifts of up to $2,500 per calendar year to accredited colleges and universities that offer four-year degree programs and to certain other designated charitable organizations.

(6)

Non-employee Directors occasionally receive perquisites provided by or paid by us. During fiscal year 2020, these perquisites included samples of our products. The aggregate value of all benefits provided to each non-employee Director in fiscal year 2020 was less than $10,000, except for Timothy P. Smucker. As a former employee of the Company and current non-employee Director, Timothy P. Smucker received certain perquisites during fiscal year 2020. These perquisites included the use of Company office space and administrative services, his personal use of our aircraft, and reimbursement of certain cell phone and travel expenses in furtherance of his service to the Company. The incremental value of the perquisites for Timothy P. Smucker is included in this column. The aggregate value of each perquisite or other personal benefit exceeding the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Smucker is as follows: personal use of our aircraft totaled $81,913. In valuing personal use of our aircraft in fiscal year 2020, we used aggregate incremental costs incurred, including costs related to fuel, landing fees, crew meals, and other miscellaneous costs.

(7)	After many years of distinguished service, Kathryn W. Dindo and Gary A. Oatey will be retiring from the Board on August 19, 2020, at the expiration of their current terms.

Stock Ownership Requirements

The Board has established a minimum share ownership requirement for non-employee Directors equal in value to five times the annual cash retainer paid to each non-employee Director. The Board policy also provides that each non-employee Director should attain this ownership threshold within five years of joining the Board. All non-employee Directors have met or exceeded the ownership requirement.

Executive Sessions and Lead Independent Director

On a regular basis, the independent Directors hold meetings in executive session without the presence of management. In fiscal year 2020, the Board held four regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Guidelines, these meetings were chaired by Alex Shumate, the Lead Independent Director.

Commencing in fiscal year 2020, meetings of the independent Directors are chaired by the Lead Independent Director, who is the Chair of one of the Committees on a rotating term of two years, commencing with the Chair of the Nominating Committee, followed by the Chair of the Compensation Committee, and then the Chair of the Audit Committee. The Lead Independent Director coordinates the activities of the other independent Directors and performs such other duties and responsibilities as the Board may determine, including the following:

Preside at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent Directors;

Serve as a liaison between the Executive Chairman and the Chief Executive Officer and the independent Directors;

Call executive sessions or meetings of the independent Directors;

Provide input regarding meeting materials sent to the Board, including the quality, quantity, appropriateness, and timeliness of such information;

Provide input regarding meeting agendas and schedules for the Board meetings; and

Serve as an advisor to the Committee chairs in fulfilling their designated roles and responsibilities to the Board.

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BOARD AND COMMITTEE MEETINGS

Nominating, Governance, and Corporate Responsibility Committee Meetings in fiscal year 2020: 3 Current Committee Members: Alex Shumate (Chair) Nancy Lopez Russell Dawn C. Willoughby

Primary Responsibilities

   Developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors

   Evaluating the performance of our Chief Executive Officer and our incumbent Directors, including our Executive Chairman

   Considering and proposing Director nominees for election at the annual meeting of shareholders

   Recommending candidates to fill Board vacancies as they may occur

   Making recommendations to the Board regarding the Committees’ memberships

   Developing and generally monitoring the Guidelines and, at least annually, leading the Directors in a discussion of major corporate governance issues

   Developing an annual self-evaluation process of the Directors and implementing such process upon approval by the Directors

   Considering key management succession planning issues as presented annually by management

   Making recommendations to the Board regarding Director orientation and continuing training

   Developing procedures for shareholders to communicate with the Board

   Administering the annual evaluation of the Board

   Reviewing and discussing with senior management the Company’s risks associated with the Board’s organization, membership, and structure, succession planning for Directors and officers, and corporate governance

   Overseeing the Company’s corporate responsibility and sustainability programs, including environmental, social, and corporate citizenship matters

   Performing other functions or duties deemed appropriate by the Board

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BOARD AND COMMITTEE MEETINGS

Executive Compensation

Committee

Meetings in fiscal year 2020: 6

Current Committee Members:

Paul J. Dolan (Chair)

Kirk L. Perry

Gary A. Oatey*

* Mr. Oatey will retire from the Board on August 19, 2020 and, therefore, will no longer serve on the Compensation Committee. If Susan E. Chapman-Hughes is elected to the Board, the Board intends to appoint her to the Compensation Committee immediately upon her election to the Board.

Primary Responsibilities

  Establishing, regularly reviewing, and implementing our compensation philosophy

  Determining the total compensation packages of our executive officers

  Reviewing and approving any proposed employment, consulting, or other agreement, or any proposed severance or retention plan with our executive officers

  Reviewing and approving corporate performance goals and objectives relating to compensation of our executive officers, and evaluating our executive officers’ performance against these goals

  Approving and administering the terms and policies of our long-term incentive compensation programs (including our restricted stock program) for executive officers

  Reviewing and approving any new benefit programs, or changes to existing benefit programs, that are unique to the executive officers

  Reviewing compensation issues related to key management succession

  Overseeing regulatory compliance with respect to compensation matters

  Reviewing the compensation paid to non-employee Directors and, as appropriate, making recommendations to the Board

  With the assistance of our management and any outside consultants the Compensation Committee deems appropriate, overseeing the risk assessment of our compensation arrangements and reviewing, at least annually, the relationship (if any) between our risk management policies and practices and our compensation arrangements

  Overseeing shareholder communications on executive compensation matters, including shareholder votes on executive compensation, and assessing the results of shareholder advisory votes on executive compensation

  Developing stock ownership guidelines for our Directors and executive officers and monitoringı compliance with such guidelines

  Selecting an appropriate peer group of companies of similar size in similar industries, targeting an appropriate total pay positioning in relation to such peer group, and monitoring the competitiveness of executive officer pay against such peer group in relation to the Company’s relative performance

  Assessing the independence of, setting the fees or other retention terms for, and engaging compensation consultants and other advisers to help evaluate non-employee Director and executive officer compensation

  Performing other functions or duties deemed appropriate by the Board

Additional information about the Compensation Committee and related topics is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Report

The Compensation Committee Report is set forth on page 75 of this proxy statement.

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BOARD AND COMMITTEE MEETINGS

Audit Committee

Meetings in fiscal year 2020: 10

(includes telephonic or in-person meetings to review the Company’s quarterly filings with the SEC on Form 10-Q and earnings release information)

Current Committee Members:

Jay L. Henderson (Chair)

Kathryn W. Dindo*

Sandra Pianalto

* Ms. Dindo will retire from the Board on August 19, 2020 and, therefore, will no longer serve on the Audit Committee. If Jodi L. Taylor is elected to the Board, the Board intends to appoint her to the Audit Committee immediately upon her election to the Board.

Primary Responsibilities

  Determining annually that at least one of its members meets the definition of “audit committee financial expert”

  Reviewing annually the financial literacy of each of its members, as required by the NYSE

  Appointing the Independent Auditors and pre-approving all services and related fees for the year

  Reviewing with the Independent Auditors the scope and thoroughness of the Independent Auditors’ examination and considering recommendations of the Independent Auditors

  Reviewing the sufficiency and effectiveness of our system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, with our financial officers, the Independent Auditors, and, to the extent the Audit Committee deems necessary, legal counsel

  Reviewing and discussing our earnings press releases and quarterly and annual filings with the SEC on Form 10-Q and Form 10-K, respectively

  Overseeing the Internal Audit function, including approving the appointment of the lead internal auditor, reviewing summaries and reports from Internal Audit, and approving the annual Internal Audit plan

  Reviewing and monitoring, with our senior management, our overall financial risk exposures and risk management process, including reviewing our risk management hedging strategies and cybersecurity processes and risk mitigation strategies

  Overseeing the Compliance function, including establishing procedures for addressing complaints regarding accounting, internal controls, or other auditing matters; obtaining reports to confirm the Company is in compliance with applicable legal requirements; reviewing legal and regulatory matters that have a material impact on the financial statements, policies, and internal controls of the Company; and receiving reports of any violations of the Code of Conduct by Directors or elected officers

  Reviewing and approving, as appropriate, related party transactions consistent with the guidelines set forth in the Code of Conduct and our related party transaction policy

  Reviewing and approving the independent auditors of our pension plans and reviewing the pension plans’ audit results

  Performing other functions or duties deemed appropriate by the Board

Financial Literacy and Independence

The Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the NYSE, and determined that each of its members meets the criteria established by the NYSE. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in Regulation S-K and determined that all members, Kathryn W. Dindo, Jay L. Henderson, and Sandra Pianalto, satisfy the criteria for an independent audit committee financial expert. The Board adopted a resolution at its April 2020

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BOARD AND COMMITTEE MEETINGS

meeting designating each of Ms. Dindo, Mr. Henderson, and Ms. Pianalto as an “audit committee financial expert” within the meaning of Regulation S-K. If Jodi L. Taylor is elected to the Board at the annual meeting, the Board intends to appoint her to the Audit Committee immediately upon her election to the Board. The Board has determined that Ms. Taylor is financially literate, an audit committee financial expert, and independent under NYSE listing standards.

Report

The Audit Committee Report is set forth on page 31 of this proxy statement.

30	The J. M. Smucker Company 2020 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee Members

The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board has determined that all of our Audit Committee members, Mr. Henderson, Ms. Dindo, and Ms. Pianalto, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an “audit committee financial expert” as that term is defined by the rules of the SEC.

Roles and Responsibilities

The Audit Committee operates under a written charter adopted by the Audit Committee and approved by the Board. The charter was most recently amended in April 2019. The Audit Committee oversees our financial reporting process on behalf of the Board and serves as the primary communication link between the Board as the representative of our shareholders, the Independent Auditors (Ernst & Young LLP), and our internal auditors. Our management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Auditors are responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (the “PCAOB”).

Required Disclosures and Discussions

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management and the Independent Auditors the financial statements and related financial statement disclosures included in our Quarterly Reports on Form 10-Q and the audited financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020. The Audit Committee also reviewed with the Independent Auditors their judgments as to the Company’s internal controls over financial reporting and the quality and acceptability of our accounting policies, management judgments, and accounting estimates. The Audit Committee’s review with the Independent Auditors included a discussion of other matters required to be discussed under Auditing Standards promulgated by the PCAOB. The Independent Auditors have provided the Audit Committee with the written disclosures required by the PCAOB standards regarding communications with the Audit Committee concerning independence and has discussed those disclosures with the Independent Auditors. The Audit Committee also considered the compatibility of non-audit services with the Independent Auditors’ independence and pre-approved all non-audit services to be provided by the Independent Auditors in accordance with the Audit Committee’s policies and procedures and applicable laws and regulations.

Committee Recommendation to Include Financial Statements in Annual Report

The Audit Committee discussed with our internal auditors and Independent Auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Independent Auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020.

AUDIT COMMITTEE

Jay L. Henderson, Chair

Kathryn W. Dindo

Sandra Pianalto

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SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees, including out of pocket expenses, paid to the Independent Auditors for the fiscal years ended April 30, 2020 and April 30, 2019:

	2020 Fees (in thousands)	2019 Fees (in thousands)	Description

Audit Fees	$3,794	$4,277

Audit fees primarily relate to (i) the audit of our consolidated financial statements as of and for the fiscal years ended April 30, 2020 and April 30, 2019; (ii) statutory audits of certain international subsidiaries; (iii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; (iv) the reviews of our unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2020 and 2019; and (v) financial reporting advisory services. The decrease in audit fees in fiscal year 2020 is primarily due to the work required related to acquisitions in fiscal year 2019. These procedures did not recur in fiscal year 2020.

Audit-Related Fees	$164	$175

Fees for services that are related to the performance of the audit or review of financial statements and are not included in “Audit Fees,” including audits of certain employee benefit plans, subscription to on-line research services, and other attest services.

Tax Fees	$1,143	$2,111

Tax fees are primarily for tax work in connection with tax compliance, preparation, and planning services. The decrease in tax fees in fiscal year 2020 is primarily due to a decreased amount of tax work for acquisition-related services during such fiscal year. The total amount of tax fees for fiscal year 2019 decreased slightly after the filing of our 2019 proxy statement.

All Other Fees	$0	$0	Fees for services that are not included in the above categories.
TOTAL	$5,101	$6,563

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the Independent Auditors be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. In determining whether to pre-approve any such services, the Audit Committee considers whether such services are consistent with the SEC’s and PCAOB’s rules on auditor independence and whether the provision of such services by an independent auditor would impair the independent auditor’s independence. The Audit Committee’s pre-approval identifies with particularity the type of service to be provided and the fixed amount or range of estimated fees. Such service descriptions contain sufficient detail so that management is not required to exercise discretion in interpreting the scope of the pre-approved service.

Should it be necessary to engage the Independent Auditors for additional services between scheduled Audit Committee meetings, the Chair of the Audit Committee has been delegated the authority to approve such permitted services up to $250,000 for a specific engagement. The Chair of the Audit Committee then reports such pre-approval at the next Audit Committee meeting. The approval policies and procedures of the Audit Committee do not include delegation of the Audit Committee’s responsibility to our management.

All services described above were pre-approved by the Audit Committee, or the Chair of the Audit Committee, before the Independent Auditors were engaged to render the services and in accordance with the approval policies and procedures adopted by the Audit Committee.

32	The J. M. Smucker Company 2020 Proxy Statement

INDEPENDENT AUDITOR REVIEW AND APPOINTMENT PROCESS

The Audit Committee has the primary responsibility for the appointment, compensation, and oversight of the Independent Auditors and the approval and ratification of the lead audit partner selected by the Independent Auditors. The Audit Committee evaluates the performance of the Independent Auditors, including the senior audit engagement team members, each year and determines whether to re-engage the current Independent Auditors or consider other audit firms. The Audit Committee has implemented a formal written evaluation process to evaluate the performance of the current Independent Auditors. The evaluation includes, among other things:

A review of the audit planning process, the overall audit scope and plans, and the results of internal and external audit examinations;

The experience, knowledge, capabilities, technical expertise, and skills of the firm, engagement partner, and audit team and the quality and efficiency of the audit services provided;

The communications, interaction, and accessibility of the engagement partner and audit team with the Audit Committee and the Chair of the Audit Committee;

The independence, objectivity, integrity, and professional skepticism of the firm, engagement partner, and audit team;

The development and management of the audit budget and audit fees paid; and

Other questions related to the independence of the Independent Auditors and the ability of the Independent Auditors to remain independent.

Based on these evaluations, the Audit Committee decided that it was in the best interest of the Company and its shareholders to engage Ernst & Young LLP as our Independent Auditors for fiscal year 2021. Although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee has continued its long-standing practice of recommending that the Board ask our shareholders to ratify the appointment of the Independent Auditors at our annual meeting of shareholders.

BENEFITS OF A LONG-TENURED AUDITOR

The Audit Committee considered the tenure of the Independent Auditor and determined that a number of benefits of a long-tenured auditor exist, including:

Through more than 60 years of experience with the Company, the Independent Auditors have gained a deep understanding of the Company and its businesses, the industry in which it operates, accounting policies and practices, internal controls over financial reporting, and risks;

Efficiencies have been gained in the audit process, resulting in an efficient fee structure that is competitive with our peer companies; and

Appointing a new auditor would require a significant amount of management’s time for onboarding activities.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

The Code of Conduct has established procedures for receiving confidential, anonymous complaints by employees and from third parties regarding accounting, internal accounting controls, or auditing matters. The Chief Legal and Compliance Officer and Secretary and Vice President, Internal Audit advise the Audit Committee regarding any reports or investigations related to accounting, internal accounting controls, or auditing matters. The Chair of the Audit Committee receives an automatic notification if a significant financial issue is reported. The Code of Conduct is posted on our website at www.jmsmucker.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

The J. M. Smucker Company 2020 Proxy Statement	33

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent external auditor for the fiscal year ending April 30, 2021. Ernst & Young LLP has served as our independent external auditor continuously since fiscal year 1955. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent external auditor is in the best interests of our shareholders. The Audit Committee has requested that our shareholders ratify this decision.

A representative of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if so desired, and to respond to appropriate questions with respect to that firm’s examination of our financial statements for the fiscal year ended April 30, 2020.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of Ernst & Young LLP to our shareholders for ratification at the annual meeting as a matter of good corporate practice and in order to provide a means by which shareholders may communicate their opinion to the Audit Committee. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect on the vote for this proposal. Unless otherwise directed, common shares represented by proxy will be voted “FOR” the approval of this proposal.

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

34	The J. M. Smucker Company 2020 Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

(Proposal 3 on the proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Securities Exchange Act of 1934, as amended. In 2017, our shareholders voted to conduct this advisory vote on an annual basis until at least 2023.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of the Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the creation of long-term shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, the Board, or the Compensation Committee. To the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address the concerns of our shareholders.

At our 2019 annual meeting, our executive compensation program received approval from approximately 94% of the votes cast. We believe that this result demonstrates our shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. Nonetheless, we have continued to make improvements to our incentive awards programs, as set forth in more detail below in the “Compensation Discussion and Analysis” section of this proxy statement.

The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, our executive compensation. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect on the vote for this proposal. Unless otherwise directed, common shares represented by proxy will be voted “FOR” the approval of this proposal. Under our Amended Articles of Incorporation (the “Articles”), shareholders are entitled to cast ten votes per share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on this proposal is a non-binding, advisory vote, we have determined that such ten-votes-per-share provisions will not apply to this proposal. Accordingly, we ask our shareholders to vote on the following resolution at our annual meeting:

“RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in our proxy statement for the 2020 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, and the other related tables and disclosures.”

KEY COMPENSATION PRACTICES

✓ Performance-based pay makes up 70% - 85% of Named Executive Officers’ target compensation

✓ Varied metrics for short-term and long-term incentive awards

✓ Officer stock ownership policy with significant stock ownership by all Named Executive Officers

✓ Compensation practices do not encourage excessive risk taking

✓ Compensation consultant only provides services to Compensation Committee

✓ Use of tally sheets to approve Named Executive Officers’ compensation

✓ No tax gross-ups policy

✓ Clawback policy

✓ No hedging and no pledging policies

✓ Changes to short-term incentive awards for fiscal year 2019 and long-term incentive awards for fiscal year 2020

The Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

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Compensation Discussion and Analysis

The Compensation Committee regularly reviews our compensation philosophy and objectives. The Compensation Committee is also responsible for reviewing and approving compensation for our executive officers on an annual basis. A description of the Compensation Committee’s responsibilities is set forth in detail in its charter, which is posted on our website at www.jmsmucker.com.

Set forth below is a detailed discussion of our compensation program for our executive officers organized as follows:

Executive Summary

We manage our business with the long-term objective of providing value to all of our constituents — namely, consumers, customers, employees, suppliers, communities in which we have a presence, and shareholders. Our compensation philosophy is that compensation for all employees, including our executive officers, should be:

performance-based;

fair and equitable when viewed both internally and externally; and

competitive in order to attract, reward, and retain the best qualified individuals.

We have designed our compensation programs to reflect each of these characteristics. The performance-based incentives (comprised of corporate performance, and in some cases, individual performance and strategic business area performance) seek to reward both short-term and long-term results and to align the interests of our executive officers and other participants with the interests of our shareholders. Our executive officers receive a compensation package that primarily consists of an annual base salary, short-term incentive awards, and long-term incentive awards.

The Compensation Committee generally sets performance targets for participants, including executive officers, in June of each year for the fiscal year commencing the prior May 1st. We believe that the performance targets established by the Compensation Committee for fiscal year 2020, including adjusted operating income, adjusted earnings per share, return on invested capital, and, in some cases, strategic business area performance, required participants, including executive officers, to perform at a high level.

In addition, beginning with awards made in June 2019 for fiscal year 2020, the Compensation Committee has approved significant changes to our long-term incentive compensation program in order to strengthen the alignment of our management incentives with our long-term business objectives, to better align the interests of management with the interests of our shareholders, and to increase the market competitiveness of our long-term plan design, as described in detail below under the heading “What Our Long-Term Incentive Compensation Program Is Designed to Reward and How It Works.”

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Fiscal Year 2020 Financial Performance

The chart below summarizes our key financial results for fiscal year 2020 compared to fiscal year 2019.

Dollars in millions, except per share data	Fiscal 2020	Fiscal 2019	Change (%)
Net Sales	$7,801.0	$7,838.0	—
Adjusted Operating Income*	$1,508.7	$1,492.3	1%
Adjusted Earnings Per Share*	$8.76	$8.29	6%
Free Cash Flow*	$985.5	$781.4	26%
Fiscal Year End Stock Price	$114.91	$122.63	(6)%

*

Adjusted operating income and adjusted earnings per share exclude certain items affecting comparability that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs (“special project costs”), and unallocated gains and losses on commodity and foreign currency exchange derivatives (“unallocated derivative gains and losses”), as well as the related tax impacts of these exclusions. Additionally, income taxes, as adjusted is calculated using an adjusted effective income tax rate that is applied to adjusted income before income taxes. While this adjusted effective income tax rate does not generally differ materially from our generally accepted accounting principles (“GAAP”) effective tax rate, certain exclusions from non-GAAP results can significantly impact our adjusted effective income tax rate.

Generally, adjusted operating income and adjusted earnings per share are calculated as defined for incentive compensation purposes, but, as permitted by the plan, may be modified to exclude other items as determined by the Compensation Committee to adjust for any undue benefit or unintended detriment as a result of significant unplanned one-time items. Fiscal year 2020 and 2019 financial results have not been modified.

For a reconciliation of adjusted operating income, adjusted earnings per share, and free cash flow for fiscal years 2020 and 2019, see Appendix A. For additional information on how we calculate adjusted operating income, adjusted earnings per share, and free cash flow see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K, which can be found on our website at investors.jmsmucker.com.

Our fiscal year 2020 performance was one of the key factors in the compensation decisions for the fiscal year, as more specifically discussed below.

Elements of Executive Officers’ Compensation for Fiscal Year 2020

Annual Base Salary

Salary ranges are determined in the same manner for each of our salaried employees, including each executive officer. The base salaries paid to each executive officer are intended to fall within an established range based on market practice. Actual pay within the range reflects the experience of the executive officer, his or her performance, and the scope of his or her responsibility.

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Short-Term Incentive Awards for Fiscal Year 2020 (Cash-Based)

Our short-term, performance-based incentive compensation program is cash-based and is designed to reward key employees, including executive officers, for their contributions to the Company based on clear, measurable criteria. The Compensation Committee evaluates the following criteria and information when approving the short-term incentive awards for executive officers:

our performance in relation to our adjusted operating income goal for the fiscal year;

in general, if an executive officer has responsibilities that include oversight of a strategic business area, a significant percentage of this short-term incentive award is tied to that strategic business area’s performance in relation to its annual segment profit goal; and

an executive officer’s achievement of established objectives.

The Compensation Committee reviews attainment of relevant profit goals for these areas each year. Short-term incentive awards can range from 0% of the target award amount if we fail to achieve at least 80% of our adjusted operating income goal, to a maximum of 200% of the target award amount if we achieve or exceed 110% of our adjusted operating income goal.

The short-term incentive targets for the Named Executive Officers for fiscal years 2019 and 2020 are set forth in the following table:

Short-Term Incentive Targets

Specifically, with respect to fiscal year 2020, the Compensation Committee approved the target corporate adjusted operating income goal of $1,518.8 million, and we achieved adjusted operating income of $1,508.7 million, representing 99% of the target amount. As a result of exceeding the adjusted operating income threshold but not achieving the target, the corporate performance portion of the awards paid at 95% of the target for all participants.

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Short-Term Award Snapshot (Cash-Based)

Long-Term Incentive Awards for Fiscal Year 2020 (Stock-Based)

Our long-term, performance-based compensation is stock-based and is designed to align the interests of management with the interests of our shareholders. Participants receive two separate long-term incentive awards. The first award consists of performance units that will generally vest at the end of three years and are based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital, as established by the Compensation Committee at the beginning of the three-year period. The second award consists of stock options for elected officers (which further align our elected officers with shareholders by creating value through share price appreciation) and restricted stock for all other non-elected officer participants (or restricted stock units for certain non-elected officer participants who reside outside of the United States in order to comply with local laws and to provide favorable tax treatment to foreign recipients) that are not performance based and will generally ratably vest in equal tranches over a three-year period. Elected officers receive 75% of their long-term incentive award in performance units and 25% in stock options. Non-elected officer participants receive a mix of performance units and restricted stock (or restricted stock units), depending on their respective level and award target.

The long-term incentive targets for the Named Executive Officers for fiscal years 2019 and 2020 are set forth in the following table:

Long-Term Incentive Targets

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Awards can range from 0% of the performance units target if we fail to achieve 90% of our adjusted earnings per share goal, to a maximum of 200% of the performance units target award amount if we achieve or exceed 115% of our adjusted earnings per share and return on invested capital goals.

Long-Term Award Snapshot (Stock-Based)

Target Pay Mix Summary

Target Pay Mix-CEO	Target Pay Mix-NEOs

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Significant Compensation Practices and Recent Modifications

Our compensation programs, practices, and policies are reviewed and reevaluated on an ongoing basis. We modify our compensation programs and practices to address evolving best practices and changing regulatory requirements. Listed below are some of our more significant practices and recent modifications.

Practices	Recent Modifications

Performance-Based Pay

As discussed above, we abide by a strong pay for performance philosophy. For fiscal year 2020, 70% to 85% of the target principal compensation components for the Named Executive Officers were variable and tied to financial performance.

No Tax Gross-Ups Policy	In April 2012, we adopted a Payment of Tax Gross-Ups Policy that prohibits tax gross-up payments to our executive officers.

Significant Stock Ownership

All of the Named Executive Officers exceed the minimum stock ownership guidelines, thereby strongly aligning each Named Executive Officer’s long-term interests with our shareholders. The minimum stock ownership requirement for our Executive Chairman and Chief Executive Officer is a multiple of six times their annual base salaries. Our other executive officers must own stock with a value of at least two times their annual base salaries.

Clawback Policy

In April 2012, we adopted a Clawback of Incentive Compensation Policy (the “Clawback Policy”) that allows us to recoup incentive-based compensation from our current or former executive officers under certain circumstances. Pursuant to the Clawback Policy, we may demand repayment of any incentive-based compensation paid or granted to an executive officer in the event of a required accounting restatement of a financial statement of the Company (whether or not based on misconduct) due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws.

Compensation Risk Assessment

With oversight from Semler Brossy, the Compensation Committee’s independent compensation consultant, we conducted a compensation risk assessment and concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not likely to have a material adverse effect on the Company.

Independent Compensation Committee	Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE and our director independence standards.

Outside Compensation Consultant	The Compensation Committee utilizes the services of Semler Brossy, an independent compensation consultant, which performs services solely in support of the Compensation Committee.

No Hedging Policy	We have a “no hedging” policy that prohibits Directors, executive officers, and employees from engaging in hedging transactions in our common shares or from purchasing our common shares “on margin.”

No Pledging Policy	We have a “no pledging” policy that prohibits Directors, executive officers, and employees from pledging any common shares as collateral for a margin loan or otherwise.

Use of Tally Sheets	The Compensation Committee annually reviews a tally sheet for each Named Executive Officer to inform total compensation decisions.

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Practices	Recent Modifications

Short-Term Incentive Award Performance Metric

Beginning with awards made in June 2019 for fiscal year 2019 performance, short-term cash incentive awards are based on the achievement of our annual performance target for adjusted operating income, in replacement of the prior performance metric of adjusted earnings per share. No short-term cash incentive awards are made if we do not achieve at least 80% of our adjusted operating income target.

Changes to Long-Term Incentive Awards

Beginning with awards made in June 2019 for fiscal year 2020, participants receive two separate long-term incentive awards. The first award consists of performance units that will generally vest at the end of three years and are based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital. No performance units will be realized if we do not achieve at least 90% of the three-year performance target for adjusted earnings per share. The second award consists of stock options for elected officers that will generally ratably vest in equal tranches over a three-year period. Elected officers receive 75% of their long-term incentive award in performance units and 25% in stock options.

2019 Say-on-Pay Advisory Vote Outcome

At our 2019 annual meeting, our executive compensation program received approval from approximately 94% of the votes cast. We believe that this result demonstrates our shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. This shareholder vote was one of many factors contributing to the Compensation Committee’s decision to refrain from making significant changes to our compensation mix, peer group, or target levels. Nonetheless, we have continued to make improvements to our incentive awards programs, as set forth in this “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee will continue to consider results from future shareholder advisory votes, which will continue to be held annually unless shareholders select a different frequency of future votes on executive compensation, in its ongoing evaluation of our executive compensation programs and practices.

Executive Officers’ Compensation for Fiscal Year 2021

Due to the economic uncertainty caused by the COVID-19 pandemic, our management recommended, and the Compensation Committee approved, not providing executive officers, including the Executive Chairman and the Chief Executive Officer, with salary increases for fiscal year 2021.

In addition, the Compensation Committee generally approves performance targets for participants in June of each year for the fiscal year commencing the prior May 1st. For fiscal year 2021, the Compensation Committee approved the performance target for the short-term incentive compensation program in June 2020. However, due to the economic uncertainty caused by the COVID-19 pandemic, the Compensation Committee will not set the three-year performance targets for the long-term incentive compensation program for fiscal year 2021 until August 2020.

The Compensation Committee also agreed that the Company would introduce net sales as a modifier to adjusted operating income results for the short-term incentive compensation program for fiscal year 2021 to give the Compensation Committee discretion to modify payouts based on achievement of net sales compared to target.

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Components of Our Compensation Program for Executive Officers

Our executive officers receive a compensation package which consists of the following components:

Components	Description
Cash

•  annual base salary;

•  annual holiday bonus equal to 2% of annual base salary, which is provided to all of our salaried and hourly non-represented employees;

•  short-term incentive compensation program, in the form of a potential annual cash award (“Cash Incentive Award”), which provides participants the opportunity, subject to meeting specified goals, to earn an annual cash bonus; and

•  periodically, and under very particular circumstances, executives are awarded additional cash awards for extenuating circumstances.

Equity

•  our long-term incentive compensation program provides participants the opportunity to earn two separate long-term incentive equity awards, consisting of performance units that will vest at the end of three years subject to meeting specified three-year performance goals and stock options, restricted stock, or restricted stock units that will ratably vest in equal tranches over such three-year period (the “Equity Awards”);

•  in order to promote the retention of elected officers and align the compensation of elected officers with our long-term success, the Compensation Committee approved a program to award newly elected officers 2,000 shares of restricted stock upon election. Such awards cliff vest five years from the grant date but would be accelerated in the event of a change in control or the death or permanent disability of the elected officer; and

•  periodically, and under very particular circumstances, executives are granted additional equity awards in the form of performance or time-based options or restricted stock.

Health and Retirement Benefits

•  participation in health and welfare plans upon substantially the same terms as available to most of our other salaried employees;

•  participation in retirement plans (such as a 401(k) plan) upon substantially the same terms as available to most of our other similarly situated employees;

•  participation in one of three executive retirement plans, two of which have been closed to new participants (one of which was closed to current participants on December 31, 2017); and

•  periodic physical examinations upon the same terms as available to all of our employees at or above the Senior Director level.

Other Benefits

•  the right for executive officers to defer part of their salary or cash bonus under a non-qualified, voluntary, deferred compensation plan; and

•  selected perquisites for certain executive officers, such as use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer), financial and tax planning assistance, tickets to entertainment events, and a nominal flexible perquisite intended to be used for health, wellness, social, or travel club dues and expenses.

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Role of Our Outside Compensation Consultant

Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to (i) engage compensation consultants to assist in the evaluation of non-employee Director and executive officer compensation, (ii) set the fees and other retention terms of such compensation consultants, and (iii) assess the independence of such compensation consultants. Such consultants report directly to the Compensation Committee and do not perform any services directly on behalf of our management team.

Before selecting a compensation consultant, the Compensation Committee takes into account all factors relevant to assessing such compensation consultant’s independence, including the following six factors:

the provision of other services to the Company by the compensation consultant’s employer;

the amount of fees received from the Company by the compensation consultant’s employer, as a percentage of total revenues of the employer;

the policies and procedures of the compensation consultant’s employer that are designed to prevent conflicts of interest;

any business or personal relationship of the compensation consultant with a member of the Compensation Committee;

any stock of the Company owned by the compensation consultant; and

any business or personal relationship of the compensation consultant or the compensation consultant’s employer with one of our executive officers.

The Compensation Committee has retained Semler Brossy as an outside consultant to assist, as directed, in the fulfillment of various aspects of its charter. Semler Brossy reports directly to the Compensation Committee and participates in executive sessions with the Compensation Committee, without members of our management present. Our Executive Chairman, Chief Executive Officer, Chief People and Administrative Officer, and Chief Legal and Compliance Officer and Secretary also attend the non-executive session portions of the Compensation Committee meetings.

In accordance with its corporate governance model, the Compensation Committee makes all decisions concerning compensation and benefits for our executive officers, and the Compensation Committee relies on Semler Brossy for advice, data, and market information regarding executive officer and director compensation.

During fiscal year 2020, Semler Brossy attended all Compensation Committee meetings, either in person or by telephone, and assisted the Compensation Committee with:

providing updates on relevant trends and developments in executive officer and director compensation;

assessing our peer group and the competitiveness of pay levels and practices;

evaluating programs and recommendations put forth by management against the Compensation Committee’s stated rewards objectives;

reviewing the compensation of non-employee Directors and executive officers;

reviewing information to be included in the compensation sections of our proxy statement; and

reviewing our risk assessment of all of our compensation plans.

The Compensation Committee authorized Semler Brossy staff members working on the Compensation Committee’s behalf to interact with our management, as needed, to obtain or confirm information for presentation to the Compensation Committee. Semler Brossy has never performed any additional services for the Company other than the types of services mentioned herein.

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Determination of Compensation for Executive Officers

We believe that the compensation paid to our executive officers must be fair, equitable, and competitive enough to attract and retain qualified individuals. We also believe that there are certain non-financial, intangible elements of the overall compensation program that provide a positive work environment and provide value for our employees.

Compensation Market Assessment

In an effort to provide competitive, fair, and equitable compensation, target compensation opportunities for our executive officers are evaluated annually based on a compensation market assessment. To inform its decisions regarding establishing target compensation opportunities for our executive officers for fiscal years 2020 and 2021, the Compensation Committee used market data for hundreds of general industry companies that participated in two major executive compensation surveys.

The two survey databases used included the Willis Towers Watson 2018 and 2019 U.S. CDB General Industry Executive Database (the “Towers Survey”) and the AON Hewitt U.S. Total Compensation Measurement 2018 and 2019 Executive Survey (the “Hewitt Survey” and, together with the Towers Survey, the “Compensation Study”). The information for all companies reporting data for a specific job from the Compensation Study was used when the Compensation Committee reviewed compensation. This data was then size-adjusted using regression analysis to reflect our annual revenues and, where appropriate, the size of a specific business area. The Compensation Study for fiscal year 2021 also included publicly available proxy data compiled by Semler Brossy for the following peer group:

Campbell Soup Company	Ingredion Incorporated
Church & Dwight Co., Inc.	Kellogg Company
The Clorox Company	Keurig Dr Pepper Inc.
Colgate-Palmolive Company	The Kraft Heinz Company
Conagra Brands, Inc.	McCormick & Company, Incorporated
Flowers Foods, Inc.	Post Holdings, Inc.
General Mills, Inc.	Spectrum Brands Holdings, Inc.
The Hershey Company	TreeHouse Foods, Inc.
Hormel Foods Corporation

The peer group was selected by the Compensation Committee, with the assistance of Semler Brossy, using the following criteria:

U.S. companies in the same or similar line of business;

companies that are within a reasonable size range in revenue, market capitalization, and other financial metrics;

companies that compete for the same customers with similar products, have comparable financial characteristics that investors view similarly, and may be subject to similar external factors; and

assessing each remaining company’s primary businesses and important key characteristics for relevancy and comparability.

For the Compensation Study for fiscal year 2021, the Compensation Committee approved the removal of Pinnacle Foods Inc. due to its acquisition by Conagra Brands, Inc. and the removal of Dean Foods Company due to its decreased market capitalization.

The Compensation Committee targets all compensation relative to a range around the 50th percentile of the competitive market data for the applicable fiscal year discussed above (the “Target Range”). We used the Target Range, plus or minus 20% of the midpoint, for assessing the pay for each salaried employee, including the Named Executive Officers, for fiscal year 2020. The Compensation Committee’s objective is to progress the Named Executive Officers’ compensation, including our Chief Executive Officer’s compensation, to the 50th percentile of the competitive market over a reasonable

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period of time, with that progress being informed by our performance and other factors as noted below. The Compensation Study indicated that for fiscal year 2020, total compensation for each of the Named Executive Officers was generally within the Target Range with a slightly lower weighting on long-term incentive targets relative to market. The Compensation Committee’s intent is to increase the long-term incentive targets and other compensation components that fall below the 50th percentile of the competitive market over time to ensure that we are providing a competitive, attractive, and retentive compensation opportunity to each of the Named Executive Officers.

When approving compensation for executive officers, the Compensation Committee also considers:

support of our Basic Beliefs and culture;

individual performance, including financial and operating results as compared to our corporate and strategic business areas’ financial plan and to prior year results, as well as achievement of personal development objectives;

our overall performance, including sales and earnings results;

implementation of our strategy;

implementation of sound management practices; and

the role of appropriate succession planning in key positions.

Base Salary and Compensation Determination

Salary ranges are determined in the same manner for each of our salaried employees, including each executive officer. The base salaries paid to each executive officer are designed to fall within an established range based on market practice. Actual base salary reflects the experience of the executive officer and the scope of his or her responsibility.

It is the normal practice that each April, the Compensation Committee requests that management submit compensation recommendations for executive officers, other than for the Executive Chairman and the Chief Executive Officer, using all the considerations outlined above. In addition, the recommendations have been focused on increasing the

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market competitiveness of long-term incentive awards. These recommendations generally result in salary increases for the executive officers that are aligned with our salary increase budget for other salaried employees. The Compensation Committee reviews all the above considerations with no single factor necessarily weighted more heavily than another.

In setting and approving compensation for the Executive Chairman and the Chief Executive Officer, the Compensation Committee holds the Executive Chairman and the Chief Executive Officer responsible for ensuring that each of the objectives set forth above are achieved and each is assessed in their respective roles in regard to:

setting the tone for corporate responsibility by adhering to our Basic Beliefs;

managing the business, over the long term, to serve all of our constituents, namely consumers, customers, employees, suppliers, communities in which we work, and our shareholders;

designing and implementing our long-term strategy;

developing appropriate succession planning for key executive officer positions; and

with respect to the Chief Executive Officer, delivering positive financial and operational results, including earnings results, as reflected in our financial plan, and achieving our sustainability goals.

At the Compensation Committee’s June 2019 meeting, the Compensation Committee considered these factors when determining the base salary, Cash Incentive Award target, and long-term incentive award target for the Executive Chairman and the Chief Executive Officer for fiscal year 2020. The Compensation Committee determined that the fiscal year 2020 salary for Mark T. Smucker would be $1,010,000, a 3.6% increase over his fiscal year 2019 salary, and that the fiscal year 2020 salary for Richard K. Smucker would be $750,000, which is the same as his fiscal year 2019 salary.

What Our Short-Term Incentive Compensation Program Is Designed to Reward and How It Works

Our short-term, performance-based incentive compensation program is cash-based and is designed to reward key employees, including executive officers, for their contributions to the Company based on clear, measurable criteria.

After the end of each fiscal year, the Compensation Committee reviews management’s recommendations for Cash Incentive Awards for executive officers (other than for the Executive Chairman and the Chief Executive Officer for whom management makes no recommendation). The Compensation Committee evaluates the following criteria and information in approving Cash Incentive Awards for executive officers:

our performance in relation to our adjusted operating income goal for the fiscal year, a goal that is also generally approved by the Compensation Committee in June of each year for the fiscal year commencing the prior May 1st. The adjusted operating income goal is calculated excluding the impact of amortization expense and impairment charges related to intangible assets, special project costs, and unallocated derivative gains and losses, and, according to the plan, may exclude other items as determined by the Compensation Committee. The determination of our performance, excluding these charges, is consistent with the way management and the Board evaluates our business;

in general, if an executive officer has responsibility for a specific strategic business area, a percentage of the Cash Incentive Award is tied to that strategic business area’s performance in relation to its annual profit goal and the Compensation Committee reviews attainment of relevant profit goals for those areas each year; and

awards to each executive officer for the prior year, as well as base salary for the fiscal year just ended and target award information for each executive officer.

Incentive target awards for executive officers under the short-term incentive compensation program are also approved by the Compensation Committee and are represented as a percentage of each executive officer’s base salary. The target award percentage for each executive officer is reviewed regularly by the Compensation Committee with input from Semler Brossy. Named Executive Officers’ target awards ranged from 70% to 135% of base salary depending on the responsibilities and experience of the Named Executive Officer. For fiscal year 2020, the most a Named Executive Officer was eligible to receive in such fiscal year was twice the target award (i.e., between 140% and 270% of base salary).

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Participants in the short-term incentive compensation program receive a percentage of their target award based on our performance as shown in the following table. No awards are made unless we first achieve at least 80% of our adjusted operating income goal.

Ranges	Performance Level Achieved	Percentage of Target Award Earned
Below Threshold	<80%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	110%	200%

In the event performance is between the ranges set forth in the table above, the Compensation Committee determines the percentage of the award that is earned by mathematical interpolation for each such range as follows: (i) for each increase of 1% above the threshold performance level but at or below 90% of the target performance level, the percentage of the target award earned increases by 2.5%; (ii) for each increase of 1% above 90% of the target performance level but below the target performance level, the percentage of the target award earned increases by 5%; and (iii) for each increase of 1% above the target performance level and up to the maximum performance level, the percentage of target award earned increases by 10%.

For the Named Executive Officers, the target award is tied solely to the corporate performance target or a combination of the strategic business area and the corporate performance targets. If a Named Executive Officer manages or has significant influence over a strategic business area, 50% of the target award is generally tied to the performance of the strategic business area. Individual performance is not a factor in determining Cash Incentive Awards for the Named Executive Officers. The Compensation Committee, however, does have discretion to reduce a Named Executive Officer’s award but did not do so in fiscal year 2020.

A chart illustrating this allocation is as follows:

	Weighting of Target Award For Named Executive Officers
Performance Categories	Corporate Participants	Strategic Business Area Participants
Corporate Performance	100%	50%
Individual Performance	0%	0%
Strategic Business Area Performance	0%	50%
Total	100%	100%

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For fiscal year 2020, all of the executive officers included in the “Summary Compensation Table” were participants in the short-term incentive compensation program, and the weighting of the target award for each Named Executive Officer is set forth in the following table:

Short-Term Incentive Compensation Program

Weighting of Target Award for Named Executive Officers for

Fiscal Year 2020

	Weighting of Target Award
Executive Officer	Corporate Participants	Strategic Business Area Participants
Mark T. Smucker	100%	0%
Mark R. Belgya	100%	0%
John P. Brase	100%	0%
Jeannette L. Knudsen	100%	0%
David J. Lemmon	50%	50%
Richard K. Smucker	100%	0%

Set forth below is an example of the calculation of a Cash Incentive Award for a corporate participant:

Example:    An executive officer with corporate responsibilities, an annual base salary of $200,000, and a Cash Incentive Award target award of 50% of base salary would receive the following Cash Incentive Award based on achievement of target performance for all categories as shown below:

Ranges	Performance Level Achieved	Percentage of Target Award Earned	Cash Incentive Award Earned
Below Threshold	< 80%	0%	$0
Threshold	80%	25%	$25,000
Target	100%	100%	$100,000
Maximum	110%	200%	$200,000

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EXECUTIVE COMPENSATION

Specifically, with respect to fiscal year 2020, the Compensation Committee approved the target corporate-adjusted operating income goal of $1,518.8 million. In order to receive 100% of the target opportunity under the corporate component of the short-term incentive compensation program, we had to achieve adjusted operating income of $1,518.8 million, representing approximately 2% growth over the prior year. For fiscal year 2020, we achieved adjusted operating income of $1,508.7 million, representing 99% of the target amount. As a result of exceeding the adjusted operating income threshold but not the target, the corporate performance portion of the awards was paid at 95% of the target award for all participants. The short-term incentive compensation program corporate performance goals for fiscal year 2020 were as shown in the following table:

Short-Term Incentive Compensation Program

Corporate Performance Goals for

Fiscal Year 2020

Ranges	Performance Level Achieved (Adjusted Operating Income) (In Millions)	Percentage of Cash Incentive Award Opportunity Earned
Below Threshold	Below $1,215 (80% of Target)	0%
Threshold	$1,215 (80% of Target)	25%
Target	$1,518.8	100%
Maximum	$1,671 (110% of Target)	200%

We believe that the performance targets established by the Compensation Committee for fiscal year 2020 required participants, including executive officers, to perform at a high level in order to achieve the target performance levels. During the five-year period from fiscal year 2016 through fiscal year 2020, we achieved performance in excess of the target level two times (and did not achieve the maximum performance level) and failed to achieve the target performance level three times. Generally, the Compensation Committee sets the minimum, target, and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

What Our Long-Term Incentive Compensation Program Is Designed to Reward and How It Works

Our long-term, performance-based compensation is stock-based and designed to align the interests of management with the interests of our shareholders.

Equity Awards are currently issued under the 2010 Plan. Beginning with awards made in June 2019 for fiscal year 2020, the Compensation Committee approved significant changes to our long-term incentive compensation program in order to strengthen the alignment of our management incentives with our long-term business objectives, to better align the interests of management with the interests of our shareholders, and to increase the market competitiveness of our long-term plan design. Under our new long-term incentive compensation program, participants receive two separate long-term

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incentive awards. The first award consists of performance units that will generally vest at the end of three years and are based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital, although awards only vest if we achieve at least 90% of our adjusted earnings per share target. The following table summarizes the actual performance units which vest at various achievement levels.

Ranges	Achievement of Target Performance	Percentage of Target Award Earned
Below Threshold	<90%	0%
Threshold	90%	50%
Target	100%	100%
Maximum	115%	200%

In the event performance is between the ranges set forth in the table above, the Compensation Committee determines the percentage of the performance units that are earned by mathematical interpolation for each such range as follows: (i) for each increase of 1% from 90% of the target performance level to and including 95% of the target performance level, the percentage of the target award earned increases by 7.5%; (ii) for each increase of 1% from 95% of the target performance level to and including 105% of the target performance level, the percentage of the target award earned increases by 2.5%; (iii) for each increase of 1% from 105% of the target performance level to and including 110% of the target performance level, the percentage of the target award earned increases by 5%; and (iv) for each increase of 1% above 110% of the target performance level but below the maximum performance level, the percentage of the target award earned increases by 12.5%.

The second award consists of stock options for elected officers (which further align our elected officers with shareholders by creating value through share price appreciation) and restricted stock for all other non-elected officer participants (or restricted stock units for certain non-elected officer participants who reside outside of the United States in order to comply with local laws and to provide favorable tax treatment to foreign recipients) that are not performance based and will generally ratably vest in equal tranches over a three-year period. Elected officers, including all of the Named Executive Officers, receive 75% of their long-term incentive award in performance units and 25% in stock options. Non-elected officer participants receive a mix of performance units and restricted stock (or restricted stock units), depending on their respective level and award target. Discussion in this “Compensation Discussion and Analysis” relating to restricted stock also applies to the limited awards of restricted stock units granted to participants residing outside of the United States.

The following table provides a high-level summary of the changes to the long-term incentive compensation program:

Fiscal Year 2019	Fiscal Year 2020

Performance Period

1-Year Performance Period	3-Year Performance Period

Performance Metrics

75% Adjusted Earnings Per Share	75% Adjusted Earnings Per Share

25% Free Cash Flow	25% Return on Invested Capital

Types of Awards

One Award Vehicle	Two Award Vehicles

Performance Measured g Time-Based Restricted Stock Units	Performance Units and Time-Based Stock Options or Restricted Stock

Other Award Characteristics

Performance Units 3-Year Cliff Vest (no hold)

4-Year Cliff Vest for Time-Based Restricted and Deferred Stock Units	3-Year Ratable Vest for Time-Based Stock Options and Restricted Stock

Performance Range: 80% to 120%	Performance Range: 90% to 115%

Maximum Award Payout of 150%	Maximum Award Payout of 200%

Dividends Paid on Unvested Shares	Dividends Paid Only if Shares Vest or Performance Units Settle

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EXECUTIVE COMPENSATION

The other essential features of the Equity Awards are as follows:

subject to Compensation Committee approval for elected officers and authorized executive officer approval for other participants, grants of Equity Awards are generally made each June;

Equity Awards that a participant is eligible to receive are computed based on a participant’s base salary and long-term incentive target at the beginning of the fiscal year in which the Equity Award is being measured;

in order to receive an Equity Award, participants must be employed by the Company at the time of the grant;

upon participants reaching the age of 60 with at least 10 years of service (or the age of 60 with at least 5 years of service for John P. Brase), all restricted stock vest on the later of the first anniversary of the grant date and the date that the participant meets such age and service requirements, and all stock options vest when the participant retires from the Company so long as such date is after the first anniversary of the grant date;

if a participant retires from the Company upon reaching the age of 60 with at least 10 years of service (or the age of 60 with at least 5 years of service for John P. Brase) and such retirement occurs after the first anniversary of the beginning of the performance period, the participant vests in the total number of the performance units that become “vesting eligible units” (based on actual performance at the end of the three-year period);

if a participant leaves the Company following two years after the grant date under circumstances determined by the Compensation Committee to be for the convenience of the Company, the remaining stock options and restricted stock from that grant vest immediately;

if a participant leaves the Company following the first anniversary of the beginning of the performance period under circumstances determined by the Compensation Committee to be for the convenience of the Company, the participant vests in such number of performance units that become “vesting eligible units” (based on actual performance at the end of the three-year period) multiplied by a fraction, the numerator of which is the number of months from the beginning of the performance period through the termination of employment, and the denominator of which is 36;

upon the occurrence of a change in control, all of the stock options and restricted stock vest immediately, and the performance units vest at the target number of units upon the consummation of the change in control;

if a participant dies or his or her employment with the Company is terminated due to a disability, all of the stock options and restricted stock vest immediately, and the performance units vest at the target number of units multiplied by a fraction, the numerator of which is the number of months from the beginning of the performance period through the participant’s death or termination for disability, and the denominator of which is 36;

unvested Equity Awards are generally forfeited upon an employee’s voluntary departure from the Company; and

the Equity Awards include restrictive covenants, including confidentiality obligations and non-solicit, non-interference, and non-competition covenants. In addition to other remedies which may be available, violations of those covenants may result in forfeiture of any awards and repayment of any proceeds from any awards.

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EXECUTIVE COMPENSATION

Management makes no recommendation regarding long-term incentive awards for the Executive Chairman or the Chief Executive Officer. However, the Compensation Committee, after considering input from Semler Brossy regarding the external market and other factors, makes grants to the Executive Chairman and the Chief Executive Officer based on the same performance standards as used for the other participants.

Following the end of fiscal year 2020, the three-year performance period for the grant of performance units in fiscal year 2020 was not complete, so no performance units were earned by the Named Executive Officers.

One-Time Awards

In June 2018, the Compensation Committee approved special one-time awards to certain recipients, including Mark R. Belgya, Jeannette L. Knudsen, and David J. Lemmon, who had a significant role in one or more of the Company’s transformational strategic initiatives for fiscal year 2019, including, without limitation, the acquisition and integration of Ainsworth Pet Nutrition, LLC (“Ainsworth”), the divestiture and transition of the U.S. baking business, and the organization optimization program. The one-time awards included a cash award, which was paid in July 2018, and a one-year performance-based restricted stock award target, which was to be awarded in June 2019 based 50% on the achievement of certain “synergy realization” and Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) performance criteria for fiscal year 2019 and 50% on the achievement of certain business performance criteria, although no portion of the business performance criteria would be awarded if we did not achieve the threshold EBITDA performance criteria. If such criteria were met and any portion of the restricted stock awards were granted, such restricted stock awards would vest 100% at the end of a three-year period so long as a participant remains an employee of the Company. We did not achieve the targeted performance criteria (although we did achieve the threshold performance criteria) for “synergy realization” or EBITDA for fiscal year 2019, but we did achieve substantially all of the business performance criteria, including the completion of the acquisition and integration of Ainsworth (with the plant and customer integration being completed in less than nine months from the closing date), the divestiture and continuing transition of the U.S. baking business, and the closure and consolidation of seven domestic and international office locations into our corporate headquarters in Orrville, Ohio. Therefore, in June 2019 (during fiscal year 2020), the Compensation Committee approved the grant of restricted stock awards up to 50% of the restricted stock award target amount to each participant in such special one time-awards, including the Named Executive Officers noted above as more specifically set forth in the following table:

Name	Cash Award Paid in July 2018	Target Performance- Based Equity Award	Synergy and EBITDA Target	Synergy and EBITDA Award	Business Achievement Target	Business Achievement Award	% of Target Performance- Based Equity Award
David J. Lemmon	$62,589	$187,500	$ 93,750	$0	$93,750	$75,000	40%
Mark R. Belgya	$37,500	$112,500	$56,250	$0	$56,250	$50,625	45%
Jeannette L. Knudsen	$31,250	$ 93,750	$46,875	$0	$46,875	$42,188	45%

Health Benefits

We provide executive officers with health and welfare plans upon substantially the same terms as available to most of our other salaried employees. These benefit plans include medical, dental, vision, life, and disability insurance coverage. We also provide executive officers with periodic physical examinations upon the same terms as available to all of our employees at or above the Senior Director level.

Pension and Retirement Plans, the Non-Qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan

The Named Executive Officers participate in The J. M. Smucker Company Employee Savings Plan (the “401(k) Plan”) and, except for John P. Brase and David J. Lemmon, also participate in The J. M. Smucker Company Employees’ Retirement Plan (the “Qualified Pension Plan”), which was frozen for all participants on December 31, 2017. Participation in the 401(k) Plan (and, for employees hired prior to December 31, 2007, the Qualified Pension Plan) is an important component of the overall compensation package for substantially all of our employees, including our executive officers. In addition, Mark T. Smucker, Mark R. Belgya, and Richard K. Smucker participate in The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan (as amended, the “SERP”), although Richard Smucker’s benefits under the SERP were frozen in

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EXECUTIVE COMPENSATION

2016, as further described below, and are eligible to participate in The J. M. Smucker Company Voluntary Deferred Compensation Plan (the “Deferred Compensation Plan”), which plans were closed to new participants in 2007.

Certain other executive officers, including Jeannette L. Knudsen, participated in The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan (the “New SERP”). In August 2016, the Compensation Committee approved the closure of the previously frozen New SERP, effective December 31, 2017. On January 1, 2018, the participants in the New SERP, including Jeannette L. Knudsen, became eligible to participate in The J. M. Smucker Company Restoration Plan (the “Restoration Plan”). John P. Brase and David J. Lemmon also participate in the Restoration Plan.

David J. Lemmon participated in The J. M. Smucker Company Canadian Merged Pension Plan (the “Canadian Registered Plan”), The Smucker Foods of Canada Corp. Restoration Plan (the “Canadian Restoration Plan”), and The Smucker Foods of Canada Non-Registered Savings Plan (the “Canadian Savings Plan”) during his assignment in Canada.

The following chart provides an overview of the key components of each of the plans:

Plan Name	Components

401(k) Plan

• Is the primary Company-provided retirement plan for certain eligible employees, providing a 150% match on employees’ contributions on the first 2% of eligible earnings and 100% on contributions on the next 4% of pay (i.e., a maximum Company match of 7% of pay)

Qualified Pension Plan

• Provides a pension benefit based upon years of service with the Company and upon final average pay (average base salary compensation for the five most highly compensated consecutive years of employment)

• Benefits under the Qualified Pension Plan are 1% of final average earnings times the participant’s years of service with the Company

• Employees under the age of 40 as of December 31, 2007 will not earn future additional benefits under the Qualified Pension Plan, but employees age 40 and over as of December 31, 2007 will continue to earn future benefits

• Canadian employees who did not meet age and service provisions as of December 31, 2012 were eligible to participate in the Defined Contribution Pension Plan (the “DC Pension Plan”), which provided a non-elective contribution of 2% of eligible earnings and provided matching contributions on 1% to 4% of employee contributions; combined contributions are subject to the Money Purchase Plan Limit prescribed by Revenue Canada

• Closed to new participants on December 31, 2007

• Effective December 31, 2017, benefits under the Qualified Pension Plan were frozen for all participants, including executive officers

SERP

• In addition to retirement benefits under the Qualified Pension Plan and 401(k) Plan, certain of our executive officers, including Mark T. Smucker, Mark R. Belgya, and Richard K. Smucker, also participate in the SERP, entitling them to certain supplemental benefits upon their retirement

• Benefits are based upon years of service and are 55% (reduced for years of service less than 25) of the average of base salary, holiday bonus, and Cash Incentive Award for the five most highly compensated, consecutive years of employment, less any benefits received under the Qualified Pension Plan and Social Security

• Frozen to new participants on May 1, 2008

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Plan Name	Components
New SERP

• Became effective on May 1, 2008 and provides a benefit for certain executive officers not participating in the SERP. Frozen to new participants on May 1, 2012

• Entitles participants to certain supplemental benefits upon their retirement, based upon an annual contribution by the Company equal to 7% of the sum of the participant’s base salary, holiday bonus, and Cash Incentive Award, along with an interest credit made each year commencing on April 30, 2009

• Participants will be eligible for benefits upon the attainment of age 55 and 10 years of service with the Company

• Jeannette L. Knudsen was the only Named Executive Officer to participate in the New SERP

• In August 2016, the Compensation Committee approved the closure of the New SERP, effective December 31, 2017, at which time such participants were eligible to participate in the Restoration Plan

Restoration Plan

• Became effective on May 1, 2012 and provides a benefit for certain executive officers not participating in the SERP or, prior to January 1, 2018, the New SERP

• Restores contributions that would have been received under the 401(k) Plan but are not permitted due to federal tax limitations

• Participants are entitled to contribute between 0% and 50% of their eligible pay over the qualified plan compensation limit and are entitled to receive a 401(k)-type match on contributions (i.e., a maximum Company match of 7% of pay over the compensation limit)

• Members of the Canadian Leadership Team, including David J. Lemmon for calendar year 2018, are eligible to participate in the Canadian Restoration Plan once they meet the annual Canadian Income Tax Act maximum contribution limit under their registered pension plan; eligible participants receive a non-elective contribution of 2% of eligible earnings and receive company matching contributions on 1% to 4% of their contributions

• All U.S.-based employees, including the Named Executive Officers, not participating in the SERP are eligible to participate in the Restoration Plan

Deferred Compensation Plan

• U.S.-based executive officers who are not eligible to participate in the Restoration Plan may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in the Deferred Compensation Plan

• The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or equal annual installments ranging from 2 to 10 years

• The SERP, the New SERP, the Restoration Plan, and the Deferred Compensation Plan are non-qualified deferred compensation plans and, as such, are subject to the rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which restrict the timing of distributions

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EXECUTIVE COMPENSATION

Plan Name	Components
Canadian Registered Plan

• Provides pension benefits based on earnings accumulated during a member’s career

• The Canadian Registered Plan also covers prior plan benefits which are based on credited service with the Company in the prior plan and the final average pay (average base salary and commissions for the five highest compensation years of employment during the prior 10 years)

• The Canadian Registered Plan was closed to new members on December 31, 2012; new members join the DC Pension Plan

• Current members who were not age 50 with at least 10 years of continuous service ceased to accrue a defined benefit pension at December 31, 2012 and joined the DC Pension Plan

Other Benefits Executive Officers Receive

For fiscal year 2020, the executive officers, like all of our salaried and hourly non-represented employees, received an annual holiday bonus equal to 2% of their base salary.

The executive officers are provided certain personal benefits not generally available to all employees. The Compensation Committee believes these additional benefits are reasonable and enable us to attract and retain outstanding employees for key positions. These benefits include personal use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer, which the Board encourages for the safety and well-being of such officers and their families), periodic physical examinations (which are provided to all employees at or above the Senior Director level), financial and tax planning assistance, tickets to entertainment events, and a fixed flexible perquisite of $10,000 intended to be used for health, wellness, social, or travel club dues and expenses. The value of personal travel on our aircraft is calculated in accordance with applicable regulations under the Code and is included in the applicable individual’s taxable income for the year. The value of these personal benefits for each of the Named Executive Officers, to the extent the aggregate value based on incremental cost to us equaled or exceeded $10,000 for fiscal year 2020, is included in the “Summary Compensation Table” (and in the “2020 Director Compensation Table” for the Chairman Emeritus). The Compensation Committee reviews, on an annual basis, the types of perquisites and other benefits provided to executive officers, as well as the dollar value of each perquisite paid to executive officers.

Description of Compensation Policies and Agreements with Executive Officers

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading and Disclosure Policy prohibits Directors, executive officers, and employees from (i) engaging in hedging or monetization transactions that suggest the person is speculating in our common shares (that is, that such person is trying to profit in short-term movements, either increases or decreases, in our stock price), including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) engaging in any short sale, “sale against the box,” or any equivalent transaction involving our common shares; and (iii) purchasing our common shares “on margin.” Our Insider Trading and Disclosure Policy also prohibits Directors, executive officers, and employees from pledging any common shares as collateral for a margin loan or otherwise.

Stock Ownership Guidelines

All of our executive officers are required to meet minimum stock ownership guidelines within a five-year period of being named an executive officer of the Company. The Executive Chairman and the Chief Executive Officer have a stock ownership guideline of six times their annual base salaries. Our other executive officers have a stock ownership guideline of two times their annual base salaries. All of the Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, exceed these ownership requirements.

Employment Agreements

Except as set forth below, we do not have employment agreements with any of our executive officers. If we have a change of control, all outstanding equity awards for all participants will immediately vest. The definition of change of control for purposes of accelerating the vesting of equity awards is set forth in the 2010 Plan.

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John P. Brase Employment Offer

In connection with the hiring of John P. Brase as our Chief Operating Officer, the Company entered into an employment offer letter, dated February 28, 2020, with Mr. Brase (the “Brase Employment Offer”). The Brase Employment Offer outlined Mr. Brase’s base salary of $700,000, his short-term cash incentive target opportunity of 100% of his base salary, and his long-term equity incentive target opportunity of 300% of his base salary, as well as the other employee plans and benefits that Mr. Brase would be provided consistent with other senior executives of the Company. It also included the following one-time awards, which were provided to Mr. Brase in light of the compensation and retirement benefits that he would have been entitled to if he remained in his prior role with The Procter & Gamble Company: (i) a signing bonus of $400,000 cash; (ii) a grant of 25,000 restricted shares, which will cliff vest three years from the grant date, assuming that he is still employed by the Company on such date; and (iii) a grant of 7,500 restricted shares, which will cliff vest on the date that Mr. Brase turns 60 years of age in 2028, assuming that he is still employed by the Company on such date. Pursuant to the terms of the Brase Employment Offer, Mr. Brase will be required to immediately repay a pro-rated portion of the $400,000 cash signing bonus if he voluntarily resigns or if his employment is terminated by the Company for cause (as defined in the Brase Employment Offer) during his first two years of employment.

David J. Lemmon Separation Agreement

In connection with the separation of David J. Lemmon, formerly President, Pet Food and Pet Snacks, from the Company without cause on December 6, 2019, the Company and Mr. Lemmon entered into a Separation Agreement (the “Lemmon Separation Agreement”), effective as of January 10, 2020, pursuant to which the Company and Mr. Lemmon agreed upon the terms of Mr. Lemmon’s separation from the Company. Pursuant to the Lemmon Separation Agreement, Mr. Lemmon agreed to comply with certain cooperation, non-disparagement, non-disclosure, confidentiality, non-competition, and non-solicitation provisions. The Lemmon Separation Agreement also provides for a customary waiver and release of claims, and the following benefits:

a lump sum payment of $527,000, which represented Mr. Lemmon’s monthly base salary multiplied by twelve (12), which was paid before January 31, 2020;

a lump sum payment of $230,563, which represented Mr. Lemmon’s pro rata incentive payment for fiscal year 2020, which was paid before January 31, 2020;

Mr. Lemmon’s outstanding unvested restricted stock awards granted on June 8, 2016, September 1, 2016, and June 15, 2017 were vested, but all remaining unvested restricted stock awards or option grants were forfeited;

a lump sum payment of $6,000, which represented an amount equivalent to Mr. Lemmon’s COBRA premiums for 12 months, which was paid before January 31, 2020;

a lump sum payment of $20,000, which represented an amount equivalent to 2 months of a housing allowance, which was paid before January 31, 2020;

a lump sum payment of $85,000, which represented an amount intended to cover relocation expenses, which was paid before January 31, 2020; and

outplacement services for the lesser of $5,000 of expenses or 6 months.

Change in Control Severance Agreements

In connection with our ongoing efforts to align our compensation program with competitive market practices, we have entered into Change in Control Severance Agreements (the “Severance Agreement”) with several of our key employees, including all of the Named Executive Officers. The term of the Severance Agreement is two years, with automatic one-year renewals on each one-year anniversary of the effective date. Subject to limited exceptions, the Board may terminate the Severance Agreement at its discretion. Generally, the Severance Agreement only entitles key employees to severance benefits upon a termination by the Company without “cause” or by the key employee for “good reason” in connection with a “change in control” (each as defined in the Severance Agreement), within a 24-month period after a change in control event. Under those limited circumstances, an eligible employee will receive severance benefits consisting of: (i) a lump-sum payment equal to two times the sum of annual base salary and the target annual bonus; (ii) pro-rata target bonus

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EXECUTIVE COMPENSATION

for the year of termination; (iii) a lump sum amount equal to COBRA premiums for 18 months; and (iv) if requested by the employee, outplacement services not to exceed $25,000. In order to receive severance payments, the employee must execute a general release of claims in favor of the Company. The Severance Agreement includes non-competition and non-solicitation of employees covenants, which apply during the employee’s term of employment with the Company and for a period of 18 months following the date of the employee’s termination of employment for any reason, whether before or after a change in control.

The Severance Agreement does not provide for gross-up payments to be made in the event any payment or benefit due to an employee would be subject to the excise tax under Section 4999 of the Code, based on such payments being classified as “excess parachute payments” under Section 280G of the Code. However, in the event any payment or benefit due to an employee would be subject to such excise tax, then the amounts payable to such employee will be reduced to the maximum amount that does not trigger the excise tax, unless the applicable employee would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.

Tax and Accounting Considerations

The Compensation Committee has considered the potential impact on our compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Code. The exemption for performance-based compensation was repealed on December 22, 2017 for tax years beginning after December 31, 2017, such that compensation to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation-Related Risk Assessment

During fiscal year 2020, the Compensation Committee oversaw a risk assessment of our compensation policies and practices to ascertain any material risks that may be created by our compensation programs. In March 2020, members of our human resources, internal audit, legal, and enterprise risk departments, along with Semler Brossy, reviewed and assessed the potential risks arising from our compensation policies and practices based on the risk assessment process developed and refined over the past several years, along with a comparison of current industry best practices. The assessment process included a review of risks related to strategy, culture, governance, pay-mix, performance measures, annual short-term and long-term incentives, equity ownership, and trading, along with other compensation risks and management of those risks. The results of management’s review and Semler Brossy’s assessment were presented to the Compensation Committee in April 2020 for its review and final assessment. Based on the Compensation Committee’s review of the risk assessment, we determined that our compensation policies and practices do not create any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was supported by our risk mitigating practices, including our clawback policy, “no hedging” policy, “no pledging” policy, holdbacks of a portion of incentive payments for certain sales team participants, caps on incentive compensation awards, incentive modifiers based upon business unit performance, and the use of discretionary adjustments. In addition, we have a stock ownership requirement for our executive officers.

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Named Executive Officers for fiscal year 2020 and, where required, fiscal years 2019 and 2018. Please read the “Compensation Discussion and Analysis” in conjunction with reviewing this table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Mark T. Smucker President and Chief Executive Officer	2020 2019 2018	1,004,616 969,615 933,846	20,200 19,500 18,800	3,333,129 4,095,000 3,760,000	1,111,000 — —	1,295,325 1,157,813 972,900	3,898,568 1,747,522 1,000,570	66,123 67,440 59,823	10,728,961 8,056,890 6,745,939
Mark R. Belgya Vice Chair and Former Chief Financial Officer	2020 2019 2018	637,693 621,154 596,154	12,800 50,000 12,000	1,179,185 1,406,250 1,200,000	376,000 — —	547,200 534,375 486,000	2,074,219 816,054 428,354	41,596 33,905 20,651	4,868,693 3,461,738 2,743,159
John P. Brase Chief Operating Officer	2020	26,923	400,000	3,660,475	—	32,705	—	33,885	4,153,988
Jeannette L. Knudsen Chief Legal and Compliance Officer and Secretary	2020 2019 2018	510,154 497,692 481,923	10,240 41,250 9,700	676,186 800,000 703,250	211,200 — —	340,480 308,750 283,725	14,175 4,301 500	72,940 41,000 60,558	1,835,375 1,692,993 1,539,656
David J. Lemmon	2020 2019	322,462 486,657	10,540 80,218	787,114 875,500	237,150 —	230,563 348,771	339,256 69,474	1,409,123 175,904	3,336,208 2,036,524
Richard K. Smucker Executive Chairman	2020 2019 2018	750,000 750,000 750,000	15,000 15,000 15,000	1,125,232 1,500,000 1,500,000	375,000 — —	712,500 712,500 675,000	1,493,288 1,837,197 1,176,472	126,166 123,664 99,938	4,597,186 4,938,361 4,216,410

(1)

On May 1, 2020, Tucker H. Marshall succeeded Mark R. Belgya as the Chief Financial Officer of the Company. Mr. Belgya will continue in the position of Vice Chair until his retirement on September 1, 2020. Effective May 1, 2020, Mr. Marshall’s base salary is $570,000, and his short-term cash incentive and long-term equity incentive opportunities as a percentage of base salary will be consistent with those previously provided for the Chief Financial Officer of the Company.

David J. Lemmon, formerly President, Pet Food and Pet Snacks, was separated from the Company without cause on December 6, 2019. Fiscal year 2019 amounts for Mr. Lemmon that were earned in Canadian dollars have been converted to U.S. dollars at an exchange ratio of 1.3109 Canadian dollars to one U.S. dollar. This ratio is the average of the published exchange rates for the portion of fiscal year 2019 during which he was compensated in Canadian dollars.

(2)

Included in column (d) for all of the Named Executive Officers, except John P. Brase, is a holiday bonus representing 2% of annual base salary at the time of payment, which is provided to all of our salaried and hourly non-represented employees. The amount reported for Mr. Brase represents the cash signing bonus paid as part of the Brase Employment Offer discussed in the Compensation Discussion and Analysis section on page 57. Also included in column (d) are special one-time cash awards paid in fiscal year 2019 to certain recipients who had a significant role in one or more of our transformational strategic initiatives for fiscal year 2019, including, without limitation, the acquisition and integration of Ainsworth, the divestiture and transition of the U.S. baking business, and the organization optimization program, including the following Named Executive Officers: Mark R. Belgya, $37,500; Jeannette L. Knudsen, $31,250; and David J. Lemmon, $62,589. Also included for David J. Lemmon is a bonus of $7,500 paid under the Company’s relocation policy.

(3)

For all the Named Executive Officers, except John P. Brase, the amounts reported in column (e) for fiscal year 2020 reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the performance unit awards granted on June 13, 2019 pursuant to our new long-term incentive compensation program. Target award opportunities were expressed in dollars and converted to the target number of performance units using $123.03, the average closing share price for the final five trading days of fiscal year 2019 and the first five trading days of fiscal

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COMPENSATION TABLES

year 2020 and rounded up to the nearest share. These performance unit awards will vest to the extent the pre-established performance criteria are met over the three-year performance period from May 1, 2019 to April 30, 2022. Since these awards are subject to future performance conditions, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date. The actual value of the performance unit awards at the time of payout will depend upon achievement of the performance criteria as well as the price of the Company’s common shares at the time of vesting. Assuming that the highest level of performance was achieved for these awards, the grant date fair value of these awards would have been: Mark T. Smucker, $6,666,000; Mark R. Belgya, $2,256,000; Jeannette L. Knudsen, $1,267,200; and Richard K. Smucker, $2,250,000.

If a Named Executive Officer retires from the Company upon reaching the age of 60 with at least 10 years of service (or the age of 60 with at least 5 years of service for John P. Brase) and such retirement occurs after the first anniversary of the beginning of the performance period, the participant vests in the total number of the performance units that become “vesting eligible units” (based on actual performance at the end of the three-year period).

For Mark R. Belgya, David J. Lemmon, and Jeannette L. Knudsen, the amounts reported in column (e) also include a special one-time restricted stock award grant of $50,999, $75,509, and $42,458, respectively. These grants were approved by the Compensation Committee in June 2019 for participants who had a significant role in one or more of the Company’s transformational strategic initiatives for fiscal year 2019. These values are slightly higher than the amounts approved since we round up when calculating the number of restricted shares. The restricted stock awards vest 100% at the end of a three-year period so long as a participant remains an employee of the Company.

John P. Brase joined the Company on April 13, 2020 and, therefore, did not receive the performance unit award granted on June 13, 2019. The amounts reported in column (e) for Mr. Brase reflect the grant date fair value computed in accordance with ASC Topic 718 of a grant of 25,000 restricted shares, which will cliff vest three years from the grant date, and a grant of 7,500 restricted shares, which will cliff vest on the date that John P. Brase turns 60 years of age in 2028, assuming that he is still employed by the Company on such date. These grants were included as part of the Brase Employment Offer described in the Compensation Discussion and Analysis section on page 57.

The amounts reported in column (e) for fiscal years 2019 and 2018 reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the performance unit awards granted under our legacy long-term incentive plan.

Pursuant to the Lemmon Separation Agreement, David J. Lemmon forfeited his unvested 2020 performance unit award and all of his unvested restricted stock awards, other than his restricted stock awards granted on June 8, 2016, September 1, 2016, and June 15, 2017, which were vested.

For a description of the assumptions made in the valuation of such awards, see the note entitled “Share-Based Payments” to the Consolidated Financial Statements in our Annual Report on Form 10-K.

(4)

The amounts reported in column (f) reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of stock option awards granted on June 13, 2019 pursuant to our new long-term incentive compensation program. The estimated value of stock options is calculated using the Black-Scholes model. The options have an exercise price of $123.68 and generally ratably vest in equal tranches over a three-year period.

Pursuant to the Lemmon Separation Agreement, David J. Lemmon forfeited his unvested 2020 stock option award.

(5)

The amounts shown in column (g) for all of the Named Executive Officers, except David J. Lemmon, represent performance-based awards under our short-term incentive compensation program. The incentive payment was based on achievement of performance targets established for fiscal year 2020 and was paid in June 2020, subsequent to the end of the fiscal year for which such payment relates. Performance criteria under the short-term incentive compensation program relate to our performance and, in some cases, strategic business area performance, and are discussed in detail under the heading “What Our Short-Term Incentive Compensation Program Is Designed to Reward and How it Works.” The amount shown for David J. Lemmon represents the fiscal year 2020 short-term incentive payment that was paid pursuant to the Lemmon Separation Agreement.

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(6)

The amounts shown in column (h) represent the increase in present value of accumulated benefits accrued under the Qualified Pension Plan and the SERP. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.”

(7)	Column (i) includes payments made by us to defined contribution plans for the Named Executive Officers.

The Named Executive Officers received various perquisites provided by or paid by the Company, and the incremental value of such perquisites for the Named Executive Officers is also included in column (i). These perquisites included personal use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer, which the Board encourages for the safety and well-being of such officers and their families), periodic physical examinations, financial and tax planning assistance, tickets to entertainment events, a fixed flexible perquisite of $10,000 intended to be used for health, wellness, social, or travel club dues and expenses, and charitable matching gifts under our gift matching program, which is available to all of our full-time employees and Directors. We match gifts of up to $2,500 per calendar year to accredited colleges and universities that offer four-year degree programs and to certain other designated charitable organizations, as well as gifts of up to an additional $2,500 by senior directors and above to charitable organizations on whose board he or she serves.

All Named Executive Officers, except John P. Brase, received perquisites in excess of $10,000 for fiscal year 2020. The aggregate value of each perquisite or other personal benefit exceeding the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for executive officers is as follows: Richard K. Smucker’s personal use of our aircraft totaled $74,066. In valuing personal use of our aircraft in fiscal year 2020, we used aggregate incremental costs incurred, including costs related to fuel, landing fees, crew meals, and other miscellaneous costs.

Column (i) also includes $20,000 paid to David J. Lemmon for financial and tax planning assistance during fiscal year 2020 ($10,000 of which was carried over from Mr. Lemmon’s unused financial and tax planning assistance benefit for fiscal year 2019, which was delayed due to the complexity of Mr. Lemmon’s international relocation) and the following payments to Mr. Lemmon pursuant to the Lemmon Separation Agreement: $527,000 which represents his annual base salary, $618,206 related to the vesting of certain restricted stock grants, $20,000 which represents a two-month housing allowance, $85,000 intended to cover relocation expenses, $18,111 in accrued vacation, and $6,000 for COBRA Premiums for 12 months. Column (i) also includes a monthly housing allowance of $10,000 and reimbursement of moving expenses for Mr. Lemmon for fiscal year 2019 in connection with his relocation to Orrville, Ohio to serve as President, Pet Food and Pet Snacks.

The following table provides a breakdown of the Company-provided benefits included in column (i):

Name	Use of Aircraft	Flexible Perquisite	Financial and Tax Planning Assistance	Executive Physical	Employer Matching Funds under 401(k) Plan	Company Contributions to Deferred Compensation Accounts	Charitable Matching Gifts under Gift Matching Program	Housing Allowance	Separation Agreement Payments

Mark T. Smucker	12,747	10,000	20,000	926	19,950	—	2,500	—	—

Mark R. Belgya	1,633	10,000	10,000	—	19,963	—	—	—	—

John P. Brase	—	—	—	—	19,950	9,935	2,500	1,500	—

Jeannette L. Knudsen	—	10,000	4,600	—	19,891	38,149	300	—	—

David J. Lemmon	—	10,000	20,000	—	12,666	18,294	—	93,846	1,254,317

Richard K. Smucker	74,066	10,000	20,000	—	19,600	—	2,500	—	—

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COMPENSATION TABLES

2020 GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			(j) All Other Stock Awards: Number of Shares of Stock (#)(3)	(k) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(l) Exercise or Base Price of Option Awards ($/SH)	(m) Grant Date Fair Value of Stock and Option Awards ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark T. Smucker	—	Cash	340,875	1,363,500	2,727,000	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	13,546	27,092	54,184	—	—	—	3,333,129
	6/13/2019	Options	—	—	—	—	—	—	—	60,611	123.68	1,111,000
Mark R. Belgya	—	Cash	144,000	576,000	1,152,000	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	4,585	9,170	18,340	—	—	—	1,128,185
	6/13/2019	Options	—	—	—	—	—	—	—	20,513	123.68	376,000
	6/14/2019	Restricted Stock	—	—	—	—	—	—	412	—	—	50,999
John P. Brase	—	Cash	8,610	34,440	68,880	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	—	—	—	—	—	—	—
	6/13/2019	Options	—	—	—	—	—	—	—	—	—	—
	4/14/2020	Restricted Stock	—	—	—	—	—	—	32,500	—	—	3,660,475
Jeannette L. Knudsen	—	Cash	89,600	358,400	716,800	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	2,576	5,151	10,302	—	—	—	633,728
	6/13/2019	Options	—	—	—	—	—	—	—	11,552	123.68	211,200
	6/14/2019	Restricted Stock	—	—	—	—	—	—	343	—	—	42,458
David J. Lemmon	—	Cash	98,813	395,250	790,500	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	2,892	5,784	11,568	—	—	—	711,606
	6/13/2019	Options	—	—	—	—	—	—	—	12,938	123.68	237,150
	6/14/2019	Restricted Stock	—	—	—	—	—	—	610	—	—	75,509
Richard K. Smucker	—	Cash	187,500	750,000	1,500,000	—	—	—	—	—	—	—
	6/13/2019	Performance Units	—	—	—	4,573	9,146	18,292	—	—	—	1,125,232
	6/13/2019	Options	—	—	—	—	—	—	—	20,458	123.68	375,000

(1)

Estimated possible payouts included in the Non-Equity Incentive Plan Awards columns relate to cash payments eligible under our short-term incentive compensation program. Except as set forth below, the amounts in column (d) reflect 25% of the target amount in column (e), while the amounts in column (f) reflect 200% of such target amounts. The amounts are based on salaries in effect as of April 30, 2020 for each Named Executive Officer, which is the basis for determining the actual payments to be made subsequent to fiscal year end. John P. Brase’s target was pro-rated for fiscal year 2020 since he joined the Company on April 13, 2020. David J. Lemmon received a lump sum payment of $230,563, which represented his pro rata incentive payment at target for fiscal year 2020.

(2)

The amounts shown in columns (g) through (i) represent the number of shares the Named Executive Officers are eligible to earn at the threshold, target, and maximum levels in connection with the target performance units granted

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in June 2019 under our new long-term incentive compensation program. As described in more detail in the “Compensation Discussion and Analysis,” these performance unit awards provide the Named Executive Officers with an opportunity to earn shares of common stock, the amount of which will be determined based on the Company’s performance against pre-established performance criteria over the three-year performance period from May 1, 2019 to April 30, 2022. Target award opportunities were expressed in dollars and converted to the target number of performance units using $123.03, the average closing share price for the final five trading days of fiscal year 2019 and the first five trading days of fiscal year 2020 and rounded up to the nearest share. David J. Lemmon forfeited his performance units as a result of his separation from the Company on December 6, 2019. Given that John P. Brase joined the Company on April 13, 2020, he did not receive a performance unit grant for fiscal year 2020.

(3)

The amounts shown for Mark R. Belgya, David J. Lemmon, and Jeannette L. Knudsen in column (j) reflect the number of shares granted in connection with the special one-time restricted stock award grant discussed in further detail in footnote (3) of the “Summary Compensation Table.” Mr. Lemmon forfeited this award as a result of his separation from the Company on December 6, 2019. The amount shown for John P. Brase reflects the number of restricted shares granted as part of the Brase Employment Offer.

(4)

The amounts shown in column (k) represent annual stock option awards granted in June 2019 under our new long-term incentive compensation program. David J. Lemmon forfeited his stock option award as a result of his separation from the Company on December 6, 2019. Given that John P. Brase joined the Company on April 13, 2020, he did not receive a stock option award for fiscal year 2020.

(5)

The amounts shown in column (m) shows the grant date fair value of: (i) the performance units granted in June 2019 calculated in accordance with ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date, (ii) the restricted stock grants shown in column (j) of this table, and (iii) the stock options shown in column (k) of this table calculated using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

	Option Awards					Stock Awards
(a) Name	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (6)

Mark T. Smucker	30,000 —	— 60,611	— —	$111.86 $123.68	3/19/2025 6/13/2029	— 108,236	— 12,437,399	27,092	3,113,142

Mark R. Belgya	37,500 —	— 20,513	— —	$111.86 $123.68	3/19/2025 6/13/2029	— 42,416	— 4,874,023	9,170 —	1,053,725 —

John P. Brase	— —	— —	— —	— —	— —	— 32,500	— 3,734,575	— —	— —

Jeannette L. Knudsen	10,000 —	— 11,522	— —	$111.86 $123.68	3/19/2025 6/13/2029	— 27,604	— 3,171,976	5,151 —	591,901 —

David J. Lemmon (7)	— —	— —	— —	— —	— —	— —	— —	— —	— —

Richard K. Smucker	62,500 —	— 20,458	— —	$111.86 $123.68	3/19/2025 6/13/2029	— —	— —	9,146 —	1,050,967 —

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COMPENSATION TABLES

(1)	The stock option awards will vest on the following dates:

Name	6/13/2020	6/13/2021	6/13/2022

Mark T. Smucker	20,208	20,202	20,201

Mark R. Belgya	6,840	6,837	6,836

John P. Brase	—	—	—

Jeannette L. Knudsen	3,842	3,840	3,840

David J. Lemmon (7)	—	—	—

Richard K. Smucker	6,821	6,819	6,818

(2)	Restricted shares or units outstanding at year end have vested or will vest on the following dates:

Name	6/8/2020	8/2/2020	6/15/2021	6/14/2022		4/14/2023	6/13/2023	9/1/2026	1/27/2028

Mark T. Smucker	15,493		26,759	34,986		—	30,998	—	—

Mark R. Belgya	11,645	30,359	—	412	*	—	—	—	—

John P. Brase	—	—	—	—		25,000	—	—	7,500

Jeannette L. Knudsen	6,122	—	4,839	6,887		—	6,056	3,700	—

David J. Lemmon (7)	—	—	—	—		—	—	—	—

Richard K. Smucker	—	—	—	—		—	—	—	—

*	Mr. Belgya will forfeit this award when he retires on September 1, 2020.

(3)

Restricted shares granted prior to the changes to our long-term incentive compensation program in fiscal year 2020 generally vest at the end of the four-year period from the date of grant or, if earlier, upon the attainment of age 60 and 10 years of service with the Company (provided that 50% of such restricted shares will be available for settlement of taxes due and the remainder will be subject to a four-year retention period).

(4)	The market value of restricted shares was computed using $114.91, the closing share price of our common shares on April 30, 2020, the last business day of the fiscal year.

(5)

The amounts shown in column (i) were performance units granted under our new long-term incentive compensation program and will vest, subject to achievement of the applicable performance criteria, in June 2022. The amounts shown in column (i) reflect the number of shares each of the Named Executive Officers will earn if the target level of performance is achieved.

(6)	The market value of unearned performance units that have not vested was computed using $114.91, the closing price of our common shares on April 30, 2020, the last business day of the fiscal year.

(7)	David J. Lemmon forfeited his unvested options, performance units, and restricted shares as a result of his separation from the Company on December 6, 2019.

2020 OPTION EXERCISES AND STOCK VESTED

(a) Name	Option Awards		Stock Awards
	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($) (1)
Mark T. Smucker	—	—	5,467	677,416
Mark R. Belgya	—	—	5,522	684,231
John P. Brase	—	—	—	—
Jeannette L. Knudsen	—	—	3,087	382,510
David J. Lemmon	—	—	7,250 (2)	779,784
Richard K. Smucker	—	—	11,355 (3)	1,404,386

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(1)	The market price used in determining the value realized was calculated using the average of the high and low share prices on the NYSE on the date of vesting.

(2)

David J. Lemmon’s restricted stock award granted on June 12, 2015 vested on June 12, 2019. His outstanding unvested restricted stock awards granted on June 8, 2016, September 1, 2016, and June 15, 2017 were vested pursuant to the Lemmon Separation Agreement.

(3)

This number represents 11,355 restricted shares, which vested immediately upon date of grant in June 2019 due to the participant being 60 years of age and having 10 years of service with the Company; however, 5,678 shares ($702,193) remain subject to a four-year holding period. These restrictions will lapse on June 13, 2023.

PENSION BENEFITS

We maintain two defined benefit plans in the U.S. and one in Canada that cover the Named Executive Officers. One is the Qualified Pension Plan, which provides funded, tax-qualified benefits (up to the limits on compensation and benefits under the Code) to some of our U.S.-based salaried employees as discussed in the “Qualified Pension Plan” summary on page 54 of this proxy statement. The second is the SERP, which provides unfunded, non-qualified benefits to certain executive officers. All of the Named Executive Officers included in the “2020 Pension Benefits Table,” except for John P. Brase and David J. Lemmon, participate in the Qualified Pension Plan. Mark T. Smucker, Mark R. Belgya, and Richard K. Smucker are the only Named Executive Officers who participate in the SERP, although Richard Smucker’s benefits under the SERP were frozen in 2016, as further described below. David J. Lemmon participated in the Canadian Registered Plan during his Canadian assignment.

Qualified Pension Plan

The benefit provided under the Qualified Pension Plan is defined as an annuity beginning at normal retirement age, which is 65. It can be paid out in the form of an annuity or lump sum. The Qualified Pension Plan benefit expressed as an annual single life annuity at normal retirement age is 1% times final average earnings times years of service. All accrued benefits under the Qualified Pension Plan have been frozen for all participants, including the Named Executive Officers, effective December 31, 2017.

In addition, Named Executive Officers who, prior to 1991, participated in the old employee contributory portion of the Qualified Pension Plan may also have a frozen contributory benefit based on their participant contributions made prior to April 30, 1991. Those frozen benefits, included as part of the total Qualified Pension Plan benefit, are as follows: $48,100 for Richard K. Smucker and $1,400 for Mark R. Belgya.

Early retirements under the Qualified Pension Plan are subject to the following rules:

if the participant terminates employment after completing five years of service but prior to attaining age 65, the Qualified Pension Plan benefit is calculated based on frozen accrued benefits and service at the time the Named Executive Officer leaves employment;

terminating participants have the option of receiving a lump sum payment or an immediate annuity at the time of termination;

early payments are reduced actuarially for benefits that commence before age 65;

if the participant has more than 10 years of service and has reached age 55 at the time of retirement, early payments are reduced 4% per year that the benefits start before age 65; and

if the participant has more than 30 years of service at the time their employment terminates, early payments are reduced 4% per year from age 62.

As of April 30, 2020, each of Richard K. Smucker and Mark R. Belgya had already completed 30 years of service with the Company. All accrued benefits under the Qualified Pension Plan have been frozen for all participants, including the Named Executive Officers, effective December 31, 2017.

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COMPENSATION TABLES

David J. Lemmon participated in the Canadian Registered Plan during his assignment in Canada. This plan provides the following benefits:

provides pension benefits based on earnings accumulated during a member’s career;

covers prior plan benefits which are based on credited service with the Company in the prior plan and based on the final average pay (average base salary and commissions for the five most highly compensation years of employment during the prior 10 years;

the Canadian Registered Plan was closed to new members on December 31, 2012; new members joined the DC Pension Plan; and

current members who were not age 50 with at least 10 years of continuous service ceased to accrue a defined benefit pension at December 31, 2012 and joined the DC Pension Plan.

SERP

The benefit provided under the SERP is defined as an annuity beginning at normal retirement age. It can be paid out in the form of an annuity or lump sum. The SERP benefit expressed as an annual single life annuity is equal to (A) 2.5% times final average earnings, times years of service up to 20 years, plus (B) 1.0% times final average earnings, times years of service from 20 to 25 years, minus (C) the basic benefit provided under the Qualified Pension Plan, minus (D) the Company paid portion of the contributory benefit in the Qualified Pension Plan that was frozen April 30, 1991, and minus (E) an estimate of the Social Security benefit that would be payable at the later of age 62 or actual retirement. Final average earnings are equal to average compensation (base salary, holiday bonus, and Cash Incentive Award) over the five consecutive years of employment that produces the highest average.

Early retirements under the SERP are subject to the following rules:

if the participant terminates employment before normal retirement age without completing 10 years of service, no SERP benefit is payable;

if the participant terminates employment after completing 10 years of service but before age 65, the gross SERP benefit ((A) plus (B) in the prior paragraph) is calculated based on final average earnings and service at the time the participant leaves employment (as of April 30, 2020, Mark T. Smucker and Mark R. Belgya are eligible for such early retirement benefit); and

the gross SERP benefit will be reduced by 4% per year that the benefit commences prior to age 62 and then offset by the Qualified Pension Plan benefit, frozen contributory benefit, enhanced contribution to the 401(k) Plan, and estimate of Social Security benefit.

On April 21, 2011, we amended the SERP to provide that, to the extent payment of any benefit under the SERP is delayed beyond the latter of the participant reaching age 55 or the participant’s separation from service, such benefit will be adjusted (i) with interest, if payable as a lump sum, and (ii) actuarially, if payable as an annuity, all as determined in accordance with the SERP. This change takes into account the fact that Section 409A of the Code imposes a delay on benefit commencement in certain cases.

Richard K. Smucker’s benefits under the SERP were frozen in 2016. Richard K. Smucker began receiving the SERP benefit on April 1, 2019, and he receives monthly annuity payments under the SERP, which are approximately the same monthly annuity payments he would have received under the SERP had he retired on March 31, 2016.

Determination of Value

The amounts shown in the “2020 Pension Benefits Table” are based on the value at age 62 (a prior date for Richard K. Smucker), which is the earliest age at which an unreduced retirement benefit is payable under both plans. Other key assumptions used to determine the amounts are as follows:

an interest rate of 3.13%, the Financial Accounting Standards Board Accounting Standards Codification Topic 715 (“ASC Topic 715”) discount rate as of April 30, 2020. The ASC Topic 715 discount rate as of April 30, 2019 was 4.03% and April 30, 2018 was 4.22%;

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for the SERP, 50% are assumed to elect a lump sum (except Richard K. Smucker, who has chosen his benefit form) with Revenue Ruling 2001-62 mortality used for life expectancy and 50% elect an annuity with the mortality assumption based on a version of the RP-2014 table with mortality improvements projected into the future;

for the Qualified Pension Plan, 50% are assumed to elect an annuity and 50% a lump sum using the mortality prescribed by the Internal Revenue Service. The Qualified Pension Plan uses the same mortality assumption as described above for the SERP annuity elections to determine life expectancy; and

for the Canadian Registered Plan, David J. Lemmon is assumed to elect an annuity. Mortality is assumed to follow the 2014 Canadian Pensioners Mortality Table and include future mortality improvements based on the MI-2017 improvement scale. The ASC Topic 715 discount rate as of April 30, 2020 was 2.95%, April 30, 2019 was 3.21%, and April 30, 2018 was 3.57% for this plan.

The years of credited service for the Named Executive Officers are based only on their years of service while an employee of the Company during the time they were eligible to accrue benefits in the plans.

The “2020 Pension Benefits Table” below shows the Named Executive Officers’ number of years of credited service, present value of accumulated benefit, and payments during the last fiscal year under each of the plans.

2020 Pension Benefits

(a)	(b)	(c)	(d)		(e)
Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Mark T. Smucker	Qualified Pension Plan SERP Total	10.3 22.6	226,505 10,397,149 10,623,654		— —

Mark R. Belgya	Qualified Pension Plan SERP Total	32.8 35.1	1,346,900 8,298,849 9,645,749		— —

John P. Brase	Qualified Pension Plan SERP Total	— —	— —		— —

Jeannette L. Knudsen	Qualified Pension Plan SERP Total	5.3 —	67,777 — 67,777		— —

David J. Lemmon	Canadian Registered Plan SERP Total	18.8 —	861,745 — 861,745	(1)	— —

Richard K. Smucker	Qualified Pension Plan SERP Total	45.2 43.6	2,115,148 11,886,207 14,001,355		139,580 784,380 923,960

(1)

The present value of accumulated benefit shown for David J. Lemmon has been converted to U.S. dollars at an exchange ratio of 1.3944 Canadian dollars to one U.S. dollar, which is the published exchange rate as of April 30, 2020.

The J. M. Smucker Company 2020 Proxy Statement	67

COMPENSATION TABLES

2020 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)		(e)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (1)		Aggregate Balance at Last Fiscal Year End ($)

Mark T. Smucker	—	—	—		—

Mark R. Belgya	—	—	—		—
John P. Brase Restoration Plan (2)	14,192	9,935	(337)		23,790

Jeannette L. Knudsen New SERP (3) Restoration Plan (2)	— 32,700	— 38,149	(19,586 (4,371	) )	544,244 140,645

David J. Lemmon Canadian Nonqualified Plans (4) Restoration Plan (2)	— 16,313	— 18,294	(18,881 (1,387	) )	465,383 33,220

Richard K. Smucker Deferred Compensation Plan Vested but Unreleased Shares	— —	— —	69,347 —		6,106,665 6,749,354	(5) (6)

(1)	No portion of the amounts shown in column (d) are reported in the “Summary Compensation Table” as no earnings are considered to be above market.

(2)

The Restoration Plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. Participants in the Restoration Plan may elect to contribute up to 50% of their eligible compensation in excess of federal tax limitations. The Company matches 7% of the first 6% of participant contributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in annual installments ranging from 2 to 10 years. Jeannette L. Knudsen became eligible to participate in the Restoration Plan on January 1, 2018. David J. Lemmon became eligible to participate in the Restoration Plan on January 1, 2019. John P. Brase became eligible to participate in the Restoration Plan on April 13, 2020. Compensation related to any deferrals has been included as compensation in the “Summary Compensation Table.”

(3)

The New SERP is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. The Company contributes 7% of eligible participants’ compensation. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in monthly installments ranging from 5 to 20 years. No contributions will be made to the New SERP for compensation earned after December 31, 2017.

(4)

David J. Lemmon participated in two nonqualified plans during his Canadian assignment. Participants in the Canadian Savings Plan may elect to contribute up to 5% of eligible compensation, and the Company matches 50% of participant contributions. Participants in the Canadian Restoration Plan may elect to contribute up to 4% of eligible compensation in excess of federal tax limitations, and the Company contributes 2% of eligible compensation and matches 100% of participant contributions. Contribution and earnings amounts have been converted from Canadian dollars to U.S. dollars at an exchange ratio of 1.3361 Canadian dollars to one U.S. dollar. This ratio is the average of the published exchange rates for fiscal year 2020. The aggregate balance has been converted from Canadian dollars to U.S. dollars at an exchange ratio of 1.3944 Canadian dollars to one U.S. dollar, which is the published exchange rate as of April 30, 2020.

(5)

This aggregate balance includes the amounts reported as compensation in the “Summary Compensation Table” in previous fiscal years. For Richard K. Smucker, this amount is $2,475,085. This aggregate balance also includes earnings on prior contributions.

68	The J. M. Smucker Company 2020 Proxy Statement

COMPENSATION TABLES

Executive officers who do not participate in the Restoration Plan may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in the Deferred Compensation Plan. The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan.

The Deferred Compensation Plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in annual installments ranging from 2 to 10 years.

(6)

Upon participants reaching the age of 60 with 10 years of service, all restricted shares granted prior to the changes to our long-term incentive compensation program in fiscal year 2020 vest immediately, with 50% of such restricted shares available for settlement of taxes due and the remainder subject to a four-year retention period. Shares subject to this retention requirement are held by Richard K. Smucker (58,736) from the 2016 through 2019 grants. The market value of restricted shares was computed using $114.91, the closing share price of our common shares on April 30, 2020, the last business day of the fiscal year.

The J. M. Smucker Company 2020 Proxy Statement	69

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Executive Severance Plan

All of our elected officers, including the Named Executive Officers, are eligible for benefits under The J. M. Smucker Company Executive Severance Plan (the “Severance Plan”), which was adopted in January 2020 and provides for the payment of severance and other benefits in the event of a termination of employment with the Company without cause (as defined in the Severance Plan) or for certain other specified reasons (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the Severance Plan provides the following payments and benefits to elected officers:

severance in an amount equal to 52 times the elected officer’s weekly base salary in effect immediately prior to the date of the Qualifying Termination;

provided that the elected officer worked at least six months in the fiscal year of the Qualifying Termination, a prorated annual bonus as calculated pursuant to the terms of Section 4.01(b) of the Severance Plan;

an additional lump sum payment equivalent to approximately 12 months’ premiums on the elected officer’s Company-sponsored medical coverage in effect on the date of the Qualifying Termination; and

Company-paid outplacement assistance—and not any cash equivalent—provided by the Company’s third-party provider identified in its sole discretion for a period of up to six months.

Any nonvested awards under the Company’s long-term incentive plans will be treated as provided under the plans and applicable award agreements; however, any restricted stock or restricted stock unit awards that were granted prior to May 1, 2019 and are at least two-years old as of the date of the Qualifying Termination will become fully vested.

Long-Term Disability

In the event of a qualified long-term disability, participants continue to earn Qualified Pension Plan benefit service up to the earlier of age 65 or termination of employment. Also, 60% of base salary is continued, up to $20,000 per month, until the earlier of age 65 or the end of the disability period.

Termination Payments

The Severance values in the following table represent potential payments to the Named Executive Officers based on certain possible termination events. These payments are based on the Severance Plan that covers all of our elected officers.

The Cash Incentive Award values in the following table represent potential payments to each Named Executive Officer who is eligible to receive an award under the short-term incentive compensation program based on our actual performance if he or she is actively employed on the last day of the fiscal year. Except as set forth in the Severance Plan, Named Executive Officers who are not eligible to retire must be employed by the Company on the date of payment in order to receive an award.

The Value of Restricted Shares amounts in the following table reflect the immediate vesting of outstanding equity awards based on the type of termination that has occurred or in the event of a change in control. If we have a change in control, all outstanding equity awards will immediately vest based on the terms of the existing equity plans and the applicable award agreements. No restricted shares are awarded if an employee is not actively employed with us on the date of the grant.

The Retiree Healthcare Benefit values in the following table are shown only for those Named Executive Officers who are eligible for retirement as of the end of the fiscal year. These values represent the balance as of April 30, 2020 of the employee’s Healthcare Retirement Account. The Named Executive Officer may use this balance in retirement to cover healthcare costs and premiums.

70	The J. M. Smucker Company 2020 Proxy Statement

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Potential Change in Control Payments

We have entered into Change in Control Severance Agreements with several of our key employees, including all of the Named Executive Officers, as a retention tool in order to provide for severance benefits in connection with a change in control. The term of the Severance Agreement is two years, with automatic one-year renewals on each one-year anniversary of the effective date. Subject to limited exceptions, the Board may terminate the Severance Agreement at its discretion.

Generally, the Severance Agreement only entitles the Named Executive Officers to severance benefits upon a termination by the Company without “cause” or by the Named Executive Officer for “good reason” in connection with a “change in control” (each as defined in the Severance Agreement), within a 24-month period after a change in control event. If so terminated, a Named Executive Officer will receive severance benefits consisting of: (i) a lump-sum payment equal to two times the sum of the Named Executive Officer’s annual base salary and the target annual bonus; (ii) pro-rata target bonus for the year of termination; (iii) a lump sum amount equal to the cost of COBRA coverage for 18 months; and (iv) if requested by the Named Executive Officer, outplacement services not to exceed $25,000. In order to receive severance payments, the Named Executive Officer must execute a general release of claims in favor of the Company. The Severance Agreement includes non-competition and non-solicitation of employees covenants, which apply during the Named Executive Officer’s term of employment with the Company and for a period of 18 months following the date of the Named Executive Officer’s termination of employment for any reason, whether before or after a change in control.

In the event that any payment or benefit due to a Named Executive Officer would be subject to the excise tax under Section 4999 of the Code, based on such payments being classified as “excess parachute payments” under Section 280G of the Code, then the amounts payable to such Named Executive Officer will be reduced to the maximum amount that does not trigger the excise tax, unless the Named Executive Officer would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.

Termination Analysis Table

The following table and footnotes describe the estimated potential payment obligations under various termination events. The table assumes termination of employment occurs on the last day of the fiscal year. A closing stock price of $114.91, as of the last business day of the fiscal year, is assumed for all equity values.

	Voluntary ($) (1)	Death ($)	Involuntary for Cause ($)	Involuntary w/o Cause ($)	Change in Control ($)
Mark T. Smucker
Severance (2)	—	—	—	1,031,122	4,747,000
Medical & Outplacement Benefits	—	—	—	—	56,683
Cash Incentive Award	—	1,295,325	—	1,295,325	1,295,325
Value of Restricted Shares (3)	—	12,437,399	—	12,437,399	12,437,399
Value of Performance Units (4)	—	1,037,714	—	1,037,714	3,113,142
Retirement Benefits (5)	11,054,300	5,600,932	11,054,300	11,054,300	11,054,300

TOTAL	11,054,300	20,371,370	11,054,300	26,855,860	32,703,849
Mark R. Belgya
Severance (2)	—	—	—	658,478	2,432,000
Medical & Outplacement Benefits	—	—	—	—	52,717
Cash Incentive Award	—	547,200	—	547,200	547,200
Value of Restricted Shares (3)	—	4,874,023	—	4,874,023	4,874,023
Value of Performance Units (4)	—	351,242	—	351,242	1,053,725
Retirement Benefits (5)	9,850,258	4,973,686	9,850,258	9,850,258	9,850,258
Retiree Healthcare Benefits (6)	49,983	49,983	49,983	49,983	49,983

TOTAL	9,900,241	10,796,134	9,900,241	16,331,184	18,859,906

The J. M. Smucker Company 2020 Proxy Statement	71

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

	Voluntary ($) (1)	Death ($)	Involuntary for Cause ($)	Involuntary w/o Cause ($)	Change in Control ($)
John P. Brase
Severance (2)	—	—	—	721,122	2,800,000
Medical & Outplacement Benefits	—	—	—	—	56,683
Cash Incentive Award	—	32,705	—	32,705	32,705
Value of Restricted Shares (3)	—	3,734,575	—	3,734,575	3,734,575
Value of Performance Units (4)	—	—	—	—	—
Retirement Benefits (5)	—	—	—	—	—

TOTAL	—	3,767,280	—	4,488,402	6,623,963
Jeannette L. Knudsen
Severance (2)	—	—	—	533,122	1,740,800
Medical & Outplacement Benefits	—	—	—	—	56,683
Cash Incentive Award	—	340,480	—	340,480	340,480
Value of Restricted Shares (3)	—	3,171,976	—	3,171,976	3,171,976
Value of Performance Units (4)	—	197,300	—	197,300	591,901
Retirement Benefits (5)	57,988	20,459	57,988	57,988	57,988

TOTAL	57,988	3,730,215	57,988	4,300,866	5,959,828
David J. Lemmon (7)
Severance (2)	—	—	—	—	—
Medical & Outplacement Benefits	—	—	—	—	—
Cash Incentive Award	—	—	—	—	—
Value of Restricted Shares (3)	—	—	—	—	—
Value of Performance Units (4)	—	—	—	—	—
Retirement Benefits (5)	861,745	861,745	861,745	861,745	861,745

TOTAL	861,745	861,745	861,745	861,745	861,745
Richard K. Smucker
Severance (2)	—	—	—	762,358	3,000,000
Medical & Outplacement Benefits	—	—	—	—	43,537
Cash Incentive Award	712,500	712,500	—	712,500	712,500
Value of Restricted Shares (3)	—	—	—	—	—
Value of Performance Units (4)	—	350,322	—	350,322	1,050,967
Retirement Benefits (5)	14,001,355	11,747,870	14,001,355	14,001,355	14,001,355
Retiree Healthcare Benefits (6)	64,150	64,150	64,150	64,150	64,150

TOTAL	14,778,005	12,874,842	14,065,505	15,890,685	18,872,509

(1)	This amount assumes the Named Executive Officer voluntarily terminates or retires. Other than Richard K. Smucker, none of the Named Executive Officers are currently eligible for retirement.

(2)

In the event of an involuntary termination without cause, the amount equals 52 weeks of pay based on the provisions of the Severance Plan, plus an additional lump sum payment equivalent to approximately 12 months’ premiums on the Named Executive Officer’s Company-sponsored medical coverage in effect on the date of the Qualifying Termination. In the event of a change in control, the amount equals two times the sum of the annual base salary and the target annual bonus.

(3)

In the event of a change in control, death, or permanent disability, all unvested restricted shares would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to

72	The J. M. Smucker Company 2020 Proxy Statement

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

vest all outstanding unvested restricted shares. However, any restricted stock or restricted stock unit awards that were granted prior to May 1, 2019 and are at least two years old as of the date of an involuntary termination without cause will become fully vested. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)

In the event of death or permanent disability, the Named Executive Officer will be eligible for pro-rated vesting at the target number of units. If the Named Executive Officer has worked more than a year of the performance period and is involuntarily terminated without cause, he or she will be eligible for pro-rated vesting at target (based on actual performance at the end of the three-year period). In the event of a change in control, all unvested performance units would automatically vest at the target number of units upon the consummation of the change in control.

(5)

For all the Named Executive Officers, except David J. Lemmon, Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2020. Such amounts may differ from the comparable value shown in the “2020 Pension Benefits Table.” Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit. The SERP includes a provision indicating that the participant will not receive his or her benefit if the participant’s employment with the Company is terminated due to his or her dishonest or fraudulent conduct. Richard K. Smucker has begun receiving his benefits under both the SERP and qualified plans as a 100% joint and survivor benefit so that the value of his benefit is not affected by a termination event other than death. For Mr. Lemmon, Retirement Benefits represent the total value of such benefits based on his separation date of December 6, 2019.

(6)	This amount includes the current balance of the Named Executive Officer’s employer-provided Healthcare Retirement Account.

(7)	David J. Lemmon was separated from the Company on December 6, 2019.

The J. M. Smucker Company 2020 Proxy Statement	73

2020 CEO PAY RATIO

The SEC requires us to disclose the annual total compensation of Mark T. Smucker, our Chief Executive Officer, and our median employee, as well as the ratio of their respective annual total compensation to each other. The annual total compensation values are calculated in accordance with SEC rules applicable to the Summary Compensation Table. The values are as follows for fiscal year 2020, our last completed fiscal year:

Mark T. Smucker’s annual total compensation: $10,728,961

Our median employee’s annual total compensation: $79,071

Ratio of Mark T. Smucker’s annual total compensation to our median employee’s annual total compensation: 136:1

Pay Ratio Methodology

To prepare the pay ratio analysis, SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure, and compensation plans, policies, and procedures.

For purposes of calculating the fiscal year 2020 pay ratio, we used the same median employee that was identified in fiscal year 2019. In accordance with SEC requirements, we determined that there have been no changes to the employee population or employee compensation arrangements in fiscal year 2020 that would result in a significant change to the pay ratio.

In determining our median employee, we chose April 1, 2019 as the determination day to review our global employee population. As of that date, we employed 7,539 persons in 5 countries.

Our median employee was selected using wages received by each employee (excluding our Chief Executive Officer), as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 and the Canada Revenue Agency on Form T4 for the calendar year ended December 31, 2018. As permitted under SEC rules, we excluded 4 employees in Brazil, 2 employees in Hong Kong, and 2 employees in Vietnam, as they represent less than 1% of our total employee population. In determining our median employee, we did not use any of the other exemptions permitted under SEC rules, and we used the employee population as of April 1, 2019 to determine eligibility to identify the median employee. Similarly, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or Mark T. Smucker.

As described above, all determinations were made in fiscal year 2019, except the annual total compensation of the median employee. We calculated the median employee’s annual total compensation for fiscal year 2020 as described above for purposes of determining the ratio of Mark T. Smucker’s annual total compensation to such employee’s annual total compensation.

74	The J. M. Smucker Company 2020 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2020.

EXECUTIVE COMPENSATION COMMITTEE

Paul J. Dolan, Chair

Gary A. Oatey

Kirk L. Perry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following non-employee Directors served as a member of the Compensation Committee during fiscal year 2020: Paul J. Dolan, Gary A. Oatey, and Kirk L. Perry. During fiscal year 2020, no Company executive officer or Director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

Paul J. Dolan, the Chair of the Compensation Committee, is Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization, but the Company has determined that the Dolan family’s ownership interest in the Cleveland Indians does not disqualify Mr. Dolan from being an “outside director” under Section 162(m) of the Code. We incurred approximately $295,515 in advertising and promotional activities expenses related to our sponsorship with the Cleveland Indians organization, along with purchases of season tickets and a partial season for a luxury box, in fiscal year 2020.

Kirk L. Perry, a member of the Compensation Committee, is the President, Brand Solutions of Google Inc. We incurred approximately $15,776,300 in expenses for advertising services provided to us by Google Inc. in fiscal year 2020.

The J. M. Smucker Company 2020 Proxy Statement	75

APPROVAL OF THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

(Proposal 4 on the proxy card)

On June 17, 2020, the Compensation Committee and the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the annual meeting, The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan (the “2020 Plan”). The 2020 Plan allows the Board, acting through the Compensation Committee, to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to align the interests of management with those of shareholders. The Compensation Committee has the discretion to set performance goals applicable to certain awards under the 2020 Plan. The terms of the 2020 Plan are substantially consistent with the 2010 Plan, except that the provisions intended to qualify certain awards as “performance-based compensation” under Section 162(m) of the Code have been removed since that exemption was repealed for tax years beginning after December 31, 2017.

The Company has historically granted equity awards to employees and non-employee Directors under various incentive compensation plans, including the 2010 Plan. If approved by shareholders, the 2020 Plan will become effective on November 7, 2020 (the “Effective Date”), and no further grants will be made on or after November 7, 2020 under the 2010 Plan, except that outstanding awards granted under the 2010 Plan continue unaffected following such date.

The following table sets forth certain information about the 2020 Plan, as well as the 2010 Plan:

Number of new shares being authorized under the 2020 Plan	0
Number of shares available for future awards under the 2010 Plan as of June 22, 2020	4,417,910
Number of shares relating to outstanding stock options as of June 22, 2020	785,674
Number of shares outstanding as of June 22, 2020 relating to awards of restricted stock and RSUs	899,430
Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of June 22, 2020	7.73
Weighted average exercise price of outstanding options as of June 22, 2020	$113.48
Total number of shares available for future awards after June 22, 2020 if this proposal is approved	4,417,910

The approval of the 2020 Plan is, as provided in the Articles, a matter to which shareholders are entitled to cast ten votes per share, subject to the holding requirements set forth in the Articles. The following summary of the principal provisions of the 2020 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2020 Plan, a copy of which is attached as Appendix B to this proxy statement.

2020 Plan Highlights

The 2020 Plan authorizes the granting of equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units, and other awards for the purpose of providing the Company’s non-employee Directors, executive officers, other employees, and consultants incentives and rewards for performance. Some of the key features of the 2020 Plan that reflect the Company’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the 2020 Plan” and in the 2020 Plan.

Administration. The 2020 Plan will be administered by the Board. The Board may delegate its authority under the 2020 Plan to a committee or subcommittee thereof. The Board has delegated authority to the Compensation Committee to administer the 2020 Plan.

The Board or the Compensation Committee may delegate to one or more of its members or to one or more of the executive officers, or to one or more agents or advisors, administrative duties or powers to do one or both of the following (subject to certain limitations described in the 2020 Plan):

designate employees to receive awards under the 2020 Plan; and

determine the size of any such awards.

76	The J. M. Smucker Company 2020 Proxy Statement

APPROVAL OF THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

2020 Plan Limits. Total awards under the 2020 Plan are limited to the number of common shares available for awards under the 2010 Plan on the Effective Date (the “Shares Available under the 2020 Plan”). As of June 22, 2020, there were 4,417,910 common shares remaining available for issuance under the 2010 Plan.

The 2020 Plan also provides that:

the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options (“ISOs”) will not exceed the number of Shares Available under the 2020 Plan;

no more than 5% of Shares Available under the 2020 Plan in the aggregate will be used for awards to non-employee Directors and other awards;

no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 common shares in respect of any fiscal year;

no participant will be granted awards of restricted stock, RSUs, performance shares, or other stock-based awards, in the aggregate, for more than 400,000 common shares in respect of any fiscal year;

no participant in respect of any fiscal year will receive an award of performance units having an aggregate maximum value in excess of $12,000,000;

no participant in respect of any fiscal year will receive cash incentive awards having an aggregate maximum value in excess of $12,000,000; and

the maximum amount of compensation that may be paid to any single non-employee Director in respect of any single fiscal year (including awards under the 2020 Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees) will not exceed $750,000 (the “Non-Employee Director Compensation Limit”).

In connection with approving the 2020 Plan, shareholders are being asked to ratify the Non-Employee Director Compensation Limit. By voting “FOR” approval of the 2020 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Limit.

No Liberal Recycling Provisions. The 2020 Plan provides that only shares with respect to awards granted under the 2020 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the 2020 Plan. The following shares will not be added back to the aggregate plan limit and will not again be available for issuance under the 2020 Plan: (1) shares tendered in payment of the option exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with stock option proceeds. Further, all shares covered by a SAR that is exercised and settled in shares, whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the 2020 Plan.

Minimum Vesting Periods. The 2020 Plan provides that generally:

The period of time within which Management Objectives (as defined on page 82) relating to cash incentive awards, performance shares, and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of a participant, or a change in control; and

Restricted stock and RSUs that vest upon the achievement of Management Objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of a participant, or a change in control.

No Repricing. We have never repriced underwater stock options or SARs, and repricing of underwater options and SARs is prohibited without shareholder approval under the 2020 Plan.

The J. M. Smucker Company 2020 Proxy Statement	77

APPROVAL OF THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

Change in Control Definition. The 2020 Plan includes a definition of “change in control.” In general, a change in control will be deemed to have occurred if:

there is a consummation of a merger, consolidation, combination, or majority share acquisition and, as a result of which, the securities of the Company entitled to vote generally in the election of Directors that are outstanding immediately prior to the transaction do not continue to represent one-third or more of the voting power of the surviving entity or any parent;

we sell all or substantially all of our assets;

we dissolve the Company pursuant to a resolution adopted by our shareholders;

during any consecutive two-year period, individuals who at the beginning of the period constituted the Company’s Board cease for any reason to constitute at least a majority of the Company’s Board, unless their replacements are approved as described in the 2020 Plan; or

a person or group buys 25% or more of the Company’s then outstanding securities, unless such acquisition is approved by the vote of at least two-thirds of the Directors then in office.

Dividends and Dividend Equivalents. The 2020 Plan provides that dividends or other distributions of performance shares, restricted stock, or RSUs that are earned or that have restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

Other Features.

The 2020 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

The Board has delegated to the Compensation Committee (consisting of only independent Directors) administration of the 2020 Plan, if approved. Pursuant to such delegation, the Compensation Committee will have all of the powers and authority of the Board as described herein.

Summary of the 2020 Plan

Shares Available Under the 2020 Plan. Subject to adjustment as provided in the 2020 Plan, the number of common shares that may be issued or transferred:

upon the exercise of stock options or SARs;

in payment of restricted stock and released from substantial risks of forfeiture;

in payment of RSUs;

in payment of performance shares or performance units that have been earned;

as awards to non-employee Directors;

as other awards; or

in payment of dividend equivalents paid for awards made under the 2020 Plan will not exceed in the aggregate the number of common shares available for awards under the 2010 Plan on the Effective Date. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Common shares covered by an award granted under the 2020 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of shares available under the 2020 Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the 2020 Plan, any common shares that were covered by that award will again be available for issue or transfer.

If common shares are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the 2020 Plan. Common shares withheld by the Company to satisfy tax withholding obligations will count against the total number of shares

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available under the 2020 Plan. The number of common shares covered by a SAR that is exercised and settled in common shares, whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the 2020 Plan. In the event that we repurchase shares with stock option proceeds, those shares will not be added to the total number of shares available under the 2020 Plan. If, under the 2020 Plan, a participant has elected to give up the right to receive compensation in exchange for common shares based on fair market value, such common shares will not count against the total number of shares available under the 2020 Plan.

The 2020 Plan also provides the following limits:

the aggregate number of common shares actually issued or transferred upon the exercise of ISOs will not exceed the number of Shares Available under the 2020 Plan;

no more than 5% of the Shares Available under the 2020 Plan in the aggregate will be used for awards to non-employee Directors and other awards;

no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 common shares in respect of any fiscal year;

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards, in the aggregate, for more than 400,000 common shares in respect of any fiscal year;

no participant in any fiscal year will receive an award of performance units having an aggregate maximum value as of their respective dates of grant in excess of $12,000,000;

no participant in any fiscal year will receive cash incentive awards having an aggregate maximum value as of their respective dates of grant in excess of $12,000,000; and

the maximum amount of compensation that may be paid to any non-employee Director in respect of any fiscal year (including awards under the 2020 Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees) will not exceed the Non-Employee Director Compensation Limit.

Eligibility. Our executive officers and employees, the executive officers and employees of our subsidiaries, our non-employee Directors, consultants, and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 635 persons, may be selected by the Compensation Committee to receive benefits under the 2020 Plan. Any person who provides services to the Company or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the 2020 Plan. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options. We may grant stock options that entitle the optionee to purchase common shares at a price not less than the market value per share at the date of grant. The market price of our common shares as reported on the NYSE on April 30, 2020 was $114.91 per share. The option price is payable:

in cash, or by check or wire transfer at the time of exercise;

by the transfer to the Company of common shares owned by the participant for at least six months having a value at the time of exercise equal to the option price;

by a combination of such payment methods; or

by such other method as may be approved by the Compensation Committee.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the common shares to which the exercise relates.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2020 Plan, as the Compensation Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any subsidiary that is necessary before the stock options become exercisable. A grant of stock options may provide for the earlier exercise of such stock options in the event of the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant, or a change in control. Successive grants may be made to the

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same participant whether or not stock options previously granted remain unexercised. Any grant of stock options may specify Management Objectives that must be achieved as a condition to exercising such rights.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from the Company an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the market value of our common shares on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by the Company in cash, in common shares, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2020 Plan, as the Compensation Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that will be equal to or greater than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2020 Plan may be exercised more than 10 years from the date of grant.

Any grant of a SAR may specify:

waiting periods before exercise and permissible exercise dates or periods;

Management Objectives that must be achieved as a condition to exercise such rights; or

that such SAR may be exercised only in the event of, or earlier in the event of, the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant, or a change in control.

Restricted Stock. A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend, and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the current market value at the date of grant, as the Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period determined by the Compensation Committee at the date of grant. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Compensation Committee may provide for the earlier termination of restrictions in the event of the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant, or a change in control.

Any grant of restricted stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that Management Objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant or a change in control.

Any grant of restricted stock may also specify, in respect of any applicable Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

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Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the 2020 Plan, as the Compensation Committee may approve. Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

RSUs. A grant of RSUs (which may also be referred to as “deferred stock units”) constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the RSUs, and will have no right to vote the common shares. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional common shares. However, dividends or other distributions on common shares underlying RSUs with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingently upon the achievement of the applicable Management Objectives.

The Compensation Committee may provide for a shorter restriction period in the event of the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant, or a change in control. Any grant of RSUs may also specify, in respect of any applicable Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. If the RSUs have a restriction period that lapses only upon the achievement of Management Objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, the attainment of reasonable age and service requirements approved by the Compensation Committee, death or disability of the participant, or a change in control.

RSUs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2020 Plan, as the Compensation Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by the Company in common shares or cash.

Cash Incentive Awards, Performance Shares and Performance Units. A cash incentive award means a cash award granted pursuant to the 2020 Plan. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Compensation Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations described above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than one year, except in the case of the retirement, death or disability of the participant, or a change in control, if the Compensation Committee so determines.

Each grant of cash incentive awards, performance shares, or performance units may specify, in respect of the relevant Management Objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units, or amounts payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

To the extent earned, the cash incentive awards, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, common shares, shares of restricted stock, RSUs, or any combination of the foregoing. The Compensation Committee may, at the date of grant of performance shares, provide

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for the payment of dividend equivalents to the participant either in cash or in additional common shares, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Cash incentive awards, performance shares, and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2020 Plan, as the Compensation Committee may approve. Each grant will specify the number of performance shares or performance units to which it pertains, or the amount payable with respect to a cash incentive award, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Awards to Non-Employee Directors. The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of stock options, SARs, or other awards and may also authorize the grant or sale of common shares, restricted stock, or RSUs (which may also be referred to as “deferred stock units”) to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Compensation Committee. Each such grant will be evidenced by an award agreement in such form as approved by the Compensation Committee. Each grant will specify in the case of stock options, an option price per share, and in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the 2020 Plan to a non-employee Director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the 2020 Plan. Non-employee Directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Compensation Committee, all or any portion of their annual retainer, meeting fees or other fees in common shares, restricted stock, RSUs, or other awards under the 2020 Plan in lieu of cash.

Other Awards. The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares or factors that may influence the value of such shares, including, without limitation:

convertible or exchangeable debt securities;

other rights convertible or exchangeable into common shares;

purchase rights for common shares;

awards with value and payment contingent upon the performance of the Company or specified subsidiaries, affiliates or other business units of the Company or any other factors designated by the Compensation Committee; and

awards valued by reference to the book value of common shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company.

The Compensation Committee will determine the terms and conditions of the other awards. Common shares delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, common shares, other awards, notes, or other property, as the Compensation Committee will determine. Other awards are not required to be subject to any minimum vesting requirements.

The Compensation Committee may grant common shares as a bonus, or may grant other awards in lieu of the Company’s obligation, or a subsidiary’s obligation, to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee.

Management Objectives. The Compensation Committee may establish “Management Objectives” for purposes of cash incentive awards, performance shares, performance units and other types of awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, or function within the Company or subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.

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If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Administration. The Board has the authority to administer the 2020 Plan, and may, from time to time, delegate all or any part of its authority under the 2020 Plan to the Compensation Committee or any other Committee of the Board or subcommittee thereof. The Board has delegated its authority to the Compensation Committee to administer the 2020 Plan.

The interpretation and construction by the Board or the Compensation Committee of any provision of the 2020 Plan or of any agreement, notification, or document evidencing the grant of any award under the 2020 Plan and any determination by the Board or the Compensation Committee pursuant to any provision of the 2020 Plan or of any such agreement, notification, or document will be final and conclusive.

The Board or, to the extent of any delegation, the Compensation Committee, may delegate to one or more of its members or to one or more of our executive officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee, or any person to whom duties or powers have been delegated, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under the 2020 Plan.

The Board or the Compensation Committee may, by resolution, authorize one or more of the Company’s executive officers to do one or both of the following on the same basis as the Board or the Compensation Committee:

designate employees to receive awards under the 2020 Plan; and

determine the size of any such awards.

However, the Board or the Compensation Committee may not delegate such responsibilities to any such executive officer for awards granted to an employee who is an executive officer, Director, or more than 10% beneficial owner as determined by the Board or the Compensation Committee in accordance with Section 16 of the Securities Exchange Act of 1934, as amended. The resolution providing for such authorization must set forth the total number of common shares any delegated executive officer may grant, and the executive officer must report periodically to the Board or the Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. The Board may, at any time, and from time to time, amend the 2020 Plan in whole or in part. However, if an amendment to the 2020 Plan:

would materially increase the benefits accruing to participants under the 2020 Plan;

would materially increase the number of common shares which may be issued under the 2020 Plan;

would materially modify the requirements for participation in the 2020 Plan;

would increase the Non-Employee Director Compensation Limit; or

must otherwise be approved by the Company’s shareholders in order to comply with applicable law or the rules of the NYSE (or the Company’s applicable securities exchange)

then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

If permitted by Section 409A of the Code, in the case of an involuntary termination of employment or a termination of the employment of a participant by reason of death, disability, retirement, closing of business or operation units, or elimination of job position, or in the case of unforeseeable emergency, or other special circumstances (including reaching reasonable age and service requirements approved by the Compensation Committee from time to time), of or relating to a participant who holds:

a stock option or SAR not immediately exercisable in full;

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any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed;

any RSUs as to which the applicable restriction period has not been completed;

any cash incentive award, performance shares, or performance units which have not been fully earned;

any other awards subject to any vesting schedule or transfer restriction; or

common shares subject to any transfer restriction imposed by the 2020 Plan.

The Board or the Compensation Committee may, in its sole discretion, accelerate the time at which:

such stock option or SAR or other award may be exercised;

such substantial risk of forfeiture or prohibition or restriction on transfer will lapse;

such restriction period will end; or

such cash incentive awards, performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Board or the Compensation Committee may also waive any other limitation or requirement under any such award.

The Board or the Compensation Committee may amend the terms of any awards granted under the 2020 Plan prospectively or retroactively. Except in connection with certain corporate transactions described in the 2020 Plan, no amendment will impair the rights of any participant without his or her consent.

The Board may, in its discretion, terminate the 2020 Plan at any time. Termination of the 2020 Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the 2020 Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards, or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2020 Plan.

Change in Control. An award agreement under the 2020 Plan may provide that, upon a change in control of the Company, any awards that are outstanding as of the date of the change in control that are subject to vesting requirements and that are not then vested will become fully vested and immediately exercisable and all restrictions and other conditions prescribed by the Compensation Committee, if any, with respect to awards granted pursuant to the 2020 Plan will automatically lapse, expire, and terminate and all such awards will be deemed to be fully earned. The events giving rise to a change in control are set forth in the 2020 Plan attached to this proxy statement.

Transferability. Except as otherwise determined by the Compensation Committee, no stock option, SAR, or other award granted under the 2020 Plan will be transferable by the participant except by will or the laws of descent and distribution, and in no event will any such award granted under the 2020 Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Compensation Committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the 2020 Plan.

Adjustments. The Compensation Committee will make or provide for such adjustments in the numbers of common shares covered by outstanding stock options, SARs, RSUs, performance shares, and performance units granted under the 2020 Plan and, if applicable, in the number of common shares covered by other awards, in the option price and base price

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provided in outstanding stock options and SARs, and in the kind of shares covered thereby, as the Compensation Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure;

any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change in control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may, in its sole discretion, elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee will also make or provide for such adjustments in the total number of shares available under the 2020 Plan and any other share limits under the 2020 Plan as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any adjustment to the number of ISOs that may be granted under the 2020 Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity. Any evidence of award may provide that if a participant, either during employment by the Company or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” as defined in the 2020 Plan attached to this proxy statement, the participant will forfeit any award granted under the 2020 Plan then held by the participant or return to the Company, in exchange for payment by the Company of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the 2020 Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the 2020 Plan that the participant has disposed of, if provided in the award agreement for such grant, the participant will pay to the Company in cash the difference between (1) any amount actually paid for the awards by the participant pursuant to the 2020 Plan, and (2) the market value per share of the common shares on the date they were disposed.

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time. Further, if a participant is a “Covered Employee” within the meaning of the Clawback Policy, he or she acknowledges and accepts the terms and conditions of the Clawback Policy as in effect on the date of grant.

Withholding Taxes. To the extent that we are required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. In no event will the market value per share of the common shares to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code. To the extent applicable, it is intended that the 2020 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2020 Plan and any grants made under the 2020 Plan will be administered in a manner consistent with this intent. Any reference in the 2020 Plan to Section 409A of

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the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the 2020 Plan and grants under the 2020 Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the 2020 Plan and grants under the 2020 Plan may not be reduced by, or offset against, any amount owing by the participant to the Company or any of its subsidiaries.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (1) the participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time), and (2) we make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we will not pay such amount on the otherwise scheduled payment date, but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

Notwithstanding any provision of the 2020 Plan and grants under the 2020 Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the 2020 Plan and grants under the 2020 Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the 2020 Plan and grants under the 2020 Plan (including any taxes and penalties under Section 409A of the Code), and neither we nor any of our affiliates will have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Effective Date and Termination. The 2020 Plan will become effective as of the Effective Date. No grants will be made under the 2010 Plan on or after the Effective Date (if the 2020 Plan is approved by shareholders), except that outstanding awards granted under the 2010 Plan continue unaffected following the Effective Date. No grant will be made under the 2020 Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2020 Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2020 Plan based on federal income tax laws in effect on January 1, 2020. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted, (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

86	The J. M. Smucker Company 2020 Proxy Statement

APPROVAL OF THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Cash Incentive Awards, Performance Shares and Performance Units. No income generally will be recognized upon the grant of cash incentive awards, performance shares, or performance units. Upon payment in respect of the earn-out of cash incentive awards, performance shares, or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to the Company or a Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Registration with the SEC

We will file a Registration Statement on Form S-8 relating to the issuance of common shares under the 2020 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by the Company’s shareholders.

New Plan Benefits

Our Directors and executive officers have received awards under the 2010 Plan, and we anticipate that those individuals will receive awards under the 2020 Plan in the future, as we may deem appropriate. The future benefits or amounts that would be received under the 2020 Plan are discretionary and, therefore, not determinable at this time. For a summary of awards granted to the Named Executive Officers for the end of fiscal year 2020, see the “2020 Grants of Plan-Based Awards” table.

The J. M. Smucker Company 2020 Proxy Statement	87

APPROVAL OF THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this proposal, giving effect to the ten-votes-per-share provisions of the Articles, is necessary to approve the 2020 Plan. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect on the vote for this proposal. Unless otherwise directed, common shares represented by proxy will be voted “FOR” the approval of this proposal.

The Board unanimously recommends a vote FOR the approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan.

88	The J. M. Smucker Company 2020 Proxy Statement

RELATED PARTY TRANSACTIONS

The Board has long recognized that transactions with Related Persons (as defined below) present a potential conflict of interest (or the perception of a conflict) and, together with our senior management, the Board has enforced the conflict of interest provisions set forth in the Code of Conduct. All employees and members of the Board sign and agree to be bound by the Code of Conduct. Ethics has been, and will continue to be, one of our Basic Beliefs.

Related Party Transaction Approval Policy

In order to formalize the process by which we review any transaction with a Related Person, the Board has adopted a written policy addressing our procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Under the policy, the Chief Legal and Compliance Officer and Secretary initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. The policy provides that any transaction, arrangement, or relationship, or series of similar transactions, with any Director, nominee for Director, executive officer, 5% beneficial owner, or any of their immediate family members, or any entity which is owned or controlled by such persons, or in which such persons have a substantial ownership interest or control of such entity (collectively, “Related Persons”) in which we have or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate will be subject to review, approval, or ratification by the Audit Committee. In its review of related person transactions, the Audit Committee will review the material facts and circumstances of the transaction.

Transactions with Directors and Executive Officers

Timothy P. Smucker, Chairman Emeritus for the Company, is the brother of our Executive Chairman, Richard K. Smucker, and the father of our President and Chief Executive Officer, Mark T. Smucker. For fiscal year 2020, Timothy P. Smucker was compensated as a non-employee Director, and such compensation is included in the “2020 Director Compensation Table.”

Paul J. Dolan, a member of the Board, is Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization, but the Company has determined that the Dolan family’s ownership interest in the Cleveland Indians does not disqualify Mr. Dolan from being an “outside director” under Section 162(m) of the Code. We incurred approximately $295,515 in advertising and promotional activities expenses related to our sponsorship with the Cleveland Indians organization, along with purchases of season tickets and a partial season for a luxury box, in fiscal year 2020.

Kirk L. Perry, a member of the Board, is the President, Brand Solutions of Google Inc. We incurred approximately $15,776,300 in expenses for advertising services provided to us by Google Inc. in fiscal year 2020.

Related party transactions regarding members of the Compensation Committee are also disclosed under the “Compensation Committee Interlocks and Insider Participation” section of this proxy statement.

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OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Company Common Shares

The following table sets forth, as of June 22, 2020 (unless otherwise noted), the beneficial ownership of our common shares by:

each person or group known to us to be the beneficial owner of more than 5% of our outstanding common shares;

each Director, each nominee for Director listed in this proxy statement, and each Named Executive Officer; and

all of our Directors and executive officers as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director, and executive officer is One Strawberry Lane, Orrville, Ohio 44667. As of June 22, 2020, there were 114,107,784 common shares outstanding.

Name	Number of Common Shares Beneficially Owned (1)(2)(3)(4)(5)	Percent of Outstanding Common Shares
The Vanguard Group, Inc.	12,870,275 (6)	11.3%

BlackRock, Inc.	9,699,656 (7)	8.5%

State Street Corporation	8,273,316 (8)	7.3%

Richard K. Smucker	2,585,899	2.3%

Timothy P. Smucker	1,947,689	1.7%

Mark R. Belgya	92,216	*

John P. Brase	32,500	*

Susan E. Chapman-Hughes	0	*

Kathryn W. Dindo	43,887	*

Paul J. Dolan	39,540	*

Jay L. Henderson	8,247	*

Jeannette L. Knudsen	44,925	*

David J. Lemmon	5,172	*

Gary A. Oatey	49,051	*

Kirk L. Perry	6,855	*

Sandra Pianalto	8,120	*

Nancy Lopez Russell	22,976	*

Alex Shumate	16,632	*

Mark T. Smucker	261,581	*

Jodi L. Taylor	0	*

Dawn C. Willoughby	5,182	*

19 Directors and executive officers as a group	4,131,146	3.6%

*	Less than 1%

(1)

In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 22,

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OWNERSHIP OF COMMON SHARES

2020. The common share numbers include such options as follows: Mark T. Smucker, 50,208; Mark R. Belgya, 44,340; John P. Brase, 0; Jeannette L. Knudsen, 13,842; David J. Lemmon, 0; Richard K. Smucker, 69,321; and all Directors and executive officers as a group 246,390.

(2)

The beneficial ownership information set forth above also includes the following number of restricted shares beneficially owned by the persons identified below: Mark T. Smucker, 92,743; Mark R. Belgya, 30,771; John P. Brase, 32,500; Jeannette L. Knudsen, 21,482; David J. Lemmon, 0; Richard K. Smucker, 0; and all Directors and executive officers as a group, 215,048.

(3)

Beneficial ownership of the following common shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 199,691 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 205,547 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Mark T. Smucker: 13,417 common shares with respect to which Mark T. Smucker disclaims voting or investment power.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)

This number includes common shares held for the benefit of the individual named under the terms of the Amended and Restated Nonemployee Director Stock Plan (“Nonemployee Director Stock Plan”), the Nonemployee Director Deferred Compensation Plan, The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Plan”), and the 2010 Plan as follows: Kathryn W. Dindo, 43,887; Paul J. Dolan, 39,540; Jay L. Henderson, 5,247; Gary A. Oatey, 43,051; Kirk L. Perry, 6,855; Sandra Pianalto, 7,869; Nancy Lopez Russell, 22,580; Alex Shumate, 16,632; Timothy P. Smucker, 6,130; and Dawn C. Willoughby, 5,182. The common shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)

Because, under the Articles, shareholders may be entitled, on certain matters, to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percentage of outstanding common shares owned and the voting power represented by those common shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There is one proposal on this year’s ballot for which the ten-votes-per-share provisions apply.

(6)

The number of shares beneficially owned is based on information set forth in a Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed with the SEC on February 10, 2020. Vanguard is a U.S. company organized under the laws of the Commonwealth of Pennsylvania. Vanguard’s Schedule 13G/A indicated that, as of December 31, 2019, Vanguard had sole voting power as to 166,228 common shares, shared voting power as to 50,348 common shares, sole dispositive power as to 12,661,825 common shares, and shared dispositive power as to 208,450 common shares.

(7)

The number of shares beneficially owned is based on information set forth in a Schedule 13G/A of BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, filed with the SEC on February 5, 2020. BlackRock is a U.S. company organized under the laws of the State of Delaware. BlackRock’s Schedule 13G/A indicated that, as of December 31, 2019, BlackRock had sole voting power as to 8,276,796 common shares and sole dispositive power as to 9,699,656 common shares.

(8)

The number of shares beneficially owned is based on information set forth in a Schedule 13G of State Street Corporation (“State Street”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, filed with the SEC

The J. M. Smucker Company 2020 Proxy Statement	91

OWNERSHIP OF COMMON SHARES

on February 13, 2020. State Street is a U.S. company organized under the laws of the Commonwealth of Massachusetts. State Street’s Schedule 13G indicated that, as of December 31, 2019, State Street had shared voting power as to 7,537,356 common shares and shared dispositive power as to 8,260,167 common shares.

Delinquent Section 16(a) Reports

Under the U.S. securities laws, our Directors, executive officers, and beneficial owners of more than 10% of our common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC and the NYSE. Due dates for the reports are specified by those laws, and we are required to disclose in this proxy statement any failure in the past year to file by the required dates. Based solely on written representations of our Directors and executive officers and on copies of the reports that they have filed with the SEC, it is our belief that all of our Directors and executive officers complied with all Section 16(a) filing requirements applicable to them with respect to transactions in our equity securities during fiscal year 2020.

92	The J. M. Smucker Company 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the following equity compensation plans of the Company as of April 30, 2020: The J. M. Smucker Company 1998 Equity and Performance Incentive Plan (the “1998 Plan”), the 2006 Plan, the 2010 Plan, the Nonemployee Director Stock Plan, and the Nonemployee Director Deferred Compensation Plan. All of these equity compensation plans have been approved by our shareholders, with the exception of the Nonemployee Director Deferred Compensation Plan, which was initially adopted by the Board on January 1, 2007 and amended and restated on January 1, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1)(2)(3) (c)
Equity compensation plans approved by security holders (4)	2,079,687	$113.16	4,781,736
Equity compensation plans not approved by security holders (5)	44,860	—	—

Total	2,124,547	$113.16	4,781,736

(1)

As of April 30, 2020, there were 4,781,736 common shares remaining available for grant as awards. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted shares, restricted stock units, or other non-option awards into account.

(2)

Upon approval of the 2010 Plan by shareholders, no further awards could be made under the 1998 Plan, the Nonemployee Director Stock Plan, and the 2006 Plan, except that the provisions relating to the deferral of Director retainers and fees under the Nonemployee Director Stock Plan continued to apply to services rendered through December 31, 2006.

(3)	There is no established pool of authorized common shares under the Nonemployee Director Deferred Compensation Plan.

(4)

This amount includes (i) 291,020 deferred stock units and restricted stock units outstanding under the Nonemployee Director Stock Plan, the 2006 Plan, and the 2010 Plan, and (ii) 153,217 performance units outstanding under the 2010 Plan. The number included for performance units reflects grant date performance units awarded. Assuming maximum payout for performance unit grants that have not completed the required performance period, the number of securities to be issued as set forth in column (a) would increase by 153,217. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units, restricted stock units, or performance units into account.

(5)

Includes 44,860 outstanding deferred stock units related to retainer and meeting fees voluntarily deferred by non-employee Directors under the Nonemployee Director Deferred Compensation Plan. The Nonemployee Director Deferred Compensation Plan provides each of our non-employee Directors with an opportunity to defer receipt of any portion of the cash compensation he or she receives for his or her service as a Director. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these deferred stock units into account.

The J. M. Smucker Company 2020 Proxy Statement	93

ANNUAL REPORT

Our annual report for the fiscal year ended April 30, 2020 was mailed to each shareholder on or about July 1, 2020.

2021 SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the Company’s 2021 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that annual meeting must deliver the proposal to our Corporate Secretary so that it is received no later than March 3, 2021. In addition, according to the Regulations, if a shareholder intends to present a proposal (including with respect to Director nominations) at our 2021 annual meeting without the inclusion of that proposal or nomination in our proxy materials, the proposal or nomination must comply with the requirements set forth in our Regulations, and the shareholder must deliver such proposal or nomination to our Corporate Secretary so that it is received no later than May 21, 2021, which is 90 calendar days before the first anniversary of the date of the preceding year’s annual meeting, and no earlier than April 21, 2021, which is 120 days before the first anniversary of the date of the preceding year’s annual meeting. After May 21, 2021, the notice would be considered untimely. If, however, the date of our 2021 annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, then the deadline for shareholders to notify us will be no earlier than the close of business on the 120th day prior to the date of such annual meeting and no later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS

We do not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

In accordance with the notices we have sent to registered shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified us that they want to continue receiving multiple copies. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. We understand that the brokerage community has mailed similar notices to holders of common shares who hold their common shares in street name. This practice, known as “householding,” is permitted by the SEC and is designed to reduce duplicate mailings and save printing and postage costs, as well as conserve natural resources.

Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications should contact their broker if they are a street name shareholder or, if they are a registered shareholder, should contact Computershare Investor Services, LLC (“Computershare”) by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future, may also notify their broker or Computershare. We will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Services, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667, 330-684-3838.

94	The J. M. Smucker Company 2020 Proxy Statement

ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS

If you are a registered shareholder, we encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications from us electronically. Through participation in the eTree program sponsored by Computershare, we will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted by American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports, and information on-line at the Investor Center on Computershare’s website at www.computershare.com/investor. With your consent, we will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your election to receive shareholder communications electronically will be effective until you cancel it.

Please note that, although there is no charge for accessing our annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-866-602-0762.

VOTING RIGHTS OF COMMON SHARES

Under Article Fourth of the Articles, the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of our shareholders, except for the following specific matters:

any matter that relates to or would result in the dissolution or liquidation of the Company;

the adoption of any amendment to the Articles or the Regulations, or the adoption of amended Articles, other than the adoption of any amendment or amended Articles that increases the number of votes to which holders of our common shares are entitled or expands the matters to which time phased voting applies;

any proposal or other action to be taken by our shareholders relating to any successor plan to the Rights Agreement, dated as of May 20, 2009, between us and Computershare Trust Company, N.A., which expired on June 25, 2018;

any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement;

the adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of us or any of our subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of our assets;

any matter submitted to our shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of our outstanding common shares) of the Articles, as they may be further amended, or any issuance of our common shares for which shareholder approval is required by applicable stock exchange rules; and

any matter relating to the issuance of our common shares or the repurchase of our common shares that the Board determines is required or appropriate to be submitted to our shareholders under the Ohio Revised Code or applicable stock exchange rules.

On the matters listed above, common shares are entitled to ten votes per share if they meet the requirements set forth in the Articles. Common shares entitled to ten votes per share must meet one of the following criteria:

common shares for which there has not been a change in beneficial ownership in the past four years; or

common shares received through our various equity plans which have not been sold or otherwise transferred.

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VOTING RIGHTS OF COMMON SHARES

In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There is one proposal on this year’s ballot for which the ten-votes-per-share provisions apply.

The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless written proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership of such shares, including the voting of common shares. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit written proof of beneficial ownership in form and substance satisfactory to us in order to be entitled to exercise ten votes per share.

The foregoing is merely a summary of the voting terms of the common shares and this summary should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares, as set forth in the Articles. A copy of the Articles is posted on our website at www.jmsmucker.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

PROXY SOLICITATION AND COSTS

We are furnishing this document to you in connection with the solicitation by the Board of the enclosed form of proxy for our annual meeting to be held on August 19, 2020. In addition to solicitation by mail, we may solicit proxies in person, by telephone, facsimile, or e-mail. We will bear all costs of the proxy solicitation and have engaged a professional proxy solicitation firm, D.F. King & Co., Inc., to assist us in soliciting proxies. We will pay a fee of approximately $20,000 (including expenses) for such services.

We pay for the preparation and mailing of the Notice of 2020 Annual Meeting of Shareholders and proxy statement, and we have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other annual meeting materials to the beneficial owners of our common shares at our expense. This proxy statement is dated July 1, 2020 and is first being mailed to our shareholders on or about July 1, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

You received these proxy materials because you are a shareholder of the Company. The Board is providing these proxy materials to you in connection with our annual meeting to be held on August 19, 2020. As a shareholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all shareholders to attend the virtual annual meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the annual meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each shareholder can cast his or her vote without having to attend the virtual annual meeting in person.

96	The J. M. Smucker Company 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet (as described in the instructions included with your proxy card(s) or in the Notice of Internet Availability of Proxy Materials).

Why didn’t I receive paper copies of the proxy materials?

As permitted by the SEC, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. We believe this delivery method expedites your receipt of materials, while also lowering costs and reducing the environmental impact of our annual meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this proxy statement and our annual report and how to vote online.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about July 1, 2020 and provides instructions on how you may access and review the proxy materials on the Internet.

What is the record date and what does it mean?

The Board has established June 22, 2020 as the record date for the annual meeting of shareholders to be held on August 19, 2020. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the virtual annual meeting.

What is the difference between a “registered shareholder” and a “street name shareholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare, our transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a broker, bank, trust, or other nominee as a custodian, you are a “street name shareholder.”

How many common shares are entitled to vote at the annual meeting?

As of the record date, there were 114,107,784 common shares outstanding and entitled to vote at the virtual annual meeting.

How many votes must be present to hold the annual meeting?

A majority of the Company’s outstanding common shares as of the record date must be present in order for us to hold the annual meeting. This is called a quorum. Broker “non-votes” and abstentions are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner. Proposal 2 is the only routine matter on this year’s ballot that may be voted on by brokers.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”), or its designee, will determine if a quorum is present, tabulate the votes, and serve as our inspector of election at the annual meeting.

What vote is required to approve each proposal?

Under our Articles, shareholders may be entitled, on certain matters, to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others. The total voting power of all of the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There is one proposal on this year’s ballot for which the ten-votes-per-share provisions apply.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted as votes cast “for” or “against” a candidate and will have no effect with regard to the election of Directors in Proposal 1 (See “Corporate Governance—Director Resignation Policy”). In addition, abstentions, broker non-votes (if any), and shares not in attendance and not voted at the annual meeting will not be counted as votes cast “for” or “against” Proposals 2, 3, or 4, and, therefore, will have no effect on the vote for those proposals.

Proposal 1: Because this is an uncontested election, a candidate will be elected as a Director only if the votes cast for the candidate exceed the votes cast against the candidate, based upon one vote for each common share owned as of the record date. A plurality voting standard would be used if this were a contested election. Under the plurality voting standard, the candidates receiving the most “for” votes would be elected. Under our Director resignation policy, in an uncontested election, any nominee for Director who receives a greater number of “against” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating Committee. We have provided more information about our Director resignation policy under the heading “Corporate Governance—Director Resignation Policy.”

Proposal 2: The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to ratify the appointment of the Independent Registered Public Accounting Firm.

Proposal 3: The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the Company’s executive compensation. This vote is advisory and not binding on the Company, the Board, or the Compensation Committee in any way. To the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address the concerns of our shareholders. Under the Articles, shareholders are entitled to cast ten votes per share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on this proposal is a non-binding, advisory vote, we have determined that such ten-votes-per-share provisions will not apply to this proposal.

Proposal 4: The affirmative vote of the holders of a majority of the votes cast on this proposal, giving effect to the ten-votes-per-share provisions of the Articles, is necessary to approve the 2020 Plan.

How do I determine if I have ten votes per share for Proposal 4?

Common shares are entitled to ten votes per share if they meet the requirements set forth in the Articles. Common shares that would be entitled to ten votes per share on Proposal 4 include:

Common shares for which there has not been any change in beneficial ownership in the past four years; or

Common shares received through our various equity plans which have not been sold or otherwise transferred.

If you were issued common shares through one of our equity plans as an employee of the Company or you are a registered shareholder, you will not be required to certify common shares entitled to ten votes per share in order to exercise the ten-votes-per-share provision, because the plan administrators or the transfer agent will provide this information to the vote tabulator. If you are a street name shareholder, you will be required to complete the “Certification of Ten-Vote Shares” section on the voting instruction form in order to exercise the ten-votes-per-share provision. For additional information regarding how to determine whether our common shares are entitled to ten votes per share, see “Voting Rights of Common Shares” on page 95.

Where will I be able to find voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

98	The J. M. Smucker Company 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote my common shares?

If you are a registered shareholder and you received your proxy materials by mail, you can vote your shares in one of the following manners:

by attending the virtual annual meeting and voting;

by completing, signing, dating, and returning the enclosed proxy card(s);

by telephone, by calling 1-800-690-6903; or

by using the Internet and accessing www.proxyvote.com.

Please refer to the specific instructions set forth on the proxy card(s) that you received.

If you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can vote your shares in one of the following manners:

by attending the virtual annual meeting and voting;

by using the Internet and accessing www.proxyvote.com; or

by mail if you request a paper copy of the materials by calling 1-800-579-1639.

Please refer to the specific instructions set forth in the Notice of Internet Availability of Proxy Materials.

If you are a street name shareholder, your broker, bank, trustee, or other nominee will provide you with materials and instructions for voting your shares, including instructions to be able to vote electronically at the annual meeting.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered shareholder and you received your proxy materials by mail, you can change your vote in any one of the following ways:

sending a written notice to our Corporate Secretary that is received prior to the annual meeting and stating that you revoke your proxy;

signing, dating, and submitting a new proxy card(s) to Broadridge so that it is received prior to the annual meeting;

voting by telephone or by using the Internet prior to the annual meeting in accordance with the instructions provided with the proxy card(s); or

attending the virtual annual meeting and voting in person.

Yes, if you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can change your vote in any one of the following ways:

sending a written notice to our Corporate Secretary that is received prior to the annual meeting and stating that you revoke your proxy;

voting by using the Internet prior to the annual meeting, in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials;

attending the virtual annual meeting and voting in person; or

requesting a paper copy of the materials by calling 1-800-579-1639, and then signing and dating the proxy card(s) and submitting the proxy card(s) to Broadridge so that it is received prior to the annual meeting.

Your mere presence at the virtual annual meeting will not revoke your proxy. You must vote at the annual meeting in order to revoke your proxy.

If you are a street name shareholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted for each of the proposals as the Board recommends.

What if my common shares are held in “street name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the NYSE, your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal 2 is the only routine matter on this year’s ballot to be voted on by our shareholders. Proposals 1, 3, and 4 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If your shares are held in the name of a broker, bank, trust, or other nominee, you should follow the instructions provided by them to be able to vote electronically at the meeting.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

Proposal	Proposal Summary	FOR

1	Election of the Board nominees named in this proxy statement with terms expiring at the 2021 annual meeting of shareholders	✓

2	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year	✓

3	Advisory approval of the Company’s executive compensation	✓

4	Approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan	✓

Does the Company have cumulative voting?

No. In 2009, the shareholders of the Company amended the Articles to eliminate cumulative voting.

How can I vote my common shares during the virtual annual meeting?

The annual meeting will be a virtual meeting conducted on the following website: www.virtualshareholdermeeting.com/SJM2020 (the “Annual Meeting Website”). If you would like to vote at the annual meeting, please follow the instructions that will be available on the Annual Meeting Website during the annual meeting. If your shares are held in the name of a broker, bank, trust, or other nominee, you should follow the instructions provided by them to be able to vote electronically at the meeting. Voting by proxy, whether by internet, telephone, or mail, will not limit your right to vote electronically at the virtual annual meeting. However, if you vote by proxy and participate in the meeting, there is no need to vote electronically at the virtual annual meeting, unless you would like to change your vote.

How can I participate in the virtual annual meeting?

Due to the COVID-19 pandemic and to support the health and well-being of our shareholders, Directors, employees, and their families, the annual meeting will be held in a virtual meeting format, conducted via live webcast, beginning promptly at 10:00 a.m. Eastern Time on Wednesday, August 19, 2020. We recommend you log in at least 15 minutes before the annual meeting to ensure ample time to complete the check-in procedures.

Shareholders of record at the close of business on Monday, June 22, 2020 are eligible to attend the virtual annual meeting. You will have the same rights and opportunities to participate as you would have at a physical annual meeting.

100	The J. M. Smucker Company 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

You will be able to participate in the virtual annual meeting, vote your shares electronically, and submit your questions during the meeting by visiting the Annual Meeting Website. To participate in the virtual annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). If your shares are held in the name of a broker, bank, trust, or other nominee, you should follow the instructions provided by them in order to participate in the virtual annual meeting.

For those unable to attend the virtual annual meeting, a recorded version of the webcast will be made available on our website for a period of one year after the annual meeting.

What if I have technical difficulties or trouble accessing the virtual annual meeting?

If you encounter any technical difficulties accessing the Annual Meeting Website or during the virtual meeting, please call: 1-800-586-1548 (US) or 303-562-9288 (International). Technical support will be available 30 minutes prior to the start time of the virtual meeting.

How can I ask a question during the virtual annual meeting?

You will be able to submit written questions during the virtual annual meeting by following the instructions that will be available on the Annual Meeting Website. As part of the virtual annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in accordance with the Annual Meeting’s Rules of Conduct (which will be available on the Annual Meeting Website) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic, and substantially similar questions will be grouped and answered once.

Who can answer my questions?

If you need additional copies of the proxy materials, you should contact:

Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, New York 11717 Call Toll Free: 1-800-579-1639

If you have any questions about the proxy materials or the virtual annual meeting, or need assistance in voting your common shares, you should contact:

D.F. King & Co., Inc. 48 Wall Street New York, New York 10005 Call Toll Free: 1-866-342-4883 Call Collect: 212-269-5550

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you have any questions about the proxy materials or the virtual annual meeting, you may also contact:

Shareholder Services The J. M. Smucker Company One Strawberry Lane Orrville, Ohio 44667 Telephone: 330-684-3838 Call Toll Free: 1-866-362-5369

102	The J. M. Smucker Company 2020 Proxy Statement

APPENDIX A: RECONCILIATION OF ADJUSTED OPERATING INCOME, ADJUSTED EARNINGS PER SHARE, AND FREE CASH FLOW TO THE RELATED GAAP MEASURES

	Year Ended April 30,
(Dollars and shares in millions, except per share data)	2020	2019
Operating income reconciliation:
Operating income	$1,223.1	$928.6
Amortization	236.3	240.3
Goodwill impairment charges	-	97.9
Other intangible assets impairment charges	52.4	107.2
Unallocated derivative losses (gains)	(19.6)	54.2
Other special project costs	16.5	64.1
Adjusted operating income	$1,508.7	$1,492.3

Net income reconciliation:
Net income	$779.5	$514.4
Income tax expense (benefit)	247.2	187.2
Amortization	236.3	240.3
Goodwill impairment charges	-	97.9
Other intangible assets impairment charges	52.4	107.2
Unallocated derivative losses (gains)	(19.6)	54.2
Other special project costs	16.5	64.1
Adjusted income before income taxes	$1,312.3	$1,265.3
Income taxes, as adjusted	313.2	322.6
Adjusted income	$999.1	$942.7
Weighted-average shares—assuming dilution	114.0	113.7
Adjusted earnings per share—assuming dilution	$8.76	$8.29

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$1,254.8	$1,141.2
Additions to property, plant, and equipment	(269.3)	(359.8)
Free cash flow	$985.5	$781.4

A-1

APPENDIX B: THE J. M. SMUCKER COMPANY 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan is to attract and retain Directors, consultants, officers and other employees of The J. M. Smucker Company, an Ohio corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 13 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Common Shares” means the shares of common stock, without par value, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(h) “Company” means The J. M. Smucker Company, an Ohio corporation, and its successors.

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Detrimental Activity” means:

(i)

Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)

The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company or its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv)

The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any

Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” will mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(B)

due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)

Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(k) “Director” means a member of the Board.

(l) “Effective Date” means November 7, 2020 provided that this Plan is approved by the shareholders of the Company prior to or on such date.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Existing Plan” means The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan.

(p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(q) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(r) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Cash Incentive Awards, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

(s) “Market Value per Share” means, as of any particular date, the closing price of the Common Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such day, on the next preceding trading day during which a sale occurred. If there is no regular trading market for such Common Shares, the Market Value per Share will be determined by the Board.

(t) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v) “Option Price” means the purchase price payable on exercise of an Option Right.

(w) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(x) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives an award under this Plan. The term “Participant” will also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(y) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(z) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(aa) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(bb) “Plan” means The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan, as may be amended from time to time.

(cc) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ee) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period. An award of Restricted Stock Units may be described as an award of “Deferred Stock Units”.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(gg) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed the number of Common Shares available for awards under the Existing Plan on the Effective Date, which amount is [            ][1] Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Common Shares covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right the total number of shares covered by the Option Right being exercised will reduce the aggregate plan limit described above and will not again be available for award under the Plan; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation will count against the plan limit described above and will not again be available for award under the Plan; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan, will count against the plan limit described above, and will not again be available for award under the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit described above.

(b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan:

(i)	The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [ ][2] Common Shares.

(ii)	Awards will not be granted under Section 10 of the Plan to the extent they would involve the issuance of more than [ ][3] shares in the aggregate.

[1]	To equal the number of shares available under the Existing Plan.
[2]	To equal the total number of Common Shares reserved under the Plan.
[3]	To equal 5% of the total number of Common Shares reserved under the Plan.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 Common Shares in respect of any fiscal year.

(ii)

No Participant will be granted awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 400,000 Common Shares in respect of any fiscal year.

(iii)

Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in respect of any fiscal year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $12,000,000.

(iv)	In no event will any Participant in respect of any fiscal year receive an award that is a Cash Incentive Award having an aggregate maximum value in excess of $12,000,000.

(v)

Notwithstanding any other provision of this Plan to the contrary, or any other plan or program of the Company or its Subsidiaries, the maximum amount of compensation that may be paid to any Non-Employee Director in respect of any fiscal year (including awards under the Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees) will not exceed $750,000 (the “Non-Employee Director Compensation Limit”), provided that any amounts voluntarily deferred by a Non-Employee Director in a fiscal year under a deferred compensation plan of the Company will be deemed payable for purposes of the Non-Employee Director Compensation Limit in the year that such amounts are earned and not in the year that such amounts are subsequently paid to the Non-Employee Director.

4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations contained in the following provisions:

(i)	Each grant will specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or in any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units (which may also be referred to as Deferred Stock Units) to Participants. Each such grant or sale may utilize any or all of the authorizations contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives, then such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, the attainment of reasonable age and service requirements approved by the Board, death or disability of a Participant or a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Board may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividends or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e) Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or a Change in Control.

(c) Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(f) The Board may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g) Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Awards to Non-Employee Directors. Subject to the limit set forth in Section 3(b)(ii) of this Plan, the Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units (which may also be referred to as Deferred Stock Units) to Non-Employee Directors. Each grant of an award to a Non-Employee Director will be upon such terms and conditions as approved by the Board and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10. Other Awards.

(a) Subject to limitations under applicable law and to the limit set forth in Section 3(b)(ii) of this Plan, the Board may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the

Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Board determines.

(b) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Board.

(c) Share-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

11. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Executive Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) The Board or, to the extent of any delegation as provided in Section 11(a), the committee, may delegate to one or more of its members or to one or more executive officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee will not delegate such responsibilities to any such executive officer for awards granted to an employee who is an executive officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such executive officer(s) may grant; and (C) the executive officer(s) will report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

12. Adjustments. The Board will make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

13. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a) The consummation of a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), or majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code) involving the Company and as a result of which the securities of the Company entitled to vote generally in the election of Directors that are outstanding immediately prior to the transaction do not continue to represent, directly or indirectly (either by remaining outstanding or by being converted into securities of the surviving entity or any parent thereof entitled to vote in the election of directors of such entity), one-third or more of the voting power of the surviving entity or any parent thereof;

(b) The consummation of the sale of all or substantially all of the assets of the Company;

(c) The consummation of a dissolution of the Company pursuant to a resolution adopted by the shareholders;

(d) If during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute a majority thereof; provided, however, that any individual who becomes a Director during such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of such period (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) will be considered as though such individual were a Director of the Company at the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Board; or

(e) The acquisition by any person (including a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act other than the Company (or any of its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Company’s then outstanding securities, unless such acquisition is approved by the vote of at least two-thirds of the Directors of the Company then in office.

14. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, will engage in any Detrimental Activity, and the Board will so find, forthwith upon notice of such finding, the Participant will:

(a) Forfeit any award granted under this Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	The Market Value per Share of the Common Shares on the date of such disposition.

(d) To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

In addition, notwithstanding anything in the Plan to the contrary, any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Board from time to time. Further, if a Participant is a “Covered Employee” within the meaning of the Company’s Clawback of Incentive Compensation Policy (the “Policy”), he or she acknowledges and accepts the terms and conditions of the Policy as in effect on the Date of Grant.

15. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 or 10 of this Plan or dividend equivalents paid with respect to awards made under the Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company will withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the number of Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed such number of Common Shares which have an aggregate Market Value per Share which exceeds the maximum statutory individual tax rate in the jurisdiction(s) applicable to the Participant. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

18. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of Common Shares which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, (iv) would increase the Non-Employee Director Compensation Limit or (v) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, in the case of involuntary termination of employment or termination of employment by reason of death, disability, retirement, closing of business or operation units, or elimination of job position, or in the case of unforeseeable emergency or other special circumstances (including reaching reasonable age and service requirements approved by the Board from time to time), of or relating to a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Subject to Section 19(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

21. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after November 7, 2020 (provided that this Plan is approved by the shareholders of the Company prior to or on such date) under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following such date. No grant will be made under this Plan more than 10 years after November 7, 2020, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Board may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it will be stricken and the remainder of this Plan will remain in full force and effect.

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SJM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D18717-P42022-Z77681	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2021.		For	Against	Abstain
Nominees:

	1a.	Susan E. Chapman-Hughes	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Kirk L. Perry	☐	☐	☐

	1e.	Sandra Pianalto	☐	☐	☐

	1f.	Nancy Lopez Russell	☐	☐	☐

	1g.	Alex Shumate	☐	☐	☐

	1h.	Mark T. Smucker	☐	☐	☐

	1i.	Richard K. Smucker	☐	☐	☐

	1j.	Timothy P. Smucker	☐	☐	☐

	1k.	Jodi L. Taylor	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

4.	Approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name EXACTLY as it appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2020 Annual Meeting and Proxy Statement and 2020 Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D18718-P42022-Z77681

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

www.virtualshareholdermeeting.com/SJM2020

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 19, 2020

The authorized party as herein noted (the “Authorized Party”) hereby appoints Mark T. Smucker and Jeannette L. Knudsen, or either of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 19, 2020 or at any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SJM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D18719-P42022-Z77681	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2021.		For	Against	Abstain
Nominees:

	1a.	Susan E. Chapman-Hughes	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Kirk L. Perry	☐	☐	☐

	1e.	Sandra Pianalto	☐	☐	☐

	1f.	Nancy Lopez Russell	☐	☐	☐

	1g.	Alex Shumate	☐	☐	☐

	1h.	Mark T. Smucker	☐	☐	☐

	1i.	Richard K. Smucker	☐	☐	☐

	1j.	Timothy P. Smucker	☐	☐	☐

	1k.	Jodi L. Taylor	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

4.	Approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan.	☐	☐	☐

Instructions regarding Non-Directed Shares:		Yes	No

	I wish to direct the Trustee to vote the Non-Directed Shares in the same way as my Allocated Shares.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name EXACTLY as it appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2020 Annual Meeting and Proxy Statement, 2020 Annual Report, and

Plan Letter are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D18720-P42022-Z77681

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

www.virtualshareholdermeeting.com/SJM2020

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 19, 2020

VOTING INSTRUCTIONS

TO:

Fidelity Management Trust Company, Trustee (the “Trustee”) under

The J. M. Smucker Company Employee Savings Plan

(referred to hereinafter as the “Plan”)

I, the authorized party as herein noted, as a participant in or a beneficiary of the above-referenced Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse side of this card and the provisions of the Plan, all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 19, 2020 (or at any adjournment or postponement thereof), and in the Trustee’s discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

In addition to voting the Allocated Shares, you may also use this card to vote non-directed shares held in the Plan (“Non-Directed Shares”), as determined in accordance with the terms of the Plan. For more information concerning voting Non-Directed Shares, please refer to the reverse side of this card and the enclosed instructions.

The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 11:59 p.m. Eastern Time on August 14, 2020, in accordance with the Plan.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations and for Allocated Shares only.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SJM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D18721-P42022-Z77681	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2021.		For	Against	Abstain
Nominees:

	1a.	Susan E. Chapman-Hughes	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Kirk L. Perry	☐	☐	☐

	1e.	Sandra Pianalto	☐	☐	☐

	1f.	Nancy Lopez Russell	☐	☐	☐

	1g.	Alex Shumate	☐	☐	☐

	1h.	Mark T. Smucker	☐	☐	☐

	1i.	Richard K. Smucker	☐	☐	☐

	1j.	Timothy P. Smucker	☐	☐	☐

	1k.	Jodi L. Taylor	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

4.	Approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name EXACTLY as it appears on this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2020 Annual Meeting and Proxy Statement and 2020 Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D18722-P42022-Z77681

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

www.virtualshareholdermeeting.com/SJM2020

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 19, 2020

VOTING INSTRUCTIONS

TO:

Fidelity Management Trust Company, Trustee (the “Trustee”) under

The J. M. Smucker Company Non-Employee Director Deferred Compensation Plan (the “Plan”)

I, the authorized party as herein noted, as a participant in or a beneficiary of the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse side of this card and the provisions of the Plan, all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 19, 2020 (or at any adjournment or postponement thereof), and in the Trustee’s discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 11:59 p.m. Eastern Time on August 14, 2020, in accordance with the Plan.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY

LETTER TO PARTICIPANTS OR BENEFICIARIES IN THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN

Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company (the “Company”), which will be held on August 19, 2020 (the “Annual Meeting”). You are receiving these materials because you were a participant or beneficiary in the benefit plan listed above as of the June 22, 2020 record date. As a participant or beneficiary in such plan, you are also a beneficial owner of common shares of the Company that are held in the plan. As a beneficial owner, you are entitled to direct the trustee under the plan on how to vote those shares with respect to issues being submitted to the shareholders at the Company’s Annual Meeting. The trustee of the plan is Fidelity Management Trust Company.

The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under the plan. This letter also discusses a right that you have under the plan to provide direction to the trustee on how to vote certain other shares that are allocated to other participants and beneficiaries but are not voted. This letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.

HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?

As a participant or beneficiary in the above referenced plan, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote shares allocated to the accounts of other participants and beneficiaries who do not themselves provide direction to the trustee on how to vote those shares (these are “Non-Directed Shares”).

The trustee will vote shares under the plan based upon the direction of participants and beneficiaries in the plan who timely return voting instruction cards like the one that is enclosed. If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants and beneficiaries.

To direct the trustee how to vote shares allocated to your account under the plan, simply mark your choices on the enclosed voting instruction card. In addition, you may, by marking the appropriate box on the voting instruction card, direct the trustee to vote the Non-Directed Shares in the same way as you direct the trustee to vote your allocated shares.

If you elect to direct the trustee how to vote your allocated shares and/or the Non-Directed Shares, you must follow the voting instructions summarized on the voting instruction card. In order for the trustee to be able to vote the shares at the Company’s Annual Meeting, the trustee must receive your voting instructions by the deadline indicated on the voting instruction card.

Your decision whether or not to direct the trustee to vote shares in the plan will be treated confidentially by the trustee and will not be disclosed to the Company or any of its employees, officers, or directors.

VOTING RIGHTS OF SHARES

The Company’s Amended Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter properly submitted to shareholders, except for certain matters listed in the Amended Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share, unless there has been a change in beneficial ownership of the common share in the past four years. In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that common share on all matters until four years pass without a further change in beneficial ownership of the share. The ten-votes-per-share provisions of the Amended Articles of Incorporation apply to Proposal 4 (approval of The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan) to be voted on at the Company’s Annual Meeting.

FIDUCIARY STATUS

Each plan participant or beneficiary is a “named fiduciary” (as defined in Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By marking, signing, dating, and returning the enclosed voting instruction card, or by submitting your vote online or by phone, you are accepting your designation under the plan as a named fiduciary. You should, therefore, exercise your voting rights prudently. You should mark, sign, date, and return the voting instruction card, or submit your vote online or by phone, only if you are willing to act as a named fiduciary.

If you direct the trustee how to vote the Non-Directed Shares, you will be a named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on the Non-Directed Shares, if you choose to do so.

All questions and requests for assistance should be directed to the Company’s Shareholder Services department at (330) 684-3838.